SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                              (Amendment No. ___ )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12


                         AMCOL INTERNATIONAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.01 per share

     (2)  Aggregate number of securities to which transactions applies:

          ______________ (as of January ___, 2000)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          Value of Transaction: $656.5 million, consisting of (i) $628 million, less the amount of any outstanding intercompany indebtedness of the SAP Business as of the closing, subject to certain additional adjustments, as the purchase price under an Asset and Stock Purchase Agreement dated November 22, 1999, and (ii) $28.5 million, as consideration for entering into an Acrylic Acid Supply Agreement.

     (4)  Proposed maximum aggregate value of transaction:

          $656.5 million (See line 3 above)

     (5)  Total fee paid:

          $131,300

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On February __, 2000


To Our Shareholders:

     You are hereby notified that a Special Meeting of Shareholders of AMCOL International Corporation, a Delaware corporation (the "Company"), will be held on __________, February __, 2000, at 10:00 a.m., Central Standard Time, at the Company's offices located at 1500 West Shure Drive, 7th Floor, Arlington Heights, Illinois, for the following purposes:

     1. To consider and vote upon a proposal to approve the sale by the Company of its superabsorbent polymers business (the "SAP Business") to BASF Aktiengesellschaft ("BASF") pursuant to the terms of an Asset and Stock Purchase Agreement dated November 22, 1999 (the "Purchase Agreement"). The Purchase Agreement provides for the transfer to BASF of the following: (i) all of the shares of capital stock of the Company's indirect subsidiaries Chemdal Corporation and Chemdal Asia Ltd.; and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business (the "Sale Transaction"). A copy of the Purchase Agreement is attached as Annex A to the accompanying Proxy Statement.

     2. To consider and vote upon a proposal to approve certain amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan (the "Plan Amendments").

     3. To transact such other business as may properly come before the Special Meeting, including any adjournments thereof.

     Only shareholders of record of the Company's common stock as of the close of business on January ___, 2000, will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     The Company's Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, and has determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends that the Company's shareholders vote "FOR" the approval of the Sale Transaction and the Plan Amendments.

     Whether or not you plan to attend the Special Meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the Special Meeting, you may revoke your proxy and, if you wish, vote your shares in person. Thank you for your interest and cooperation.

                                            By Order of the Board of Directors,



                                            Clarence O. Redman
                                            Secretary


Arlington Heights, Illinois
January __, 2000

                                TABLE OF CONTENTS

                                                                       PAGE

INTRODUCTION...........................................................

SUMMARY................................................................

FORWARD LOOKING STATEMENTS / RISK FACTORS..............................

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL AND
OPERATING DATA.........................................................

THE COMPANY............................................................
THE SPECIAL MEETING....................................................
  General..............................................................
  Record Date..........................................................
  Purpose of the Special Meeting; Recommendation of the Board of
  Directors............................................................
  Proxies; Vote Required...............................................
  Proxy Solicitation and Expenses......................................

PROPOSAL 1: THE SALE TRANSACTION.......................................
  General..............................................................
  The SAP Business.....................................................
  Background of the Sale Transaction...................................
  Opinion of Schroders ................................................
  Recommendation of the Board..........................................
  Reasons for the Sale Transaction.....................................
  Use of Proceeds......................................................
  Plans for Future Operations..........................................
  Accounting Treatment.................................................
  Certain Federal Income Tax Consequences..............................
  Interests of Certain Persons.........................................
  Regulatory Approvals.................................................
  No Appraisal Rights..................................................

THE PURCHASE AGREEMENT.................................................
  Purchased Shares and Assets..........................................
  Assumed Liabilities..................................................
  Purchase Price.......................................................
  The Closing .........................................................
  Representations and Warranties.......................................
  Conduct of Business..................................................
  No Solicitation......................................................

  Non-Competition......................................................
  Employee Matters.....................................................
  Tax Matters..........................................................
  Closing Conditions...................................................
  Survival of Representations and Warranties; Indemnification .........
  Termination..........................................................
  Expenses.............................................................
  Ancillary Agreements.................................................

MARKET PRICE DATA; DIVIDENDS...........................................

AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION.....................................

PROPOSAL 2:  PLAN AMENDMENTS...........................................
  General..............................................................
  The 1993 Plan and the 1998 Plan......................................
  The Plan Amendments..................................................
  Board Recommendation ................................................

SECURITY OWNERSHIP.....................................................
  Security Ownership of Five Percent Beneficial Owners.................
  Security Ownership of Directors and Executive Officers...............

NAMED OFFICER'S COMPENSATION...........................................
  Summary Compensation Table...........................................
  Option Grants in Last Fiscal Year....................................
  Option Exercises in Last Fiscal Year and Fiscal Year-End Values......
  Pension Plans........................................................
  Change in Control Arrangements.......................................
  Director Compensation................................................
  Compensation Committee Report on Executive Compensation..............
  Stock Performance Graph..............................................

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................

SHAREHOLDER PROPOSALS..................................................

OTHER MATTERS..........................................................

ADDITIONAL INFORMATION.................................................

ANNEXES:

A    Asset and Stock Purchase Agreement
B    Opinion of Schroders

                         AMCOL INTERNATIONAL CORPORATION
                               One North Arlington
                        1500 West Shure Drive, Suite 500
                     Arlington Heights, Illinois 60004-7803

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On February __, 2000

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation (the "Company") for use at a Special Meeting of Shareholders to be held on _________, February ___, 2000, at 10:00 a.m., Central Standard Time, at the Company's offices located at 1500 West Shure Drive, 7th Floor, Arlington Heights,
Illinois, and any adjournment thereof (the "Special Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed or delivered to shareholders of the Company on or about January __, 2000.

     At the Special Meeting, the Company's shareholders will be asked to consider and vote upon the following matters:

     (1) A proposal to approve the sale by the Company of its superabsorbent polymers business (the ASAP Business") to BASF Aktiengesellschaft
          ("BASF") pursuant to the terms of an Asset and Stock Purchase Agreement dated November 22, 1999 (the "Purchase Agreement"). The Purchase Agreement provides for the transfer to BASF of the following:
          (i) all of the shares of capital stock of the Company's indirect subsidiaries Chemdal Corporation and Chemdal Asia Ltd.; and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business (the "Sale Transaction"). A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement.

     (2) A proposal to approve certain amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan (the "Plan Amendments").

     (3) To transact such other business as may properly come before the Special Meeting, including any adjournments thereof.

     The Company's Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, and has determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends that the Company's shareholders vote "FOR" the approval of the Sale Transaction and the Plan Amendments.

     In connection with the Sale Transaction, the Company intends to adopt a plan of partial liquidation pursuant to which the Company will distribute pro rata to its shareholders a significant portion of the net proceeds from the Sale Transaction. On a pro forma basis, the Company expects to distribute between $14.00 and $14.50 per share. The Company expects to make this distribution in the second quarter of 2000.

     Whether or not you plan to attend the Special Meeting, please complete, sign, date and mail the proxy card in the enclosed self-addressed, postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you attend the Special Meeting, you may revoke your proxy and, if you wish, vote your shares in person.

            The date of this Proxy Statement is January ___, 2000.

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing elsewhere in this Proxy Statement and in the Annexes to this Proxy Statement.

THE SPECIAL MEETING

Time,  Date and Place:

               The Special Meeting will be held on ___________, February ___, 2000, at 10:00 a.m., Central Standard Time, at the Company's offices located at 1500 West Shure Drive, 7th Floor, Arlington Heights, Illinois. Record Date: Shareholders of record of the Company's common stock as of the close of business on January ___, 2000, will be entitled to vote at the Special Meeting and any adjournments thereof.

Purpose:

               1. To approve the sale by the Company of the SAP Business to BASF pursuant to the terms of the Purchase Agreement. The Purchase Agreement provides for the transfer to BASF of the following: (i) all of the shares of capital stock of the Company's indirect subsidiaries Chemdal Corporation and Chemdal Asia Ltd.; and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business. A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement.

               2. To approve certain amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan.

               3. To transact such other business as may properly come before the Special Meeting.

Board Recommendations:

               The Company's Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, and has determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends that the Company's shareholders vote "FOR" the approval of the Sale Transaction and the Plan Amendments.

Required Vote:

               The Sale Transaction must be approved by the holders of a majority of the outstanding shares of the Company's common stock. The Plan Amendments must be approved by the holders of a majority of the shares of the Company's common stock represented at the Special Meeting.

PROPOSAL 1:  THE SALE TRANSACTION

The Sale Transaction

               Under the Purchase Agreement, the Company or its subsidiaries will transfer to BASF or its subsidiaries the following: (i) all of the outstanding shares of the capital stock of the Company's indirect subsidiaries Chemdal Corporation and Chemdal Asia Ltd.; and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business (the "Sale Transaction"). Subject to certain post-closing adjustments, the total consideration to be paid to the Company by BASF for the SAP Business is $656.5 million, less any outstanding intercompany indebtedness of the SAP Business as of the Closing, consisting of
               (i) subject to certain post-closing adjustments, $628 million, less any outstanding intercompany indebtedness of the SAP Business as of the Closing, as the purchase price under the Purchase Agreement, and (ii) $28.5 million, as consideration for entering into an Acrylic Acid Supply Agreement. See "The Purchase Agreement - Purchase Price."

Opinion of Schroders

               Schroder & Co. Inc. ("Schroders"), the Company's financial advisor in connection with the Sale Transaction, delivered a written opinion to the Company's Board of Directors to the effect that, as of the date of such opinion, the cash consideration to be paid to the Company by BASF for the SAP Business was fair, from a financial point of view, to the Company. A copy of Schroders' opinion, which sets forth the assumptions made, the matters considered and the scope of its review, is attached as Annex B hereto. See "Proposal 1: The Sale Transaction - Opinion of Schroders."


Reasons for the Sale Transaction

               In reaching its decision to recommend and approve the Purchase Agreement, the Company's Board of Directors considered, among other things, the financial performance and future prospects of the SAP Business, current economic and market conditions in the superabsorbent polymers industry, and the price and other terms of the Sale Transaction. For a more detailed review of the reasons for the Sale Transaction, see "Proposal 1: The Sale Transaction - Reasons for the Sale Transaction."

Use of Proceeds

               The Company expects to receive approximately $656.5 million in gross proceeds from the Sale Transaction, representing the total consideration to be paid to the Company by BASF for the SAP Business. See "The Purchase Agreement - Purchase Price." From these gross proceeds, the Company intends to repay certain indebtedness of the SAP Business (totaling approximately $48 million as of September 30, 1999) and will pay various transaction related costs, including estimated legal, accounting and advisory fees of $7.5 million, estimated employee bonuses of $3.4 million, estimated filing, printing and other costs of $1.5 million, estimated penalties for the prepayment of debt of $1.3 million, and estimated corporate income taxes of $210.9 million.

               In connection with the Sale Transaction, the Company intends to adopt a plan of partial liquidation pursuant to which the Company will distribute pro rata to its shareholders a significant portion of the net proceeds from the Sale Transaction. On a pro forma basis, the Company expects to distribute between $14.00 and
               14.50 per share. The Company expects to make this distribution in the second quarter of 2000. See "Proposal 1: The Sale Transaction
               - Use of Proceeds."

Certain Federal Income
     Tax Consequences

               The Company will recognize a gain on the sale of the SAP Business in the Sale Transaction, but no gain will be recognized by the Company's shareholders in the Sale Transaction.

               The distribution to the Company's shareholders will be treated as made in partial liquidation of the Company for federal income tax purposes. A distribution in partial liquidation made to non-corporate shareholders will be treated as an exchange of a portion of the shareholder's common stock for the cash distributed rather than a dividend. The distribution will be a dividend in the hands of corporate shareholders to the extent of current and accumulated earnings and profits of the Company. The amount of any such dividend not subject to federal income tax due to the corporate dividends received deduction will reduce a corporate shareholder's basis in its Company common stock.

               For a more detailed discussion of the federal income tax consequences of the Sale Transaction and the distribution to the Company's shareholders, see "Proposal 1: The Sale Transaction B Certain Federal Income Tax Consequences."

No Appraisal Rights

               Under Delaware law, the Company's shareholders are not entitled to appraisal rights as a result of the Sale Transaction.

THE PURCHASE AGREEMENT

The Closing

               The closing of the transactions contemplated by the Purchase Agreement (the "Closing") will take place on the tenth business day following the date on which all of the conditions to each party's obligations under the Purchase Agreement have been satisfied or waived, or on such other date as the parties may mutually agree. It is currently anticipated that the Closing will occur in March 2000.

Closing Conditions

               The Closing is conditioned upon approval by shareholders holding a majority of the outstanding shares of the Company's common stock. The Closing is also subject to the satisfaction of certain other conditions, including certain United States, German and U.K. regulatory approvals, and the absence of any material adverse change in the SAP Business. See "The Purchase Agreement - Closing Conditions."

Termination

               The Purchase Agreement may be terminated in certain circumstances, including (i) the breach of any representation, warranty, covenant or agreement on the part of the Sellers or BASF such that certain closing conditions to the Purchase Agreement cannot be satisfied, (ii) a vote by the Company's shareholders against approval of the Purchase Agreement, (iii) the issuance of an order by a governmental authority restraining or enjoining the Purchase Agreement, or (iv) the failure to complete the transaction by May 31, 2000. See "The Purchase Agreement - Termination."

Expenses

               The Purchase Agreement requires the Company to pay BASF a termination fee of $20 million plus expenses if the Purchase Agreement is terminated under certain circumstances. See "The Purchase Agreement - Expenses."

PROPOSAL 2:  THE PLAN AMENDMENTS

General

               The Purchase Agreement requires the Company to cause each unvested stock option to purchase shares of the Company's common stock held by employees of the SAP Business to become fully vested and exercisable on or before the Closing. The Board of Directors has decided to vest these options prior to the Closing in order to provide these employees with the opportunity to exercise their options and sell the underlying shares of the Company's common stock prior to the Closing and the termination of their employment with the Company. The vesting of these options will be contingent upon the receipt of shareholder approval of the Purchase Agreement but will not be contingent upon closing the transactions contemplated by the Purchase Agreement or the termination of the employment with the Company of the employees of the SAP Business.

The Plan Amendments

               In order to accelerate the vesting of these options, the Board of Directors has adopted, subject to shareholder approval, amendments to the Company's 1993 Stock Plan and the Company's 1998 Long-Term Incentive Plan which (i) provide for the acceleration of vesting of all options held by employees who will become employees of BASF pursuant to the Purchase Agreement and
               (ii) delete the $100,000 cap on the aggregate fair market value of an employee's incentive stock options ("ISOs") which become exercisable in any calendar year pursuant to the 1998 Plan. Except with respect to certain employees who reside in the United Kingdom, the acceleration of vesting will become effective immediately upon receipt of shareholder approval of the Plan Amendments at the Special Meeting. Any options granted to employees whose options were issued under a scheme approved by United Kingdom Inland Revenue will be vested upon the later of receipt of shareholder approval of the Plan Amendments and receipt of all necessary approvals from United Kingdom Inland Revenue. Pursuant to the Purchase Agreement, in the event the necessary approvals from United Kingdom Inland Revenue are not obtained prior to the Closing, the Company may either replace the relevant options or pay a special cash bonus to each relevant employee.

                    FORWARD LOOKING STATEMENTS / RISK FACTORS

     This Proxy Statement and certain documents incorporated herein by reference contain certain forward-looking statements made in reliance upon the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements relating to the Company or its operations that are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions, and statements relating to anticipated growth, levels of capital expenditures, future dividends, expansion into global markets and the development of new products. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company's actual results, performance or achievements could differ materially from the results, performance or achievements expressed in, or implied by, these forward-looking statements as a result of various factors, including without limitation, the following:

Narrowed Focus of Business

     After the sale of the SAP Business, the Company will be substantially smaller and intends to focus on its remaining businesses, which historically have been profitable. For the year ended December 31, 1998 and the nine month period ended September 30, 1999, these remaining businesses had sales of $300.4 million and $227.8 million and operating profit of $21.0 million and $17.9 million, before corporate costs of $12.0 million and $12.1 million, respectively. Although we expect our corporate costs to be lower after the sale of the SAP Business, there can be no assurances that we will be successful in significantly reducing these costs.

Competition

     The minerals market is very competitive. We believe competition is essentially a matter of product quality, price, delivery, service and technical support. Several of our competitors in the United States market are larger and have substantially greater financial resources. If we fail to compete successfully based on these or other factors, we may lose customers or fail to recruit new customers and our business and future financial results could be materially and adversely affected.

Reliance on Metalcasting and Construction Industries

     Approximately 49% of our minerals segment's sales and 64% of our environmental segment's sales in 1998 were to the metalcasting and construction markets, respectively. The metalcasting and construction markets depend heavily upon the strength of the domestic and international economies. If these economies weaken, demand for products from our minerals segment by the metalcasting market and from our environmental segment for the construction markets may decline and our business or future financial results could be materially and adversely affected.

Contingent Liabilities

     Under the Purchase Agreement, the Company has agreed to indemnify BASF for the breach of its representations and warranties contained in the Purchase Agreement and certain other matters. See "The Purchase Agreement - Survival of Representations and Warranties; Indemnification." After proceeds of the Sale Transaction are distributed to the Company's shareholders, the Company would be required to fund the payment of any indemnification claims by BASF under the Purchase Agreement or otherwise out of its then existing working capital and cash flows from its continuing businesses. Significant indemnification claims by BASF could materially and adversely affect the Company's financial condition and its profitability.

Regulatory and Legal Matters

     Our operations are subject to various federal, state, local and foreign laws and regulations relating to the environment and to health and safety matters. Substantial penalties may be imposed if we violate certain of these laws and regulations. If these laws or regulations are changed or interpreted differently in the future, it may become difficult or expensive for us to comply. In addition, investigations or evaluations of our products by government agencies may require us to adopt additional safety measures or precautions. If our costs to comply with such laws and regulations in the future materially increase, our business and future financial results could be materially and adversely affected. The Company may be subject to adverse litigation results, as well as, future changes in laws and regulations which may negatively impact its operations and profits.

Risks of International Operations

     After the Sale Transaction, we expect our business outside of the United States to represent approximately _____% of our consolidated sales. Our international operations will be subject to various risks, including the following:

                   currency exchange or price control laws;
                   currency translation adjustments;
                   political and economic instability;
                   unexpected changes in regulatory requirements;
                   tariffs and other trade barriers;
                   longer accounts receivable collection cycles; and potentially adverse tax consequences.

     The above listed events could result in sudden, and potentially prolonged, changes in demand for the Company's products. Also, we may have difficulty enforcing agreements and collecting accounts receivable through a foreign country's legal system. At December 31, 1999, approximately ____% of our gross accounts receivable from our continuing businesses were due from customers outside of the United States and Canada.

Distribution; Volatility of Stock Price

     In connection with the Sale Transaction, the Company intends to adopt a plan of partial liquidation pursuant to which the Company will distribute pro rata to its shareholders a significant portion of the net proceeds from the Sale Transaction. See "Proposal 1: The Sale Transaction - Use of Proceeds." After the record date of this distribution, the market price of the Company's common stock will significantly decrease to reflect the payment of this distribution to the Company's shareholders.

     The stock market has been extremely volatile in recent years. These broad market fluctuations may adversely affect the market price of our common stock. In addition, factors such as the following may have a significant effect on the market price of our common stock:

               fluctuations in our financial results;
               our introduction of new services or products;
               announcements of acquisitions, strategic alliances or joint ventures by us, our customers or our competitors;
               changes in analysts' recommendations regarding our common
                    stock; and
               general economic conditions.

     There can be no assurance as to the price our common stock will trade at after the sale of the SAP Business and the record date for the distribution to the Company's shareholders in connection with the Sale Transaction.

                      SELECTED CONSOLIDATED HISTORICAL AND
                     PRO FORMA FINANCIAL AND OPERATING DATA

     The following tables set forth the selected financial data as of and for the twelve months ended December 31, 1994, 1995, 1996, 1997 and 1998 and the nine months ended September 30, 1999. The financial data in the 'Historical' table insofar as it relates to the years ended December 31, 1994, 1995, 1996, 1997 and 1998 has been derived from audited consolidated financial statements. The financial data in the 'Pro Forma' table gives effect to the consummation of the Sale Transaction and the proposed use of proceeds as consummated: (i) on December 31, 1994, 1995, 1996, 1997, 1998 and September 30, 1999, in the case of the respective Pro Forma Balance Sheet financial data; (ii) on January 1, the first day of the Company's fiscal year, in the case of the Pro Forma Statement of Operations Data for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998; and (iii) on January 1, 1999 in the case of the Pro Forma Statement of Operations Data for the period ended September 30, 1999.

     This information is qualified in its entirety by, and should be read in conjunction with, the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations which are incorporated herein by reference.

                     SUMMARY OF OPERATIONS DATA - HISTORICAL
          (In thousands, except ratios and share and per share amounts)

                                 Nine Months Ended                                     Year Ended
                                   September 30,                                      December 31,

      PER SHARE                         1999              1998            1997            1996           1995            1994
      Stockholders' equity (1)             $7.01              $6.44           $6.18           $5.87          $5.42           $5.02
      Basic earnings (2)                    0.85               0.79            0.74            0.53           0.62            0.54
      Diluted earnings (3)                  0.84               0.78            0.72            0.52           0.60            0.52
      Dividends                             0.20               0.23            0.21            0.19           0.17            0.16
      Shares outstanding (3)          27,147,789        28,385,860      29,125,168      29,294,489     29,519,220      29,229,780
      INCOME DATA
      Sales                             $414,147          $521,530        $477,060        $405,347       $347,688        $265,443
      Gross profit                        99,944           111,171         100,741          84,311         76,562          59,487
      Operating profit                    41,372            42,220          41,469          32,337         32,397          23,991
      Net income                          22,863            22,085          21,044          15,225         17,771          15,283
      BALANCE SHEET DATA
      Current assets                    $164,650          $164,076        $150,270        $147,773       $126,337        $108,691
      Net property, plant                173,245           171,478         175,324         180,876        175,211         141,420
         and equipment
      Total assets                       364,483           357,864         351,009         350,708        322,366         263,899
      Current liabilities                 62,203            74,083          67,241          51,870         35,882          36,617
      Long-term debt                      99,344            96,268          94,425         118,855        117,016          71,458
      Stockholders' equity               187,873           172,914         175,943         167,404        155,494         143,073

                     SUMMARY OF OPERATIONS DATA - PRO FORMA
          (In thousands, except ratios and share and per share amounts)

                                 Nine Months Ended                                     Year Ended
                                   September 30,                                      December 31,
      PER SHARE                         1999              1998            1997           1996            1995            1994
      Stockholders' equity (1)             $4.54             $4.63           $4.82          $4.70           $4.59           $4.32
      Basic earnings (2)                    0.07              0.19            0.28           0.24            0.31            0.40
      Diluted earnings (3)                  0.08              0.18            0.28           0.24            0.30            0.39
      Dividends                             0.20              0.23            0.21           0.19            0.17            0.16
      Shares outstanding (3)         27,147,789         28,385,860      29,125,168     29,294,489      29,519,220      29,229,780
      INCOME DATA
      Sales                            $227,844           $300,437        $281,116       $251,481        $226,926        $206,851
      Gross profit                       52,019             64,713          59,780         53,893          50,724          43,800
      Operating profit                    5,785              8,969          12,606         12,710          15,495          16,247
      Net income                          2,171              5,187           8,228          6,982           8,999          11,422
      BALANCE SHEET DATA
      Current assets                   $104,140           $111,524         $99,603        $95,626         $85,062         $82,102
      Net property, plant                90,296             92,063          90,885         85,324          90,101          72,902
         and equipment
      Total assets                      221,024            225,887         215,902        202,303         195,974         168,781
      Current liabilities                38,277             55,082          51,392         36,213          26,634          30,002
      Long-term debt                     51,545             37,274          16,927         21,407          25,199           3,698
      Stockholders' equity              121,598            124,460         137,119        133,797         131,619         123,182

      (1) Based on the number of common shares outstanding at the end of the period.
      (2) Based on the weighted average common shares outstanding for the period.
      (3) Based on the weighted average common shares outstanding, including common stock equivalents, for the period.

                                   THE COMPANY

     AMCOL International Corporation was originally incorporated in South Dakota in 1924 as the Bentonite Mining & Manufacturing Company. Its name was changed to American Colloid Company in 1927, and in 1959, the Company was reincorporated in Delaware. In 1995, its name was changed to AMCOL International Corporation. Except as otherwise noted, or indicated by context, the term "Company" refers to AMCOL International Corporation and its subsidiaries.

     The Company currently operates in three major industry segments: absorbent polymers, minerals and environmental. The Company also operates a transportation business. The absorbent polymers segment produces and distributes superabsorbent polymers primarily for use in consumer markets. The minerals segment mines, processes and distributes clays and products with similar applications to various industrial and consumer markets. The environmental segment processes and distributes clays and products with similar applications for use as a moisture barrier in commercial construction, landfill liners and in a variety of other industrial and commercial applications. The transportation segment includes a long-haul trucking business and a freight brokerage business, which provide services to both the Company's plants and outside customers.

     The Company has entered into an agreement to sell its absorbent polymers business. See "Proposal 1: The Sale Transaction."

                               THE SPECIAL MEETING

General

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting to be held on __________, February ___, 2000, at 10:00 a.m., Central Standard Time, at the Company's offices located at 1500 West Shure Drive, 7th Floor, Arlington Heights, Illinois and any adjournments thereof.

Record Date

     The Board of Directors has fixed the close of business on January ___, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Accordingly, only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to vote at the Special Meeting, either by proxy, telephone or in person. As of the Record Date, there were __________ shares of the Company's common stock issued and outstanding. Each share of the Company's common stock entitles the holder to one vote.

Purpose of the Special Meeting; Recommendation of the Board of Directors

     At the Special Meeting, the Company's shareholders will be asked to consider and vote upon the following matters: (i) a proposal to approve the sale by the Company of the SAP Business to BASF; (ii) a proposal to approve certain amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan; and (iii) to transact such other business as may properly come before the Special Meeting, including any adjournments thereof.

     The Company's Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, and has determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends that the Company's shareholders vote "FOR" the approval of the Sale Transaction and the Plan Amendments.

Proxies; Vote Required

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock are required to approve the Sale Transaction. The Plan Amendments must be approved by the holders of a majority of the shares of the Company's common stock represented at the Special Meeting.

     All properly executed proxies received by the Company prior to the Special Meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, proxies will be voted "FOR" the Sale Transaction and the Plan Amendments. The Board of Directors knows of no business other than that mentioned herein, which will be presented for consideration at the Special Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the secretary of the Company at One North Arlington, 1500 West Shure Drive,
Suite 500, Arlington Heights, Illinois, 60004-7803, by submitting a duly executed proxy bearing a later date, by voting by telephone on a later date, or by attending the Special Meeting and expressing a desire to vote in person. Attendance at the Special Meeting will not, in itself, constitute revocation of a proxy.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Special Meeting. In deciding all questions, a holder of the Company's common stock is entitled to one vote, in person or by proxy, for each share held in such holders' name on the Record Date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted for purposes of determining whether a proposal has been approved. Thus, abstentions and broker non-votes will have the same effect as a vote against the Sale Transaction and the Plan Amendments.

Proxy Solicitation and Expenses

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Solicitation of holders of the Company's common stock by mail, telephone, facsimile or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable out-of-pocket expenses.

                        PROPOSAL 1: THE SALE TRANSACTION

General

     Under the Purchase Agreement, the Company or its subsidiaries will transfer to BASF or its subsidiaries the following: (i) all of the outstanding shares of the capital stock of the Company's indirect subsidiaries Chemdal Corporation ("Chemdal US") and Chemdal Asia Ltd. ("Chemdal Asia"); and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business. Subject to certain post-closing adjustments, the total consideration to be paid to the Company by BASF for the SAP Business is $656.5 million, less any outstanding intercompany indebtedness of the SAP Business as of the Closing, consisting of (i) subject to certain post-closing adjustments, $628 million, less any outstanding intercompany indebtedness of the SAP Business as of the Closing, as the purchase price under the Purchase Agreement, and (ii) $28.5 million, as consideration for entering into an Acrylic Acid Supply Agreement. See "The Purchase Agreement - Purchase Price."

     The Sale Transaction does not include the sale of the Company's Poly-Pore business which includes the business of researching, manufacturing and selling of microporous oil and/or water sorbent polymers capable of entrapping solids and liquids (the "Poly-Pore Business"), which was accounted for as part of the SAP Business.

The SAP Business

     Substantially all of the SAP Business is conducted through Chemdal US, Chemdal Limited ("Chemdal UK") and Chemdal Asia and includes manufacturing operations in the United States, the United Kingdom and Thailand. Generally, the SAP Business produces superabsorbent polymers for use in disposable baby diapers, adult incontinence and feminine hygiene products, and other absorbent personal care items. On a combined basis, the SAP Business had net sales of $221.1 million for 1998 and $186.3 million for the nine months ended September 30, 1999, gross profits of $46.5 million and $47.9 million, respectively, for the same periods, and operating profits of $33.3 million and $35.6 million, respectively, for the same periods. As of December 31, 1998, the SAP Business had total assets of $131.9 million, representing approximately 36.9% of the Company's total assets as of this date. As of September 30, 1999, the SAP Business had total assets of $143.5 million, representing approximately 39.4% of the Company's total assets as of this date.

     The following table sets forth the percentage of total assets of the Company attributable to the SAP Business as of September 30, 1999 and as of December 31 of each of the last three calendar years, and the percentage contributions to net sales of the Company attributable to the SAP Business and the remainder of the Company for the nine months ended September 30, 1999 and each of the last three calendar years.

                                                                 Percentage of Total Assets as of
                                                 9/30/1999           12/31/1998        12/31/1997         12/31/1996
       The SAP Business..................          39.4%                36.9%             38.5%             42.3%
       Remainder of the Company..........          60.6%                63.1%             61.5%             57.7%
                                                  100.0%               100.0%            100.0%            100.0%

                                                                 Percentage of Net Sales for the
                                                Nine months          Year ended        Year ended         Year ended
                                                   ended             12/31/1998        12/31/1997         12/31/1996
                                                 9/30/1999
       SAP Business......................          45.0%                42.4%            41.1%              38.0%
       Remainder of the Company..........          55.0%                57.6%            58.9%              62.0%
                                                  100.0%               100.0%           100.0%             100.0%

Background of the Sale Transaction

     In recent years, the superabsorbent polymer industry has become increasingly vertically integrated as competing manufacturers of superabsorbent polymers have also become suppliers of acrylic acid, the primary component used to produce superabsorbent polymers. This vertical integration of the superabsorbent polymers industry has resulted in the Company being one of the few superabsorbent polymers producers which does not also produce or control a source of acrylic acid. Consequently, the profitability of the SAP Business is significantly impacted by the price and available supply of acrylic acid.

     In response to this trend, the Company considered various strategic alternatives for the SAP Business, including acquiring an acrylic acid supplier, developing the internal capacity to produce acrylic acid, entering into a strategic relationship with an acrylic acid supplier, and a sale of the SAP Business.

     On April 1, 1999, Lawrence Washow, the President and Chief Operating Officer of the Company, received an unsolicited inquiry from a representative of BASF requesting a meeting with the Company relating to the SAP Business.

     In early April of 1999, an executive of Company A contacted Mr. Castagna to determine whether the Company was interested in pursuing a joint venture combining Company A's superabsorbent polymer business with the SAP Business.

     On April 15, 1999,  Mr.  Castagna  and Mr.  Washow met with an executive of
Company  A  to  discuss  a  possible   joint  venture   involving  each  party's
superabsorbent polymers business.

     On April 19, 1999, John Hughes, the Chairman and Chief Executive Officer of the Company, Mr. Washow, and Gary L. Castagna, a Vice President of the Company and the President of Chemdal International Corporation, met with Dr. Joseph Kohnle, President of the Dispersions Group of BASF, and Cenan Ozmeral, Group Vice President of BASF Corporation, at the Company's offices in Arlington Heights, Illinois. At this meeting, BASF indicated to the Company that it was interested in acquiring the SAP Business and the parties held preliminary discussions regarding the possible sale of the SAP Business to BASF.

     On April 28, 1999, the Company held a meeting of its Board of Directors. At this meeting Mr. Hughes, Mr. Washow and Paul G. Shelton, a Senior Vice President and the Chief Financial Officer of the Company, briefed the Board of Directors on strategic alternatives for the SAP Business, including the recent discussions with BASF. After discussion, the Board of Directors instructed management to continue discussions with BASF regarding a possible sale of the SAP Business. On the same date, Mr. Hughes sent a letter to Dr. Kohnle of BASF indicating the Company's proposed valuation of the SAP Business.

     On May 6, 1999, Mr. Hughes and Mr. Washow met Dr. Kohnle, Dr. Harald Schultheiss, Director, Dispersions of BASF and other BASF representatives, in Frankfurt, Germany, to discuss the possible sale of the SAP Business to BASF. Discussions focused on the historical performance of the SAP Business, comparable acquisitions in the specialty chemical business and methods of valuing the SAP Business.

     On May 11, 1999, the Company held its annual meeting of the Board of Directors. At the meeting, the Company's management updated the Board of Directors as to the status of discussions with BASF and the initial contact by Company A regarding a possible joint venture.

     On May 14, 1999, Mr. Hughes, Mr. Washow and Mr. Castagna met with an executive of Company A to continue discussions regarding a possible joint venture involving each party's superabsorbent polymers business. During these discussions, the Company indicated to Company A that it would also consider selling the SAP Business and suggested that Company A consider making an offer. Company A indicated that it was more interested in forming a joint venture, but agreed to review a possible acquisition of the SAP Business.

     On May 17, 1999, the Company and BASF executed Secrecy Agreements obligating the parties to maintain the confidentiality of shared confidential information. On the same date, Mr. Castagna and Mr. Shelton met with Dr. Schultheiss and other BASF representatives in Frankfurt, Germany. At these meetings, the parties discussed BASF's initial valuation for the SAP Business. The parties also reviewed strategies for structuring the proposed transaction, business synergies, potential for new technologies, and possible risks associated with the proposed transaction.

     On May 20, 1999, Mr. Hughes and Mr. Washow met with Dr. Kohnle, Dr. Schultheiss, and other BASF representatives in Frankfurt, Germany, to further discuss the valuation of the SAP Business.

     On May 28, 1999, Company A informed the Company that it would not make an offer to acquire the SAP Business at that time, but reiterated its willingness to discuss the formation of a 50/50 joint venture consisting of the SAP Business and Company A's superabsorbent polymer business.

     On June 22, 1999, Mr. Hughes and Mr. Washow met with Dr. Kohnle and other BASF representatives in Frankfurt, Germany. At this meeting, the parties discussed various structures for BASF's proposed acquisition of the SAP Business, including a structure in which the Company would spin-off all of its businesses other than the SAP Business immediately prior to the acquisition of the Company (then consisting of the SAP Business) by BASF through a merger of the Company and a BASF subsidiary.

     On June 28, 1999, Mr. Hughes, Mr. Washow and Mr. Castagna met with two executives from Company A in Chicago, Illinois to further discuss the possible formation of a joint venture. The parties also discussed preliminary valuations of the SAP Business.

     On June 30, 1999, Mr. Shelton and Dr. Schultheiss of BASF discussed by telephone various issues regarding the possible acquisition of the SAP Business by BASF.

     On July 7, 1999, the Company and Company A executed a confidentiality agreement. On the same date, the Company provided Company A with a copy of the business plan for the SAP Business.

     On July 22, 1999, Mr. Shelton and Dr. Schultheiss of BASF participated in a conference call with various advisors of the Company and BASF to discuss alternative structures for the sale of the SAP Business to BASF.

     On July 26, 1999, the Company engaged Schroder & Co. Inc. ("Schroders") to act as its exclusive financial advisor in connection with a possible sale of the SAP Business. After its engagement, Schroders contacted four other likely potential buyers to determine their level of interest in acquiring the SAP
Business. As a result of these contacts, Schroders received an indication of interest from Company B regarding a possible transaction.

     On July 27 and 28, 1999, Mr. Shelton and the Company's legal counsel met with Dr. Schultheiss, Dr. Wolf-Dieter Starp, Director of Subsidiary Financing and Acquisitions of BASF, Dr. Jorg Buchmuller, director of BASF, Mr. Ozmeral, and other BASF representatives in the New York office of BASF's legal counsel. The parties discussed terms for a possible transaction, including price and structure. BASF also requested that certain shareholders of the Company agree to vote in favor of the proposed transaction.

     On July 29, 1999, Mr. Hughes and Dr. Kohnle of BASF discussed the proposed transaction in a telephone call. Later than day, Mr. Hughes sent a follow-up letter to Dr. Kohnle indicating that the Company would not consider an offer of less than $540 million, excluding working capital, for the SAP Business, using a spin-off/merger structure.

     On August 4, 1999, Mr. Hughes, Mr. Washow, Mr. Shelton and Mr. Castagna, the Company's legal counsel and Schroders met with Dr. Kohnle, Dr. Schultheiss and other BASF representatives at Schroders' offices in London, England. At this meeting, the parties discussed a purchase price of approximately $555.5 million, including working capital, for the SAP Business, using a spin-off/merger structure.

     On August 9, 1999, Mr. Hughes met with representatives from Company A to determine Company A's interest in pursuing a transaction and whether further discussions were warranted. During this meeting, the parties also discussed preliminary valuations for the SAP Business.

     On August 10, 1999, the Company held a meeting of its Board of Directors. At the meeting, the Company's management advised the Board of Directors as to the status of discussion with BASF and Company A. The Board considered its fiduciary duties in connection with a possible sale of the SAP Business. The Board of Directors discussed current conditions in the superabsorbent polymer industry and the Company's strategic alternatives. The Board of Directors approved the retention of Schroders as the Company's financial advisor in connection with the sale of the SAP Business.

     On September 1 and 2, 1999, Mr. Shelton, Mr. Castagna, and Mark Anderson, the Vice President of Corporate Development of the Company and the Vice President of Absorbent Technologies for Chemdal US, met with Dr. Schultheiss, Dr. Buchmuller, Mr. Ozmeral and other BASF representatives in Chicago, Illinois. At these meetings, BASF informed the Company that the proposed structure of the transaction as a spin-off/merger was unacceptable to BASF and proposed to restructure the transaction such that BASF would acquire the SAP Business by purchasing the assets and stock of certain of the Company's subsidiaries. BASF also indicated that it would be willing to increase the purchase price for the SAP Business to take into account the greater tax benefits of the proposed structure to BASF.

     On September 6, 1999, Mr. Hughes spoke by telephone with Dr. Kohnle regarding BASF's proposed change in the transaction structure. On the same date, Mr. Hughes sent a letter to BASF requesting additional information regarding BASF's proposed transaction structure and advising BASF that the Company would need time to review its new proposal.

     On September 8, 1999, Dr. Kohnle provided a revised term sheet setting forth its proposed terms for the purchase of the SAP Business. In the term sheet, BASF indicated that it would raise its offer for the SAP Business to $650 million, using an asset/stock purchase structure.

     On September 14, 1999, Mr. Hughes and Dr. Kohnle discussed by telephone the tax impact of BASF's proposed change in the transaction structure and various other matters. On September 16, 1999, Dr. Kohnle sent a letter to Mr. Hughes informing the Company that BASF was raising its offer to acquire the SAP Business to $660 million, using an asset/stock purchase structure.

     On September 22, 1999, Mr. Hughes, Mr. Washow and Schroders met with representatives of Company B. During the meeting, Company B expressed an interest in acquiring the SAP Business, although a specific purchase price was not discussed.

     On October 1, 1999, Mr. Hughes and Mr. Shelton met Dr. Kohnle, Dr. Schultheiss and other BASF representatives in Frankfurt, Germany to negotiate various terms of the proposed transaction.

     On October 8, 1999, Company B advised Schroders of its preliminary indication of value for the SAP Business.

     On October 5 and 6, 1999, Mr. Shelton, the Company's legal counsel and Schroders met with Dr. Schultheiss and other BASF representatives in New York to negotiate the terms of an acquisition agreement and discuss various other aspects of the proposed transaction, including lock-ups and break-up fees.

     On October 6, 1999, Mr. Shelton and the Company's legal counsel met with representatives of Company C to discuss whether a sale of the SAP Business to Company C using a spin-off/merger structure could be arranged to take advantage of certain tax benefits available to Company C.

     On October 8, 1999, the Company held a meeting of its Board of Directors. At this meeting, Mr. Hughes advised the Board that Company B had withdrawn their consideration of an acquisition of the SAP Business. The Company's management also reported to the Board of Directors on the status of its discussions with BASF regarding the sale of the SAP Business.

     On October 14, 1999, the Company held a meeting of its Board of Directors. At the meeting, the Company's management advised the Board of Directors on the status of discussions with BASF and the preliminary discussions with Company C regarding a possible transaction. Schroders also gave a presentation to the Board of Directors in which it described the current structure of the proposed transaction, and reviewed its analysis of the value of the SAP Business. After Schroders' presentation, the Board of Directors discussed the various terms of the proposed transaction with BASF.

     On October 14, 1999, Mr. Hughes, Mr. Shelton and Schroders met with representatives of Company C in Chicago, Illinois, to further discuss the possibility of selling the SAP Business to Company C using a spin-off/merger structure.

     On October 15, 1999, Mr. Hughes met with Dr. Kohnle and other BASF representatives in London, England and advised him of the Company's preliminary discussions with Company C regarding a possible sale of the SAP Business to Company C using a spin-off/merger structure and the possible resale of the SAP Business by Company C to BASF.

     On October 20, 1999, the Company received a preliminary indication of interest from Company C to acquire the SAP Business using a spin-off/merger structure. The indication of interest was subject to Company C obtaining financing, satisfactory due diligence, minimum valuations for the net assets to be acquired, and obtaining applicable regulatory approvals.

     On October 20, 1999, Mr. Shelton, the Company's legal counsel and Schroders met with Dr. Schultheiss and other BASF representatives in New York to further negotiate the terms of an acquisition agreement and discuss various other aspects of the proposed transaction.

     On October 28, 1999, Dr. Kohnle informed Mr. Hughes by telephone that the BASF Supervisory Board approved the decision of BASF to make an offer of $660 million for the SAP Business.

     On November 2 and 3, 1999, Mr. Hughes, Mr. Shelton, the Company's legal counsel and Schroders met with Dr. Kohnle and other BASF representatives in New York to discuss the terms of the proposed transaction.

     On November 4, 1999, the Company held a meeting of its Board of Directors. At the meeting, the Board discussed the terms of the proposed sale of the SAP Business to BASF. The Board also reviewed the status of the discussions with Company C. After discussion, the Board instructed management to terminate further discussions with Company C based on the Board's concerns relating to potential adverse tax consequences of the proposed transaction, timing issues and concerns over Company C's ability to finance and close the proposed transaction.

     On November 8, 1999, Mr. Hughes received a call from Dr. Kohnle requesting a meeting in New York on the next day to discuss the transaction. Later that day, the Company's Board of Directors met to review and discuss the proposed sale of the SAP Business to BASF. At the meeting, Mr. Hughes reported BASF's request for a meeting the next day in New York. Schroders then reviewed its efforts to identify other potential buyers of the SAP Business and delivered a presentation to the Board and its opinion that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company. The Company's legal counsel gave a presentation to the Board on the terms of the Purchase Agreement and related documents. The Board discussed the terms of the proposed sale of the SAP Business to BASF and asked questions of Schroders and the Company's legal counsel. Following this discussion, the Board (i) determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Purchase Agreement and the transactions contemplated thereby, and (iii) recommended approval of the Purchase Agreement by the Company's shareholders.

     On November 9, 1999, Mr. Hughes, Mr. Washow, Mr. Shelton, the Company's legal counsel and Schroders met with Dr. Kohnle, Dr. Schultheiss, Dr. Jorg Buchmuller, and other BASF executives in New York. The purpose of the meeting was to discuss an adjustment to the proposed purchase price for the SAP Business based on BASF's further analysis of certain future obligations. On the next day, Mr. Hughes and Dr. Kohnle spoke by telephone and agreed to a $3.5 million adjustment in the purchase price for the SAP Business.

     On November 22, 1999, the Company held a meeting of its Board of Directors. At this meeting, the Company's legal counsel reported to the Board of Directors that the agreement with BASF for the sale of the SAP Business had been finalized and advised the Board of the changes in the terms of the proposed sale of the SAP Business, including a $3.5 million adjustment to the purchase price. Schroders then reported to the Board that it had reviewed the purchase price adjustment and reaffirmed its previous opinion regarding the fairness of the transaction and delivered its written opinion that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company. After discussion, the Board affirmed its approval of the Purchase Agreement.

     On November 22, 1999, the Company and BASF executed the Purchase Agreement. The transaction was publicly announced prior to the opening of the New York Stock Exchange on November 23, 1999.

Opinion of Schroders

     On November 22, 1999, Schroders rendered its opinion (the "Schroders Opinion") to the Company's Board of Directors to the effect that, as of the date of such opinion, the cash consideration to be paid to the Company by BASF for the SAP Business was fair, from a financial point of view, to the Company.

     A copy of the Schroders Opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Schroders, is attached as Annex B to this Proxy Statement. The Schroders Opinion is directed only to the fairness, from a financial point of view, of the cash consideration to be paid to the Company by BASF for the SAP Business. The Schroders Opinion was provided at the request and for the information of the Company's Board of Directors in evaluating the consideration to be paid to the Company and does not constitute a recommendation to any shareholder to vote in favor of the transactions contemplated by the Purchase Agreement. The summary of the Schroders Opinion set forth in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Schroders Opinion attached as Annex B hereto. The Company's shareholders should read the Schroders Opinion carefully and in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Schroders in rendering the Schroders Opinion. Schroders has consented to the references to Schroders and the Schroders Opinion in this Proxy Statement, and to the attachment of the Schroders Opinion to this Proxy Statement as an appendix hereto.

     In arriving at the Schroders Opinion, Schroders: (i) reviewed certain publicly available business and financial information relating to the SAP Business; (ii) reviewed certain unaudited historical financial and operating information provided by the Company relating to the SAP Business; (iii) reviewed certain other information, including financial and operating forecasts of the SAP Business, provided by the Company; (iv) held discussions with senior management and Company representatives regarding the business, operations and prospects of the SAP Business; (v) reviewed a draft of the Purchase Agreement dated November 19, 1999; (vi) performed various financial analyses, as Schroders deemed appropriate, using generally accepted analytical methodologies, including: (a) the application to the financial results of the SAP Business of the public trading multiples of companies which Schroders deemed comparable; (b) the application to the financial results of the SAP Business of the multiples reflected in recent acquisition transactions which Schroders deemed comparable;
(c) a discounted  cash flow analysis of the SAP Business'  financial  forecasts;
and (d) a leveraged  buyout analysis of the SAP Business'  financial  forecasts;
(vii) considered the results of solicitations of interest from third parties regarding potential business combinations involving the SAP Business; and (viii) performed such other analyses, studies, inquiries and investigations as Schroders deemed appropriate.

     In its  review and  analysis  and in  formulating  the  Schroders  Opinion,
Schroders: (i) assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company or obtained by Schroders from other sources, and upon the Company's assurance that it was not aware of any information or facts that would make the information provided to Schroders incomplete or misleading; (ii) did not attempt to independently verify any of such information; (iii) did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Schroders furnished with any such appraisals; (iv) with respect to the projected financial information referred to above, was advised by the Company, and Schroders assumed, without independent investigation, that they were reasonably prepared and reflected the best estimates and judgments of the expected future financial performance of the SAP Business; and (v) expressed no opinion with respect to such projected financial statements.

     The Schroders Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Schroders on the date thereof. Schroders disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Schroders Opinion which may come or be brought to its attention after that date of the Schroders Opinion unless specifically requested by the Company to do so.

     The Schroders Opinion does not constitute a recommendation as to any action the Company's Board of Directors or any shareholder of the Company should take in connection with the Purchase Agreement or any aspect thereof or alternatives thereto.

     In rendering the Schroders Opinion, Schroders was not engaged as an agent or fiduciary of the Company's shareholders or of any other third party. The Schroders Opinion related solely to the fairness, from a financial point of view, of consideration to be paid to the Company in the transaction. Schroders expressed no opinion therein as to the structure, terms or effects of any other aspect of the transactions contemplated by, or provisions of, the Purchase Agreement or any of the agreements or instruments delivered pursuant thereto.

     The following is a summary of the material financial analyses performed by Schroders in arriving at the Schroders Opinion and was provided by Schroders for inclusion herein.

     Selected Comparable Speciality Chemicals and Materials Companies Analysis. Schroders compared selected historical and projected financial and operating data of the SAP Business to the corresponding data of a group of publicly traded companies that Schroders deemed to be reasonably comparable to the SAP Business. In determining the appropriate comparable companies, Schroders considered a variety of factors, including market capitalization, business focus and end-markets, revenues, EBITDA and EBIT. These companies (the "Comparable Companies") included AEP Industries; Applied Extrusion Technologies; BASF AG; Cabot Corp.; Calgon Carbon Corp.; Polymer Group Inc.; and Tredegar Industries.

     Schroders calculated multiples of Enterprise Value (defined as market value of equity plus total debt less cash and cash equivalents) to latest twelve months ("LTM") earnings before interest, taxes, depreciation, amortization (AEBITDA"), 1999 estimated EBITDA and 2000 estimated EBITDA. Schroders also calculated multiples of Enterprise Value to LTM earnings before interest and taxes ("EBIT"), 1999 estimated EBIT and 2000 estimated EBIT. For each of these multiples, Schroders determined a selected multiple range based on the mean, adjusted mean and range of values. The results of this analysis are set forth in the tables below:

                                                                            Multiple to
                                                   LTM EBITDA               1999E EBITDA              2000E EBITDA
           Mean                                       7.4x                      6.8x                      6.1x
           Mean excluding high/low                    7.6x                      6.8x                      6.2x
           Selected multiple range                6.5x - 8.5x                6.0x - 8.0x              5.0x - 7.0x

                                                                            Multiple to
                                                    LTM EBIT                 1999E EBIT                2000E EBIT
           Mean                                      12.5x                      10.8x                     9.4x
           Mean excluding high/low                   11.3x                      10.6x                     9.3x
           Selected multiple range               10.5x - 12.5x              9.5x - 11.5x              8.0x - 10.0x

     Schroders then applied control premiums of 30%, 35% and 40% to the selected multiple ranges to determine the implied valuation for the SAP Business. The following table sets forth the implied enterprise value ranges for the SAP Business based upon the foregoing analysis:

                         ($ millions)
                                                                         Implied Valuation Based on
                                                       30% Control Premium      35% Control Premium      40% Control
                                                                                                           Premium

           Selected Enterprise Value Range                 $550 - $700              $570 - $725          $590 - $750

     Comparable Transactions Analysis. Schroders considered the terms, to the extent publicly available, of selected transactions reasonably comparable to the Sale Transaction (the "Comparable Transactions") and sought to compare the consideration to be paid to the Company with the consideration involved in such transactions. The Comparable Transactions and their pertinent dates were as follows:

               The acquisition by Rhodia SA of Albright & Wilson plc (completed July 1999).

               The acquisition by Suez Lyonnaise des Eaux of Imetal SA's Calgon Water Treatment (completed June 1999).

               The   acquisition   by   Eastman   Chemical   Company  of  Lawter
               International, Inc. (completed June 1999).

               The Tredegar Industries' acquisition of Exxon Chemical Company's Films Business (completed May 1999).

               Laporte  plc's   acquisition   of  Inspec  Group  plc  (completed
               September 1998).

               BBA Group plc's acquisition of International Paper Co.'s Veratec Nonwovens Business (completed in August 1998).

               Huntsman   Packaging   Corporation's   acquisition  of  Blessings
               Corporation (completed in May 1998).

               B.F. Goodrich Company's acquisition of Freedom Chemical Company (completed in March 1998).

               Polymer Group's acquisition of Dominion Textile Inc.'s Nonwovens Business (completed in February 1998).

               Elementis plc's acquisition of Rheox Inc. from NL Industries Inc.(completed in January 1998).

               Sentrachem   Ltd.'s   acquisition   of  Hampshire   Chemical  Co.
               (completed in September 1995).

               Witco   Corporation's   acquisition  of  OSi   Specialties   Inc.
               (completed in October 1995).

     Schroders calculated the multiple of Enterprise Value (defined as the purchase price of equity plus debt assumed less cash) to the target company's EBITDA for the twelve months preceding the transaction. The mean Enterprise Value to LTM EBITDA multiple for the Comparable Transactions was 9.7x. The consideration to be paid by BASF for the SAP Business implies transaction multiples of 10.6x LTM EBITDA and 9.9x 1999 estimated EBITDA. Schroders determined a selected multiple range of 9.0x to 11.0 x based upon the mean multiple and the range of multiples of the Comparable Transactions. The following table sets forth the implied enterprise value ranges for the SAP Business based upon the foregoing analysis:

                                         Multiple Range for Comparable        Implied Enterprise Value
                                                  Transactions                      ($ millions)
               LTM EBITDA                         9.0x - 11.0x                     $555.3 - $678.7
               1999E EBITDA                       9.0x - 11.0x                     $595.8 - $728.2

     Discounted Cash Flow Analysis. Schroders performed discounted cash flow analyses of the projected free cash flows of the SAP Business. Free cash flows are defined as after-tax operating profit, plus depreciation and amortization, less capital expenditures and changes in working capital. The discounted cash flow analyses of the SAP Business were determined by adding (i) the present value of the projected free cash flows of the SAP Business, and (ii) the present value of the estimated terminal value of the SAP Business.

     Schroders performed discounted cash flow analysis of the SAP Business based on projections provided by the Company's management, including sensitivity cases in which adjustments were made to the financial forecast and terminal value calculation as follows:

                                Projections                            Terminal Value / Discount Period

               Management projections as provided              Free cash flows were calculated using the SAP
                                                               Business projections from 2000 to 2008.  The
                                                               terminal value of the SAP Business was
                                                               determined by applying exit multiples ranging
                                                               from 6.0x to 8.0x to average EBITDA from 2004
                                                               through 2008

               Alternative projections which incorporated a    Free cash flows were calculated using the SAP
               10% reduction in variable margin, or a 7.5%     Business projections from 2000 to 2005.  The
               increase in acrylic acid pricing, the key raw   terminal value of the SAP Business was
               material for the SAP Business                   determined by applying exit multiples ranging
                                                               from 6.0x to 8.0x to 2005 EBITDA

     Estimated cash flows and terminal values were discounted at rates ranging from 9.0% to 11.0%. These discount rates were based on the weighted average cost of capital for the Company and the Comparable Companies. Based on such terminal value multiples and discount rates, the implied enterprise values for the SAP Business are presented below:

                               Description                              Implied Enterprise Value Range
                                                                                 ($ millions)

          Management case projections through 2008                              $534.6 - $728.5
          Alternative case projections through 2008                             $418.7 - $578.0
          Management case projections through 2005                              $502.3 - $677.8
          Alternative case projections through 2005                             $391.1 - $534.6

     Leveraged Buyout Analysis. Schroders performed a leveraged buyout analysis on the SAP Business to determine what a potential financial investor could afford to pay for the SAP Business. This analysis was based on assumed interest rates of 8.75% for bank debt, 12.0% for senior subordinated debt and current minimum acceptable debt coverage ratios. This analysis also assumed that a financial investor would require a minimum internal rate of return ("IRR") of 20% to 25% over the term of its investment. Based upon these assumptions, Schroders determined that a financial investor would be able to pay up to $483 million (assuming a 25% IRR) and $513 million (assuming a 20% IRR) for the SAP Business.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Schroders considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Subject to the matters set forth in the Schroders Opinion, the judgments made by Schroders as to its analyses and the factors considered by it caused Schroders to be of the opinion, as of the date of the Schroders Opinion, that the consideration to be paid by

BASF was fair, from a financial point of view, to the Company. Schroders' analyses must be considered as a whole and considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Schroders Opinion.

     Any estimates contained in Schroders' analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those contained in such analyses. Estimated values do not purport to be appraisals or to reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

     Schroders is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers; acquisitions; sales and distributions of listed and unlisted securities; private placements; and valuations for corporate and other purposes.

     The extensive experience of Schroders' chemical investment banking group in providing corporate finance and advisory services to companies in the chemical industry was a significant factor in the Company's decision to select Schroders to be its financial advisor for the transaction.

     Schroders, in the past, has performed financial advisory services for the Company. Schroders may provide investment banking or financial advisory services for the Company in the future.

     Pursuant to a letter agreement dated July 26, 1999, the Company has paid to Schroders a $150,000 retainer fee ("Retainer Fee") and a fee of $850,000 (the "Fairness Opinion Fee") for the Schroders Opinion furnished to the Company and has agreed to pay, contingent upon consummation of the transaction, a cash success fee equal to 0.5% of the aggregate consideration to be received by the Company in the transaction (the "Success Fee"). The Retainer Fee and the Fairness Opinion Fee will be credited against this Success Fee. In addition, the Company has agreed to indemnify Schroders against certain expenses and liabilities in connection with its engagement. The Fairness Opinion Fee was not conditioned upon the conclusion reached by Schroders as to the fairness of the consideration, nor upon the ultimate consummation of the transaction.

Recommendation of the Board

     The Company's Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, and has determined that the Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends that the Company's shareholders vote "FOR" the approval of the Sale Transaction.

Reasons for the Sale Transaction

     In reaching its decision to recommend and approve the Purchase Agreement, the Company's Board of Directors consulted with its advisors and considered a number of factors, including the following:

          (i) The Board's familiarity with, and information provided by the Company's management as to, the financial performance, business operations, capital requirements and future prospects of the SAP Business.

          (ii) Current industry, economic and market conditions in the superabsorbent polymers industry, including (a) the fact that the Company is one of the few superabsorbent polymers producers which does not also produce acrylic acid, the primary raw material used in the production of superabsorbent polymers, (b) the increasing vertical integration of the superabsorbent polymers industry as competing manufacturers of superabsorbent polymers have become suppliers of acrylic acid, and (c) the decrease in available sources of acrylic acid which are not competitors of the SAP Business.

          (iii) The belief of the Company's management that, although acrylic acid production presently exceeds demand, the SAP Business will become increasing dependent upon its competitors for supplies of acrylic acid and that in periods of low supply, such dependence may have a significant negative impact on the profitability of the SAP Business.

          (iv) The Company's review of alternatives to a sale of the SAP Business, including (a) acquiring an acrylic acid supplier, (b) developing the internal capacity to produce acrylic acid, or (c) entering into a strategic relationship with an acrylic acid supplier, and the costs and capital expenditures associated with each such alternative.

          (v) The terms of the Purchase Agreement, including the price, the proposed structure of the Sale Transaction and BASF's financial strength and the fact that financing is not a condition to the Sale Transaction.

          (vi) The process engaged by the Company's management and financial advisor, which included discussions with potential acquirors of the SAP Business, and the view of the Company's Board of Directors, based in part on the Schroders' presentation, regarding the likelihood of a superior offer for the SAP Business arising and being consummated.

          (vii) Schroders' presentation and written opinion that, as of the date of the opinion and based upon and subject to certain matters stated therein, the cash consideration to be received by the Company pursuant to the Sale Transaction is fair, from a financial point of view, to the Company. The full text of Schroders' opinion is attached hereto as Annex B. Shareholders are urged to read such opinion in its entirety.

          (vii) The Company's ability to adopt a plan of partial liquidation and to distribute a substantial portion of the net proceeds from the Sale Transaction to the Company's shareholders.

          (viii) That the Purchase Agreement permits the Company to furnish nonpublic information to, and to participate in negotiations with, any third party that has submitted an unsolicited Acquisition Proposal, if the Board determines in good faith that such Acquisition Proposal is, or may reasonably be expected to lead, to a Superior Proposal, and the Purchase Agreement permits the Company's Board of Directors to change its recommendation with respect to the Sale Transaction and to terminate the Purchase Agreement in certain circumstances in the exercise of its fiduciary duties.

          (ix) The absence of any lock-up arrangements requiring certain shareholders of the Company to vote in favor of the Sale Transaction.

          (x) The termination provisions of the Purchase Agreement, which under certain circumstances could obligate the Company to pay a termination fee of $20 million to BASF and to reimburse BASF for its actual expenses incurred in connection with the transaction, up to $3 million, and the Board's belief that such fees and expense reimbursement provisions would not deter a higher offer for the SAP Business.

          The foregoing addresses the material information and factors considered by the Company's Board of Directors in its consideration of the Sale Transaction. In view of the variety of factors and the amount of information considered, the Company's Board of Directors did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that the Company's shareholders approve the Purchase Agreement was made after consideration of all of the factors taken as a whole. In addition, individual members of the Board may have given different weights to different factors.

Use of Proceeds

     The Company expects to receive approximately $656.5 million in gross proceeds from the Sale Transaction, representing the total consideration to be paid to the Company by BASF for the SAP Business. See "The Purchase Agreement - Purchase Price." From these gross proceeds, the Company intends to repay certain indebtedness of the SAP Business (totaling approximately $48 million as of September 30, 1999) and will pay various transaction related costs, including estimated legal, accounting and advisory fees of $7.5 million, estimated employee bonuses of $3.4 million, estimated filing, printing and other costs of $1.5 million, estimated penalties for the prepayment of debt of $1.3 million, and estimated corporate income taxes of $210.9 million.

     In connection with the Sale Transaction, the Company intends to adopt a plan of partial liquidation pursuant to which the Company will distribute pro rata to its shareholders a significant portion of the net proceeds from the Sale Transaction. On a pro forma basis, the Company expects to distribute between $14.00 and $14.50 per share. See "Selected Consolidated Historical and Pro Forma Financial Data." The Company expects to make this distribution in the second quarter of 2000. THE AMOUNT OF THE EXPECTED DISTRIBUTION TO SHAREHOLDERS INDICATED ABOVE IS BASED UPON THE SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA, THE EXPECTED GROSS PROCEEDS OF THE SALE TRANSACTION, AND ESTIMATED TRANSACTION RELATED COSTS. THE ACTUAL AMOUNT OF THE

DISTRIBUTION WILL BE DETERMINED SHORTLY AFTER THE CLOSING OF THE SALE TRANSACTION. ACCORDINGLY, SHAREHOLDERS ARE ADVISED THAT THE ACTUAL AMOUNT TO BE DISTRIBUTED TO SHAREHOLDERS MAY BE SUBSTANTIALLY DIFFERENT FROM THE AMOUNT INDICATED ABOVE.

     If the Sale Transaction is consummated, the Company's shareholders will retain their equity interest in the Company. The Sale Transaction will not result in any changes in the rights of the Company's shareholders. As described above, the Company expects to distribute pro rata to its shareholders a significant portion of the net proceeds of the Sale Transaction. Consequently, a vote in favor of the Sale Transaction will in effect constitute a vote in favor of the use of proceeds of the Sale Transaction in a partial liquidation, as there will not be a separate vote of shareholders in that regard.

Plans for Future Operations

     After the sale of the SAP Business, the Company will be substantially smaller and will focus on its remaining businesses, which historically have been profitable. For the year ended December 31, 1998 and the nine month period ended September 30, 1999, these remaining businesses had net sales of $300.4 million and $227.8 million and operating profit of $21.0 million and $17.9 million, before corporate costs of $12.0 million and $12.1 million, respectively. The Company expects its corporate costs will be lower after the sale of the SAP Business, and will endeavor to restructure its operations to realize these savings.

Accounting Treatment

     Upon consummation of the Sale Transaction, the entities comprising the SAP Business will be treated as a discontinued operation of the Company. All prior periods will be reclassified to show the operations of the entities comprising the SAP Business separately from the continuing operations of the Company. The gain on the Sale Transaction will be calculated as the excess of the consideration received by the Company plus liabilities assumed by BASF over the net book value of the assets sold, net of transaction costs and applicable income taxes. The gain will be recorded as a separate component of discontinued operations in the Company's consolidated financial statements.

Certain Federal Income Tax Consequences

     The following summary describes certain United States federal income tax consequences to the Company and its shareholders from the Sale Transaction and the proposed distribution to the Company's shareholders, which would result if the plan of partial liquidation were adopted. It is based upon the Internal Revenue Code of 1986, as previously amended (the "Code"), Treasury Regulations promulgated and proposed thereunder, administrative pronouncements and judicial decisions, all of which are subject to change (either prospectively or retroactively), which changes could materially affect the tax consequences described herein.

     No rulings have been or will be requested from the Internal Revenue Service (the AIRS") as to the matters discussed herein and, as to some such matters, such a ruling might not be obtainable even if requested. Accordingly, no assurance can be given that the IRS will not challenge the federal income tax treatment of certain matters discussed herein, which challenge, if any, might be upheld by the courts.

     This summary is necessarily general in nature, and does not address all of the tax consequences that may be relevant to particular shareholders in light of the personal circumstances, or to certain types of shareholders (such as certain financial institutions, dealers in securities or commodities, insurance companies, tax-exempt organizations, or persons who hold shares as a position in a straddle). In particular, the discussion herein applies only to a shareholder who is a United States resident for federal income tax purposes. This summary further assumes that all shares of stock are held as "capital assets," and thus may not be applicable as to shares acquired as compensation (including shares acquired upon the exercise of options). This summary also does not address the state, local or foreign tax consequences to a shareholder of the proposed transaction.

ACCORDINGLY, EACH SHAREHOLDER IS URGED TO CONSULT WITH AND TO OBTAIN THE ADVICE OF HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION AS TO SUCH SHAREHOLDER.

     Sale Transaction. The Company will recognize gain on the sale of the SAP Business in the Sale Transaction, but no gain will be recognized by the Company's shareholders on the Sale Transaction. The Company and BASF will make a joint election under Code Section 338(h)(10). Under this election, the Company will be deemed to have sold all of the assets of the SAP Business (rather than the shares of Chemdal US) to BASF for the purchase price. The Company's gain or loss will be determined based upon the amount of the sales price allocated to each asset and the Company's or its subsidiary's tax basis for each asset. The Sale Transaction may also result in foreign, state or local income, franchise or sales and use tax liabilities in some or all of the foreign countries, states or local tax jurisdictions in which the Company or a subsidiary files returns.

     Shareholder Distribution. The distribution by the Company of proceeds from the Sale Transaction will be treated by the Company as a distribution in partial liquidation of the Company under Code Section 302(b)(4). No shares will be exchanged in the distribution, although non-corporate shareholders will be deemed to have transferred a portion of their common stock to the Company in exchange for the amount received in the distribution. For federal income tax purposes, a non-corporate shareholder will recognize gain or loss on such redemption equal to the difference between (i) the amount of cash received, and
(ii) such shareholder's tax basis in the common stock considered to be redeemed. The number of shares considered to be redeemed shall be determined by multiplying the number of shares held by such non-corporate shareholder by the fraction that the total amount distributed bears to the total value of the common shares immediately prior to the distribution. Any gain or loss would be considered long term capital gain or loss if the stock deemed to have been exchanged has been held for more than one year and short-term gain or loss if the stock was owned for less than one year.

     If the redemption does not qualify as one which is made in partial liquidation of the Company, then the entire amount of the cash received by a non-corporate shareholder will be treated as a dividend in the year of the redemption to the extent that the Company has current or accumulated earnings and profits. Such dividend will be includable in the shareholder's gross income as ordinary income. If the amount of the distribution exceeds the Company's current and accumulated earnings and profits, such excess will first be treated as a non-taxable return of capital to the shareholder to the extent of the non-corporate shareholder's basis in the Company shares, with any balance being treated as capital gain from the sale or exchange of such shares.

     Because "partial liquidation" treatment under Code Section 302(b)(4) only obtains with respect to non-corporate shareholders, the deemed exchange treatment described above will not apply to corporate shareholders. A domestic corporate shareholder will be treated as having received a dividend to the extent of the current and accumulated earnings and profits of the Company. However, to the extent the distribution received by the corporate shareholder is treated as a dividend, such dividend income will then generally be in part offset by the corporate shareholder by a dividends-received deduction; subject, however, among other limitations, to (i) its having satisfied the minimum holding period requirements, and (ii) possible reduction in the amount of such dividend-received deduction in and to the extent that the common stock owned by it is considered to be "debt financed."

     In addition, and irrespective of a corporate shareholder's holding period for its common stock, a dividend received in partial liquidation of the Company will be characterized as an "extraordinary dividend" under Code Section 1059, with the result that the portion of such dividend which qualifies for the dividend-received deduction will reduce the corporate shareholder's tax basis in its common stock (but not below zero). If the non-taxed portion of the dividend exceeds the corporate shareholder's tax basis in the common stock, such excess will be recognized as gain from the sale or exchange of the common stock in the year the extraordinary dividend is received. If the amount of the distribution exceeds the Company's current and accumulated earnings and profits, such excess will first be treated as a non-taxable return of capital to the shareholder to the extent of the shareholder's basis in the Company shares, with any balance being treated as capital gain from the sale or exchange of such shares.

Interests of Certain Persons

     The Compensation Committee of the Board of Directors has granted bonuses to certain of the Company's employees in recognition of their contribution to the development and success of the SAP Business (the "Deal Bonuses"). The directors or executive officers of the Company listed below were granted Deal Bonuses in the following amounts: John Hughes, Chairman, Chief Executive Officer and Director, $_________; Lawrence E. Washow, President, Chief Operating Officer and Director, $_________; Paul G. Shelton, Senior Vice-President, Chief Financial Officer and Director, $_________; and Gary L. Castagna, Vice President of the Company and President of Chemdal International Corporation, $_________. In addition, seven key employees of the SAP Business were granted Deal Bonuses in the aggregate amount of $__________ . In order to be eligible to receive the Deal Bonuses, the relevant employees may not terminate their employment with the Company prior to ____________. In addition, the Deal Bonuses are contingent upon the closing of the Sale Transaction.

     In addition to approving the Sale Transaction, the Company's shareholders are being asked to adopt amendments to the Company's 1993 Stock Plan and the Company's 1998 Long-Term Incentive Plan which provide for the acceleration of vesting of all options held by employees who will become employees of BASF. If these amendments are approved, as of December 31, 1999, options to purchase 29,186 shares of the Company's common stock held by Gary Castagna will become immediately vested. The exercise prices of the relevant options held by Mr. Castagna range from $8.25 to $13.125. Based on the closing sale price of the Company's common stock on January __, 2000, as reported by the New York Stock Exchange, the aggregate value of the benefit to be received by Mr. Castagna upon the acceleration of the relevant options is $___________. The vesting of these options is contingent upon the receipt of shareholder approval of the Purchase Agreement, but is not contingent upon closing the Sale Transaction or the termination of Mr. Castagna's employment with the Company. See "Approval of Amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan - General."

Regulatory Approvals

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") prohibits the Company and BASF from completing the proposed transaction until each has furnished certain information to the Antitrust Division of the Department of Justice and the Bureau of Competition of the Federal Trade Commission and a required waiting period has expired or the Antitrust Division of the Department of Justice and the Bureau of Competition of the Federal Trade Commission have granted the parties' request for early termination of this waiting period. The Company and BASF have both filed the required notification and report forms and the required filing fee has been paid. The Department of Justice and the Bureau of Competition of the Federal Trade Commission granted the Company's and BASF's request for early termination of this waiting period on January ___, 2000.

         [Describe German and U.K. transaction approvals]

No Appraisal Rights

     Under Delaware law, the Company's shareholders are not entitled to appraisal rights with respect to the proposed sale of the SAP Business or any transaction contemplated by the Purchase Agreement.

                             THE PURCHASE AGREEMENT

     The following discussion of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the provisions of the Purchase Agreement, which is attached to this Proxy Statement as Annex A and incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Purchase Agreement.

Purchased Shares and Assets

     Under the terms of the Purchase Agreement, the Company and its subsidiaries (the "Sellers") will sell to BASF or one or more of its designated affiliates all of the issued and outstanding capital stock of Chemdal US and Chemdal Asia (collectively, the "Shares"), and all assets of the Sellers which are used primarily in the SAP Business or primarily related to the SAP Business, other than certain excluded assets (the ASAP Assets"). The SAP Assets generally include the following: (i) owned real property; (ii) furniture, fixtures, equipment and other tangible personal property; (iii) inventories; (iv) receivables; (v) books and records; (vi) intellectual property and other intangible personal property; (vii) customer lists and sales-related materials;
(viii) contracts, licenses, leases, sales and purchase orders and other similar commitments; and (ix) all permits and licenses.

     Specifically excluded from the SAP Assets are the following: (i) all cash and cash equivalents; (ii) except as otherwise provided in the Purchase Agreement, all assets and properties not primarily related to or used in the conduct of the SAP Business (including the assets used or intended to be used primarily in the Poly-Pore Business); (iii) the name "AMCOL" and all related trademarks, logos, and domain names; (iv) all intellectual property rights which do not primarily relate to the SAP Business; (v) certain tax refunds and credits for periods prior to the closing; and (vi) rebates and refunds due to the Company and the other Sellers pursuant to certain supply agreements.

Assumed Liabilities

     BASF or one of its designated affiliates will assume all debts, obligations, contracts, commitments, agreements and liabilities of the Sellers primarily related to the conduct of the SAP Business. The Sellers will retain responsibility for the payment of any debts, obligations, contracts, commitments, agreements or liabilities of the Sellers not primarily related to the conduct of the SAP Business, including (i) taxes relating to periods prior to the closing; (ii) liabilities relating to assets excluded from the SAP Assets; (iii) liabilities arising from the employment or termination of any employees prior to the closing; (iv) any indebtedness for borrowed money other than any assumed intercompany indebtedness; (v) liabilities relating to the conduct of the SAP Business prior to the Closing to the extent the existence of such liability constitutes a breach by the Sellers of any of their representations and warranties under the Purchase Agreement; (vi) any liabilities relating to the conduct of the businesses conducted by the Company or its subsidiaries other than the SAP Business occurring or existing before or after the Closing; and (vii) subject to certain exceptions, any losses or liabilities pursuant to any Environmental Law arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing.

Purchase Price

     The purchase price for the Shares and the SAP Assets is $628 million in cash, less the amount of any outstanding intercompany indebtedness of the SAP Business as of the closing (the "Purchase Price"), subject to certain additional adjustments as described below. In addition, BASF will pay $28.5 million to Chemdal UK as consideration for entering into the Acrylic Acid Supply Agreement described below.

     The Purchase Price is subject to adjustment based on the aggregate amount of the working capital of the SAP Business as of the Closing, consisting of the amount of the accrued current trade accounts receivables (net of allowances), Chemdal Asia VAT receivables and inventories, less accounts payable and accrued current liabilities of the SAP Business. Within thirty business days following the Closing, the Company is required to deliver to BASF a Statement of Working Capital of the SAP Business as of the Closing. If the Statement of Working Capital is acceptable to BASF, the amount of the Purchase Price will be adjusted by the amount of the difference between the amount of working capital of the SAP Business as of the Closing and $34,175,000, and a cash payment in the amount of such difference will be made by the Company or BASF, as the case may be, to the other party within ten business days following the final determination of the Statement of Working Capital. If BASF objects to the Statement of Working Capital, the parties will attempt to resolve the dispute in good faith and if they are unable to resolve the dispute, the matter will be submitted to an independent accounting firm for binding resolution.

The Closing

     Upon and subject to the terms of the Purchase Agreement, the closing of the transactions contemplated by the Purchase Agreement will take place on the tenth business day following the date on which all of the conditions to each party's obligations under the Purchase Agreement have been satisfied or waived, or on such other date as the parties may mutually agree (the "Closing Date"). It is currently anticipated that the Closing will occur in March 2000.

Representations and Warranties

     The Purchase Agreement contains various representations and warranties of the Company and the Other Sellers regarding the SAP Business, including representations and warranties as to (i) the organization, authority and qualification of the Sellers and Chemdal US and Chemdal Asia; (ii) capitalization and ownership of Chemdal US and Chemdal Asia; (iii) no conflicts;
(iv) consents and approvals; (v) accuracy of financial statements; (vi) absence of undisclosed liabilities; (vii) receivables and inventories; (viii) the absence of certain changes, events and conditions; (ix) material litigation; (x) compliance with laws; (xi) environmental matters; (xii) material contracts;
(xiii) intellectual property; (xiv) real property and tangible personal property; (xv) employee benefit matters; (xvi) labor matters and key employees;
(xvii) taxes; and (xviii) insurance.

     The Purchase Agreement also contains representations and warranties of BASF, including representations and warranties as to (i) organization and authority of BASF; (ii) no conflicts; (iii) consents and approvals; (iv) material litigation; and (v) financial statements.

     For  a  description  of  the  survivability  of  the   representations  and
warranties and related indemnification, see "Survival of Representations and Warranties; Indemnification."

Conduct of Business

     During the period from the date of the Purchase Agreement to the Closing Date, the Company will, and will cause Chemdal US, Chemdal Asia and the Other Sellers to, conduct its business in the ordinary course and consistent with past practice, including to (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not intentionally shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use all reasonable efforts consistent with past practice to (A) preserve intact its business organizations and the business organization of the SAP Business, (B) keep available to BASF the services of the employees of the SAP Business, (C) continue in force without material modification all existing insurance policies, and (D) preserve the current relationships with its customers and suppliers; (iv) exercise, subject to BASF's approval, any renewal rights under leases; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Sellers in the Purchase Agreement to be untrue or result in a breach of any covenant made by the Sellers in the Purchase Agreement.

     The Company also agreed that, prior to Closing, neither Chemdal US, Chemdal Asia nor the Sellers with respect to the SAP Business will (i) incur any indebtedness; (ii) redeem any of its capital stock or declare, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of Chemdal US or Chemdal Asia; (iii) make any material changes in the customary methods of operations of Chemdal US, Chemdal Asia or the Sellers; (iv) merge with, enter into a consolidation with or acquire an interest in any person or acquire a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of business consistent with past practice; (v) except as directly related to the construction of the Chemdal Asia facility in Thailand, issue any sales orders or otherwise agree to make any purchases involving exchanges in value in excess of $500,000 individually; (vi) sell, transfer, lease, sublease, license or otherwise dispose of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than in the ordinary course of business consistent with past practice;
(vii) (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Chemdal US, Chemdal Asia or any Seller to any of the employees of the SAP Business, or
(B) establish or increase or promise to increase any benefits under any employee benefit plan, in either case except as required by law, or any collective bargaining agreement, or involving ordinary increases consistent with the past practices, or a contractual obligation existing on the date of the Purchase Agreement; or (viii) agree to employ any new hire on terms that would pay any such person an annual base salary in excess of $50,000 or annual aggregate compensation in excess of $75,000.

No Solicitation

     The Company has agreed that between the date of the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement, none of the Company, Chemdal US, Chemdal Asia, the Other Sellers, nor any of their affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any Acquisition Proposals from any Person, or (b) except as required by the fiduciary duties of the Company's Board of Directors, participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, or facilitate or encourage any effort or attempt by any other Person to seek or to consummate an Acquisition Proposal. Notwithstanding the above, prior to the consummation of the Purchase Agreement, the Company's Board of Directors is
permitted to (i) furnish information to, or enter into discussions or negotiations with, any Person that after the date of the Purchase Agreement makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Company's Board of Directors determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such Acquisition Proposal is, or may reasonably be expected to lead to, a Superior Proposal, (B) the Company provides written notice to BASF that it is furnishing information to, or entering into discussions or negotiations with, such Person, indicating in reasonable detail the terms and conditions of such Acquisition Proposal, offer, inquiry or other contact, and (C) such information to be so furnished has been previously delivered to BASF or (ii) comply with Rule 14e-2 under the Securities Exchange Act of 1934, as amended, with regard to an Acquisition Proposal.

     The Company has agreed to notify BASF promptly if any such Acquisition Proposal or offer, or any inquiry or other contact with any Person with respect to an Acquisition Proposal is made. The Company agrees not to, and to cause Chemdal US, Chemdal Asia and each Other Seller not to, without BASF's prior written consent, release any Person from, or waive any provision of, any confidentiality or standstill agreement, except in the event the Company's Board of Directors determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such release or waiver is reasonably expected to lead to a Superior Proposal. The Company has also terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted before the date of the Purchase Agreement with respect to any Acquisition Proposal.

     An "Acquisition Proposal" means any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of Chemdal US, Chemdal Asia or any Other Seller or all or a substantial portion of the assets of Chemdal US, Chemdal Asia, any Other Seller or the SAP Business, (ii) relating to any business combination with Chemdal US, Chemdal Asia or any Other Seller, (iii) relating to any other extraordinary business transaction involving or otherwise relating to Chemdal US, Chemdal Asia, any Other Seller or the SAP Business, or (iv) relating to (x) any acquisition or purchase of, or tender offer or exchange offer for, more than 20% of the equity securities of the Company, or (y) any merger, consolidation or business combination with the Company, or other extraordinary business transaction involving or otherwise relating to the Company that would result in any other Person owning in excess of 20% of the outstanding equity securities of the Company.

     A "Superior Proposal" means any Acquisition Proposal on terms which the Company's Board of Directors determines, in its good faith judgment (after having received the advice of a financial adviser of nationally recognized reputation), to be more favorable to the Company and its shareholders than the transactions contemplated by the Purchase Agreement and for which financing, to the extent required, is then committed or, in the good faith judgment of the Company's Board of Directors, based upon the written advice of its financial adviser, is reasonably capable of being obtained by the third party bidder.

Non-Competition

     For a period of three years after the Closing in the European Community and a period of ten years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable law, the Company and its Affiliates will not (i) engage, directly or indirectly, in any business anywhere in the world that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, Chemdal US or Chemdal Asia, in each case, for Traditional SAP Market Segments as of the Closing Date, or (ii) without BASF's prior written consent, own, directly or indirectly, an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with Chemdal US, Chemdal Asia or the SAP Business in researching, developing, manufacturing, marketing, distributing, selling, producing or supplying products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by Chemdal US, Chemdal Asia or the SAP Business for Traditional SAP Market Segments as of the Closing.

     For a period of three years after the Closing in the European Community and a period of ten years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable law, the Company further agreed to not, and not permit any of its affiliates to, in any way, directly or indirectly for the purpose of conducting or engaging in any business that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, Chemdal US or Chemdal Asia, in each case, for Traditional SAP Market Segments as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business in the Traditional SAP Market Segments with any customer of the SAP Business with whom the SAP Business had any dealings in the Traditional SAP Market Segments during the period of time in which the SAP Business, Chemdal US, and Chemdal Asia was owned by the Company, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the SAP Business in the Traditional SAP Market Segments.

     "Traditional SAP Market Segments" mean disposable hygeinics (such as diapers, adult incontinence products, and feminine care products), cable wraps, fire retardants, freezer packs and food packaging liquid absorption.

     For a period of one year after the Closing, neither the Company nor any of its affiliates will solicit the employment of, attempt to employ, or employ any employee of the SAP Business hired or retained by BASF and not subsequently terminated. For a period of one year after the Closing, neither BASF nor any of its affiliates will solicit the employment of, attempt to employ, or employ any employee of the Company or its affiliates which has not been terminated. The foregoing restrictions will not apply to general solicitations to the public or general advertising.

Employee Matters

     The Company has agreed to indemnify and hold harmless BASF against any severance claim and against any loss, damage, liability or expense incurred in connection with any claim for severance benefits brought by any employees or former employees of the Company, Chemdal US, Chemdal Asia or the other Sellers, except as provided below. BASF will be responsible for any severance obligations incurred pursuant to any severance plan, program arrangement or agreement of Chemdal US, Chemdal Asia or any other Seller with respect to the termination of a Transferred Employee or a U.K. Designated Employee on or after the Closing.

     For a period of one year after the Closing Date, BASF has agreed to provide the Transferred Employees who are employed by Chemdal US within the United States (the "US Transferred Employees") with a level of employee benefit plans and arrangements substantially comparable to the employee benefits provided to similarly situated employees of BASF. For certain specified purposes, the US Transferred Employees will be credited for service prior to the Closing with Chemdal US or the Sellers to the extent that such service was recognized under a comparable employee benefit plan, program or arrangement under which such applicable US Transferred Employee was participating in immediately prior to the Closing. As of the Closing Date, each US Transferred Employee and their eligible dependents who are participating in the Sellers' welfare benefit plans shall become entitled to participate in the welfare benefit plans sponsored by BASF or its affiliates at the Closing Date. Additional agreements have also been made by the Company and BASF regarding employee benefits to be provided to U.K. Designated Employees and Thai Transferred Employees.

     At BASF's request, on or prior to the Closing Date, the Company has agreed to cause each vested and unvested stock option to purchase shares of the Company's common stock (each a "Stock Option") that was granted to Transferred Employees and U.K. Designated Employees pursuant to the Company's stock option plans to become fully vested and exercisable and to remain exercisable for a period of at least 90 days following the Closing Date. For this reason, the Company's shareholders are being asked to approve amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan to provide for the acceleration of vesting of Stock Options held by employees of the SAP Business. See "Proposal 2: Plan Amendments."

Tax Matters

     The Company agreed to indemnify on an after-tax basis and hold harmless BASF, each of its subsidiaries, Chemdal US and Chemdal Asia against the following taxes and related expenses: (i) Taxes imposed on Chemdal US, Chemdal Asia or attributable to the SAP Assets or the SAP Business with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on Chemdal US, Chemdal Asia or attributable to the SAP Assets or the SAP Business which are allocable to the portion of such period ending on the Closing Date; (iii) Taxes imposed on the Seller, the Other Sellers, any of their Subsidiaries or any member of any affiliated group with which Chemdal US or Chemdal Asia files or has filed a tax return on a consolidated, unitary or combined basis for a taxable period (or portion of a taxable period) ending on or before the Closing Date; (iv) Taxes imposed on BASF, any of its Subsidiaries, Chemdal US or Chemdal Asia as a result of any breach of warranty or misrepresentation regarding taxes; and (v) Taxes resulting from any 338(h)(10) election by the parties.

     The Company agreed to join BASF in making an election under Section 338(h)(10) of the Code with respect to the sale of Chemdal US to BASF.

Closing Conditions

     Conditions to the Company's Obligations. The Company's obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of BASF being true and correct in all material respects as of the Closing Date, as if those representations and warranties were made at and as of such date, subject to certain qualifications specified in the Purchase Agreement; (ii) BASF having complied in all material respects with all agreements and covenants required by the Purchase Agreement to be complied with by it on or before the Closing Date; (iii) the expiration or termination of any waiting period under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets as contemplated by the Purchase Agreement; (iv) the Purchase Agreement having been approved by the affirmative vote of the Company's shareholders; and (v) BASF having executed and delivered to the Company the Acrylic Acid Supply Agreement, the SAP Subleases and certain other ancillary agreements.

     Conditions to BASF's Obligations. BASF's obligations to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction of certain conditions, including the following: (i) the representations and warranties of Sellers being true and correct in all material respects as of the Closing Date, as if those representations and warranties where made at and as of such date, subject to certain qualifications specified in the Purchase Agreement; (ii) Sellers having complied in all material respects with all agreements and covenants required by the Purchase Agreement to be complied with by it on or before the Closing Date; (iii) the expiration or termination of any waiting period under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets as contemplated by the Purchase Agreement; (iv) the Purchase Agreement shall have been approved by the affirmative vote of the Company's shareholders; (v) no events having occurred, which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect; (vi) the Company or one of its affiliates having executed and delivered to BASF the Acrylic Acid Supply Agreement, the SAP Subleases and certain other ancillary agreements; and (vii) the facility being constructed by the Company and its affiliates in Thailand being mechanically complete in accordance with certain specifications described in the Purchase Agreement.

Survival of Representations and Warranties; Indemnification

     All representations and warranties of the parties contained in the Purchase Agreement will survive the Closing for a period of fifteen months following the Closing Date, except that (i) the representations and warranties made by the Company relating to employee benefits taxes, employment taxes and other applicable taxes shall survive until the 120th day after the expiration of the applicable statutes of limitations, and (ii) the representations and warranties made by the Company relating to environmental matters shall survive for a period of four years following the Closing Date.

     The Company will indemnify BASF, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of such parties for any Losses arising out of or resulting from: (i) the breach of any representation or warranty made by the Sellers in the Purchase Agreement (without giving effect to any qualifications or limitations as to materiality except for representations and warranties relating to material contracts); (ii) the breach of any covenant or agreement by the Sellers contained in the Purchase Agreement; (iii) the Excluded Liabilities; (iv) all Liabilities arising from or relating to the any businesses conducted by the Company and its Subsidiaries, other than the SAP Business; (v) any Liabilities suffered by BASF, Chemdal US, Chemdal Asia or the SAP Business related to the operation of Chemdal US, Chemdal Asia or the SAP Business prior to the Closing to the extent that such liability constitutes a breach by the Sellers of their representations and warranties in the Purchase Agreement; (vi) the Excluded Assets; (vii) subject to certain exceptions, any losses or liabilities pursuant to any Environmental Law arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing Date; (viii) the transfer or termination of any employees of Chemdal UK prior to or in connection with the Closing or the breach by the Sellers of certain UK employment laws or employment contracts prior to the Closing; (ix) subject to certain qualifications, claims of patent infringement with respect to certain patents; and (x) expenditures or amounts payable in connection with construction of the Thai Facility.

     BASF will indemnify the Company, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of such parties for any Losses arising out of or resulting from: (i) the breach of any representation or warranty made by BASF in the Purchase Agreement; (ii) the breach of any covenant or agreement by BASF contained in the Purchase Agreement;
(iii) any Assumed Liabilities; (iv) any third party claims arising primarily out of, or relating primarily to, the conduct of the SAP Business before or after the Closing, except to the extent that the Company is obligated to indemnify BASF with respect to such claim or as otherwise contemplated in the Purchase Agreement; (v) any claims arising out of the employment or discharge of any Transferred Employee at any time on or after the Closing; or (vi) any Losses arising either from claims made by any U.K. Designated Employees against the Sellers in connection with the transfer of their employment pursuant to U.K. Regulations or from the termination of any U.K. Designated

Employees after the Closing. BASF will not be required to indemnify the Company for any such losses to the extent the Company receives insurance proceeds under its applicable insurance policies to cover such loss.

     Each party will not be liable for any indemnification claim relating to a breach of its representations and warranties and certain other specified matters unless the amount of a Loss resulting from such claim (or aggregated claims arising out of the same event) exceeds $150,000 and the aggregate amount of all Losses incurred by the party seeking indemnification exceeds $5 million, after which the indemnifying party will only be liable for those Losses in excess of $5 million. Each party's aggregate liability for indemnification claims relating to a breach of its representations and warranties and certain other specified matters is also limited to the amount of the Purchase Price.

Termination

     The Purchase Agreement may be terminated (subject to a termination fee under certain circumstances as described below) at any time prior to the Closing as follows:

     (a) By BASF if before Closing: (i) an event or condition occurs that has resulted in or that is reasonably likely to result in a Material Adverse Effect or (ii) the Company, Chemdal US, Chemdal Asia or any Other Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company, Chemdal US or any Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization, and such proceeding is not dismissed within 90 days; or

     (b) By BASF, upon a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in the Purchase Agreement, or if any representation or warranty of the Sellers has become untrue, in either case, such that BASF's closing conditions relating to the Company's representations and warranties and covenants would not be satisfied; provided that if such a breach is curable by the Sellers through the exercise of their reasonable efforts and for so long as the Sellers continue to exercise such reasonable efforts, BASF may not terminate the Purchase Agreement under this provision; or

     (c) By the Company upon a breach of any representation, warranty, covenant or agreement on the part of BASF set forth in the Purchase Agreement, or if any representation or warranty of BASF has become untrue, in either case, such that the Company's closing conditions relating to BASF's representations and warranties and covenants would not be satisfied; provided that if such breach is curable by BASF through the exercise of its reasonable efforts and for so long as BASF continues to exercise such reasonable efforts, the Company may not terminate the Purchase Agreement under this provision; or

     (d) By either the Company or BASF if the Closing shall not have occurred by May 31, 2000; or

     (e) By BASF or the Company if the Company's shareholders vote against approval and adoption of the Purchase Agreement; or

     (f) By either BASF or the Company in the event that any Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement and such order, decree, ruling or other action has become final and nonappealable; or

     (g) By the Company in order to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that (x) the Company must provide BASF with written notice of such Superior Proposal, including a reasonable description of the material terms thereof, and (y) the Company will not take any action in respect of such Superior Proposal, including terminating the Purchase Agreement or entering into an agreement relating to the Superior Proposal, for a period of five business days following receipt of such notice by BASF and until such time as the Company's Board of Directors has considered any response to such notice provided by BASF to the Company during such five business day period; provided that such termination will not be effective until the Company pays the Fee (as defined below) to BASF; or

     (h)  By the mutual written consent of the Company and BASF.

     In the event of the termination of the Purchase Agreement as provided above, there will be no liability on the part of either party, except (i) for provisions in the Purchase Agreement regarding confidential information and fees and expenses and (ii) that nothing in the Purchase Agreement will relieve either party from liability for any breach of the Purchase Agreement.

Expenses

     In the event that (i) the Purchase Agreement is terminated because the Company's shareholders vote against approval and adoption of the Purchase Agreement and at or prior to the time of such vote an Acquisition Proposal has been made public and the Company enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, in each case within twelve months after such termination of this Agreement; (ii) the Purchase Agreement is terminated by the Company in order to enter into a definitive agreement with respect to a Superior Proposal; or (iii) the Purchase Agreement is terminated for any reason, other than items (a), (c), (f) or (h) described under "Termination" above, and the Company enters into an agreement with respect to a Superior Proposal, or a Superior Proposal is consummated, in each case within twelve months after such termination of this Agreement; then the Company will be required to pay BASF a fee of $20 million (the "Fee"), plus all out of pocket expenses up to $3 million ("Expenses"). If the Fee and Expenses become payable pursuant to item (i) or (iii) above, the Company is required to pay such amounts no later than one business day after consummation of the

Acquisition Proposal or the Superior Proposal, as the case may be, and if the Fee and Expenses become payable pursuant to item (ii) above, the Company is required to pay such amounts prior to termination of the Purchase Agreement.

Ancillary Agreements

     Acrylic Acid Supply Agreement. Immediately prior to the closing of the Sale Transaction, Chemdal UK and a BASF subsidiary will enter into a supply agreement pursuant to which the BASF subsidiary will supply acrylic acid to Chemdal UK for a period of ten years. Upon the signing of such agreement, the BASF subsidiary will pay a non-refundable signing premium of $28.5 million to Chemdal UK as consideration for entering into the supply agreement. Immediately following the closing of the Sale Transaction, the supply agreement will be assigned by Chemdal UK to one of BASF's designated affiliates which will assume Chemdal UK's obligations under the supply agreement, and Chemdal UK will be released from any further liability under the supply agreement.

     SAP Subleases. At the Closing, the Company and BASF will enter into subleases for a portion of two facilities currently leased by the Company in Arlington Heights, Illinois. The first sublease is for approximately 11,000 square feet currently being used as Chemdal's corporate headquarters. The second sublease is for approximately 13,950 square feet currently being used as a research laboratory. The initial annual base rent under these subleases will be approximately $147,000 and $130,000, respectively, subject to annual escalations. BASF will also be required to pay its proportionate share of operating expenses, real estate taxes and certain other expenses. The term of each sublease will expire on July 31, 2008.

     One of the Company's subsidiaries will also enter into a lease agreement for a portion of certain properties owned by such subsidiary in Birkenhead, Merseyside, U.K. The annual rent under the lease will be determined by the parties after the closing of the Sale Transaction, but will be between ,70,000 and ,100,000. The term of the lease will be for 7 years.

                          MARKET PRICE DATA; DIVIDENDS

     The Company's common stock trades on the New York Stock Exchange under the symbol ACO. Prior to September 22, 1998, the Company's common stock traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol ACOL. The table below sets forth, for the calendar periods indicated, the high and low intra-day sales price per share of the Company's common stock as reported by the relevant organizations, and cash dividends declared per share.

                                                                          Stock Price                Cash
                                                                                                   Dividends
                                                                                                   Declared
                                                                                                   Per Share
                                                                        High        Low
Fiscal Year Ended December 31, 2000:         1st Quarter (through             $          $
                                             January    , 2000)....

Fiscal Year Ended December 31, 1999:         1st Quarter...........     $11.375     $8.250          $.0600

                                             2nd Quarter...........      14.750      8.875           .0700

                                             3rd Quarter...........      15.125     13.250           .0700

                                             4th Quarter...........                                  .0700

Fiscal Year Ended December 31, 1998:         1st Quarter...........     $16.375    $12.125          $.0550

                                             2nd Quarter...........      16.375     11.500           .0550

                                             3rd Quarter...........      14.250      9.375           .0600

                                             4th Quarter...........      11.375      8.000           .0600

     On November 22, 1999, the last full trading day before the public announcement of the Sale Transaction, the high and low sales price per share of the Company's common stock, as quoted on the NYSE Composite Tape, were $13.75 and $13.4375, respectively.

     The closing sales price for the shares of the Company's common stock as reported on the NYSE Composite Tape on January __, 2000 (the latest practicable date prior to mailing this Proxy Statement) was $_____. As of the close of business on the Record Date, there were _______ holders of record of the Company's common stock, excluding shares held in street name.

     In connection with the Sale Transaction, the Company intends to adopt a plan of partial liquidation pursuant to which the Company will distribute pro rata to its shareholders a significant portion of the net proceeds from the Sale Transaction. On a pro forma basis, the Company expects to distribute between $14.00 and $14.50 per share. The Company expects to make this distribution in the second quarter of 2000. See "Proposal 1: The Sale Transaction B Use of Proceeds."

     After the closing of the Sale Transaction, the payment of dividends and the amount and timing of such dividends will depend on the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Company's Board of Directors.

                AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Consolidated Financial Information gives effect to the consummation of the Company's sale of its SAP Business to BASF and the proposed use of proceeds as if consummated: (i) on September 30, 1999, in the case of the Unaudited Pro Forma Balance Sheet; and (ii) on January 1, 1996, the first day of the Company's fiscal year, in the case of the Unaudited Pro Forma Statements of Operations for the fiscal years ended December 31, 1996, 1997 and 1998.

     The following Unaudited Pro Forma Consolidated Financial Information is presented for illustrative purposes only and does not purport to be indicative of the Company's actual financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the Sale Transaction and the proposed use of proceeds been consummated on the above referenced dates, nor does it give effect to (i) any transactions other than the Sale Transaction and the proposed use of proceeds as described in the Notes to the Unaudited Pro Forma Consolidated Financial Information or (ii) the Company's results of operations since September 30, 1999.

     The following Unaudited Pro Forma Consolidated Financial Information is based upon the historical financial data of the Company and should be read in conjunction with the information appearing in the "Purchase Agreement", "Selected Consolidated Historical and Pro Forma Financial and Operating Data," and other financial data included in or incorporated by reference in this Proxy Statement.

     The Unaudited Pro Forma Balance Sheet at September 30, 1999 is based upon the Company's financial position at September 30, 1999. The Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 1999 is based upon the Company's results of operations for the nine months ended September 30, 1999. The Unaudited Pro Forma Statements of Operations for the fiscal years ended December 31, 1996, 1997 and 1998 are based upon the Company's results of operations for those years.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                       BALANCE SHEET - SEPTEMBER 30, 1999
                                 (in thousands)

                                                              Historical     Reclassify SAP         Pro Forma         Pro Forma
                                                                              Business to          Adjustment
                                                                              Discontinued
                                                                             Operations (E)
                                                             -------------  -----------------     --------------     -------------
Current assets:
  Cash and cash equivalents                                  $              $                     $                  $
                                                                    5,472               2                  -                5,474
  Accounts receivable, net                                        108,572         (49,855)                 -               58,717
  Inventories                                                      40,522          (8,893)                 -               31,629
  Prepaid expenses                                                  6,373          (1,245)                 -                5,128
  Current deferred tax asset                                        3,711            (519)                 -                3,192
  Net current assets of discontinued operations                         -          36,584            (36,584)   (H)             -
                                                             -------------  -----------------     --------------     -------------
Total current assets                                              164,650         (23,926)           (36,584)             104,140

Investment in and advances to joint ventures                        9,466               -                  -                9,466

Property, plant, equipment and mineral reserves                   347,685        (152,842)                 -              194,843
  Less accumulated depreciation                                   174,440         (69,893)                 -              104,547
                                                             -------------  -----------------     --------------     -------------
                                                                  173,245         (82,949)                 -               90,296

Intangible assets, net                                             14,452               -                  -               14,452

Other long-term assets, net                                         2,670               -                  -                2,670
Net non-current assets of discontinued operations                       -          79,011            (79,011)   (H)             -
                                                             -------------  -----------------     --------------     -------------

Total assets                                                 $    364,483   $      (27,864)        $(115,595)        $    221,024
                                                             =============  =================     ==============     =============

Current liabilities:
  Notes payable and current maturities of debt               $              $                     $                  $
                                                                    3,383               -                  -                3,383
  Accounts payable                                                 16,475          (5,975)                 -               10,500
  Accrued liabilities                                              42,345         (17,951)                 -               24,394
                                                             -------------  -----------------     --------------     -------------
Total current liabilities                                          62,203         (23,926)                 -               38,277

Long-term debt                                                     99,344               -            (47,799)   (C)        51,545

Deferred credits and other liabilities                             15,063          (5,459)                 -                9,604
                                                             -------------  -----------------     --------------     -------------

Total liabilities                                                 176,610         (29,385)           (47,799)              99,426

Stockholders' equity:
  Common stock                                                        320               -                  -                  320
  Additional paid-in-capital                                       76,026               -                  -               76,026
  Foreign currency translation adjustment                          (2,933)          1,521                  -               (1,412)
  Retained earnings                                               144,775               -            316,323    (B)       461,098
  Distribution to stockholders                                          -               -           (384,119)   (A)      (384,119)
  Treasury stock                                                  (30,315)              -                  -              (30,315)
                                                             -------------  -----------------     --------------     -------------
Total stockholders' equity                                        187,873           1,521            (67,796)             121,598

Total liabilities and stockholders' equity                   $    364,483   $      (27,864)        $(115,595)        $    221,024
                                                             =============  =================     ==============     =============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 1999
                                 (in thousands)

                                                              Historical     Reclassify SAP         Pro Forma          Pro Forma
                                                                            ----------------      -------------
                                                                              Business to          Adjustment
                                                                              Discontinued
                                                                             Operations (E)
                                                             -------------                                           ---------------
Net sales                                                    $    414,147   $    (186,303)        $                  $    227,844
                                                                                                           -
Cost of sales                                                     314,203        (138,378)                 -               175,825
                                                             -------------  -----------------     --------------     ---------------
     Gross profit                                                  99,944         (47,925)                 -                52,019

General, selling and administrative expenses                       58,572         (12,338)                 -                46,234
                                                             -------------  -----------------     --------------     ---------------

Operating profit                                                   41,372         (35,587)                 -                 5,785

Other income (expense):
     Interest expense, net                                         (5,264)            362              2,712    (F)         (2,190)
     Other, net                                                      (804)            182                  -                  (622)
                                                             -------------  -----------------     --------------     ---------------
Total other income (expense)                                       (6,068)            544              2,712                (2,812)

Income before income taxes and joint ventures                      35,304         (35,043)             2,712                 2,973
     Income taxes                                                  12,709         (12,615)               976    (G)          1,070
                                                             -------------  -----------------     --------------     ---------------
Income before joint ventures                                       22,595         (22,428)             1,736                 1,903
     Equity interests in income of joint ventures                     268               -                  -                   268
                                                             -------------  -----------------     --------------     ---------------

Income from continuing operations                            $              $      (22,428)       $     1,736        $        2,171
                                                                   22,863
                                                             =============  =================     ==============     ===============

Weighted average common shares                                $26,762,283                                              $26,762,283
                                                             =============                                           ===============
Weighted average common and common
     equivalent shares                                        $27,147,789                                              $27,147,789
                                                             =============                                           ===============

Earnings per share:
     Basic                                                   $                                                       $
                                                                     0.85                                                    0.08
                                                             =============                                           ===============
     Diluted                                                 $                                                       $
                                                                     0.84                                                    0.08
                                                             =============                                           ===============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             STATEMENT OF OPERAITONS

                          Year ended December 31, 1998
                                 (in thousands)

                                                              Historical     Reclassify SAP         Pro Forma          Pro Forma
                                                                              Business to          Adjustment
                                                                              Discontinued
                                                                             Operations (E)
                                                             -------------  -----------------     --------------     ---------------
Net sales                                                    $    521,530   $    (221,093)        $                   $    300,437
                                                                                                           -
Cost of sales                                                     410,359        (174,635)                 -               235,724
                                                             -------------  -----------------     --------------     ---------------
     Gross profit                                                 111,171         (46,458)                 -                64,713

General, selling and administrative expenses                       68,951         (13,207)                 -                55,744
                                                             -------------  -----------------     --------------     ---------------

Operating profit                                                   42,220         (33,251)                 -                 8,969

Other income (expense):
     Interest expense, net                                         (7,933)          1,345              5,541    (I)         (1,047)
     Other, net                                                       140              16                  -                   156
                                                             -------------  -----------------     --------------     ---------------
                                                                   (7,793)          1,361              5,541                  (891)

Income before income taxes and minority interest                   34,427         (31,890)             5,541                 8,078
     Income taxes                                                  12,350         (11,439)             1,988    (J)          2,899
                                                             -------------  -----------------     --------------     ---------------
Income before minority interest                                    22,077         (20,451)             3,554                 5,179
     Minority interest                                                  8               -                  -                     8
                                                             -------------  -----------------     --------------     ---------------

Income from continuing operations                            $              $      (20,451)       $     3,554        $        5,187
                                                                   22,085
                                                             =============  =================     ==============     ===============

Weighted average common shares                                $27,918,391                                              $27,918,391
                                                             =============                                           ===============
Weighted average common and common equivalent shares          $28,385,860                                              $28,385,860
                                                             =============                                           ===============

Earnings per share:
     Basic                                                   $                                                       $
                                                                     0.79                                                    0.19
                                                             =============
                                                                                                                     ===============
     Diluted                                                 $                                                       $
                                                                     0.78                                                    0.18
                                                             =============                                           ===============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997
                                 (in thousands)

                                                              Historical     Reclassify SAP         Pro Forma          Pro Forma
                                                                              Business to          Adjustment
                                                                              Discontinued
                                                                             Operations (E)
                                                             -------------  -----------------
Net sales                                                    $    477,060   $    (195,944)        $                   $    281,116
                                                                                                           -
Cost of sales                                                     376,319        (154,983)                 -               221,336
                                                             -------------  -----------------     --------------     ---------------
     Gross profit                                                 100,741         (40,961)                 -                59,780

General, selling and administrative expenses                       59,272         (12,098)                 -                47,174
                                                             -------------  -----------------     --------------     ---------------

Operating profit                                                   41,469         (28,863)                 -                12,606

Other income (expense):
     Interest expense, net                                         (8,628)          1,531              7,114    (K)             17
     Other, net                                                      (398)            459                  -                    61
                                                             -------------  -----------------     --------------     ---------------
                                                                   (9,026)          1,990              7,114                    78

Income before income taxes and minority interest                   32,443         (26,873)             7,114                12,684
     Income taxes                                                  11,399          (9,443)             2,500    (L)          4,456
                                                             -------------  -----------------     --------------     ---------------
Income before minority interest                                    21,044         (17,430)             4,614                 8,228
     Minority interest                                                  -               -                  -                     -
                                                             -------------  -----------------     --------------     ---------------

Income from continuing operations                            $              $      (17,430)       $     4,614        $        8,228
                                                                   21,044
                                                             =============  =================     ==============     ===============

Weighted average common shares                                $28,488,527                                              $28,488,527
                                                             =============
                                                                                                                     ===============
Weighted average common and common equivalent shares          $29,125,168                                              $29,125,168
                                                             =============                                           ===============

Earnings per share:
     Basic                                                   $                                                       $
                                                                     0.74                                                    0.29
                                                             =============
                                                                                                                     ===============
     Diluted                                                 $                                                       $
                                                                     0.72                                                    0.28
                                                             =============                                           ===============

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1996
                                 (in thousands)

                                                              Historical     Reclassify SAP         Pro Forma          Pro Forma
                                                                              Business to          Adjustment
                                                                              Discontinued
                                                                             Operations (E)
                                                             -------------  -----------------     --------------     ---------------
Net sales                                                    $    405,347   $    (153,866)        $                   $    251,481
                                                                                                           -
Cost of sales                                                     321,036        (123,448)                 -               197,588
                                                             -------------  -----------------     --------------     ---------------
     Gross profit                                                  84,311         (30,418)                 -                53,893

General, selling and administrative expenses                       51,974         (10,791)                 -                41,183
                                                             -------------  -----------------     --------------     ---------------

Operating profit                                                   32,337         (19,627)                 -                12,710

Other income (expense):
     Interest expense, net                                         (8,450)            286              6,510    (M)         (1,654)
     Other, net                                                      (670)            272                  -                  (398)
                                                             -------------  -----------------     --------------     ---------------
                                                                   (9,120)            558              6,510                (2,052)

Income before income taxes and minority interest                   23,217         (19,069)             6,510                10,658
     Income taxes                                                   7,979          (6,554)             2,237    (N)          3,662
                                                             -------------  -----------------     --------------     ---------------
Income before minority interest                                    15,238         (12,515)             4,272                 6,995
     Minority interest                                                (13)              -                  -                   (13)
                                                             -------------  -----------------     --------------     ---------------

Income from continuing operations                            $              $      (12,515)       $     4,272        $        6,982
                                                                   15,225
                                                             =============  =================     ==============     ===============

Weighted average common shares                                $28,697,736                                              $28,697,736
                                                             =============
                                                                                                                     ===============
Weighted average common and common equivalent shares          $29,294,489                                              $29,294,489
                                                             =============                                           ===============

Earnings per share:
     Basic                                                   $                                                       $
                                                                     0.53                                                    0.24
                                                             =============
                                                                                                                     ===============
     Diluted                                                 $                                                       $
                                                                     0.52                                                    0.24
                                                             =============                                           ===============

         Notes to Unaudited Pro Forma Consolidated Financial Information

(A) For pro forma purposes at September 30, 1999, the total distribution to stockholders is calculated below. The sales price is net of estimated transaction costs of $13,700,000.

Sales price, net of estimated transaction costs$        642,800
Less intercompany indebtedness                           47,799  (C)
                                                  --------------
Net cash proceeds                                       595,001
Income taxes                                            210,882
                                                  ==============
Distribution to stockholders                            384,119
                                                  ==============
Common stock outstanding                             26,795,517
Distribution per share                         $          14.34
                                                  ==============

     The distribution per share was calculated based on common stock and intercompany indebtedness outstanding at September 30, 1999. The actual amount of the distribution per share will be determined after the closing of the Sale Transaction and will be based on the amount of indebtedness of the SAP Business to be repaid and the number of shares of common stock outstanding at such time. The number of shares of common stock outstanding will increase in the event Company director or employees exercise vested outstanding options prior to the record date of the distribution. The actual amount of the distribution per share will likely be different from the amount indicated above.

(B) For pro forma purposes at September 30, 1999, gain on sale of SAP Business and resulting effect on equity is calculated below.

Sales price, net of estimated transaction costs$        642,800
Net investment in SAP Business                          115,595
                                                  --------------
Gain before income taxes                                527,205
Income taxes                                            210,882  (D)
                                                  --------------
Net gain on sale                                        316,323
Distribution to stockholders                            384,119
                                                  ==============
Net decrease in equity                         $       (67,796)
                                                  ==============

(C) The intercompany indebtedness as of September 30, 1999 of $47,799,000 reduces the cash received on the date of sale but will be paid by BASF the day following the closing date and will be used to repay a portion of the Company's long-term debt.

(D) Tax expense for federal and state purposes is calculated at the effective statutory rate at September 30, 1999 of 40%.

(E) To reclassify the SAP Business as a discontinued operation as a result of the proposed sale of the business.

(F) To record assumed reduction in interest expense arising from the repayment of indebtedness using the funds received from BASF to settle the intercompany liability, as discussed in Note C. It is assumed that the indebtedness repaid had an average interest rate of 6.13% for the nine months ended September 30, 1999.

(G) To record income tax benefit attributable to adjustment (F) at the 1999 effective rate of 36%.

(H)  To remove the net assets of the SAP Business.

(I) To record assumed reduction in interest expense arising from the repayment of indebtedness using the funds received from BASF to settle the intercompany liability, as discussed in Note C. It is assumed that the indebtedness repaid had an average interest rate of 7.15% for the year ended December 31, 1998.

(J) To record income tax benefit attributable to adjustment (I) at the 1998 effective rate of 35.87%.

(K) To record assumed reduction in interest expense arising from the repayment of indebtedness using the funds received from BASF to settle the intercompany liability, as discussed in Note C. It is assumed that the indebtedness repaid had an average interest rate of 7.30% for the year ended December 31, 1997.

(L) To record income tax benefit attributable to adjustment (K) at the 1997 effective rate of 35.14%.

(M) To record assumed reduction in interest expense arising from the repayment of indebtedness using the funds received from BASF to settle the intercompany liability, as discussed in Note C. It is assumed that the indebtedness repaid had an average interest rate of 7.09% for the year ended December 31, 1996.

(N) To record income tax benefit attributable to adjustment (M) at the 1996 effective rate of 34.37%.

                                   PROPOSAL 2

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                1993 STOCK PLAN AND 1998 LONG-TERM INCENTIVE PLAN

General

     The Board of Directors has adopted, subject to shareholder approval, amendments to the Company's 1993 Stock Plan (the A1993 Plan") and the Company's 1998 Long-Term Incentive Plan (the A1998 Plan"), which provide for the acceleration of vesting of all options held by employees who will become employees of BASF (the "Chemdal Employees"), pursuant to the Purchase Agreement (the "Vesting Amendments"). Except with respect to Chemdal Employees who reside in the United Kingdom, this acceleration of vesting will become effective immediately upon receipt of shareholder approval of the Vesting Amendments at the Special Meeting. In addition, the Board of Directors has adopted, subject to shareholder approval, an amendment to the 1998 Plan which deletes the $100,000 cap on the aggregate fair market value of an employee's ISOs which become exercisable in any calendar year (the "Limit Amendment"). The Vesting Amendments and the Limit Amendment are collectively referred to herein as the "Plan Amendments."

     The 1993 Plan and the 1998 Plan were approved by the Company's shareholders at the Company's Annual Meeting of Shareholders held in 1993 and 1998, respectively. As of December 31, 1999, options to purchase ___________ shares of the Company's common stock held by _______ employees will become immediately vested upon the approval of the Vesting Amendments by the Company's shareholders (the "Subject Options"). This includes options to purchase ________ shares of the Company's common stock held by Chemdal Employees who reside in the United Kingdom which may not be vested as discussed below. This also includes options to purchase 29,186 shares of the Company's common stock held by Gary Castagna, an executive officer of the Company. The exercise prices of the Subject Options range from $_______ to $________. The exercise prices of the Subject Options held by Mr. Castagna range from $8.25 to $13.125. Based on the closing sale price of the Company's common stock on January __,2000 as reported by the New York Stock Exchange, the aggregate value of the benefit to be received by Mr. Castagna upon the acceleration of the Subject Options held by him is $___________.

     The Purchase Agreement requires the Company to cause each unvested stock option to purchase shares of the Company's common stock held by Chemdal Employees to become fully vested and exercisable on or before the Closing. The Board of Directors has decided to vest the Subject Options prior to the Closing in order to provide the Chemdal Employees with the opportunity to exercise their options and sell the underlying shares of the Company's common stock prior to the Closing and the termination of their employment with the Company. The vesting of the Subject Options is contingent upon the receipt of shareholder approval of the Purchase Agreement but is not contingent upon closing the transaction contemplated by the Purchase Agreement or the termination of the Chemdal Employees' employment with the Company.

     Any options granted to employees who reside in the United Kingdom and whose options were issued under a scheme approved by United Kingdom Inland Revenue will be vested upon the later of receipt of shareholder approval of the Vesting Amendments and receipt of all necessary approvals from United Kingdom Inland Revenue. Pursuant to the Purchase Agreement, in the event the necessary approvals from United Kingdom Inland Revenue are not obtained prior to the Closing, the Company may either replace the relevant options or pay a special cash bonus to each relevant Chemdal Employee in an amount equal to the product of (i) the number of shares of the Company's common stock subject to an unvested stock option and (ii) the excess, if any, of the closing price on the New York Stock Exchange of the Company's common stock on the last trading day immediately prior to the Closing over the exercise price per share of the Company's common stock subject to such unvested stock option.

     The 1998 Plan contains a provision which prohibits the aggregate fair market value of an employee's ISOs which become exercisable in any calendar year to exceed $100,000. Due to the acceleration of vesting of the options held by the Chemdal Employees, the aggregate fair market value of certain Chemdal Employees' ISOs which will become exercisable will exceed $100,000. Therefore, the Board of Directors has decided to delete this restriction from the 1998 Plan.

The 1993 Plan and the 1998 Plan

     Purpose. The purpose of the 1993 Plan and 1998 Plan is to provide officers, directors and employees who have substantial responsibility for the direction and management of the Company with an additional incentive to promote the success of the Company's business, to encourage such persons to remain in the service of the Company and to enable them to acquire proprietary interests in the Company. The following is a summary of the 1993 Plan and the 1998 Plan. This summary, however, does not purport to be a complete description of the 1993 Plan or the 1998 Plan.

     Awards. Both the 1993 Plan and the 1998 Plan provide for the granting of awards of restricted stock ("Restricted Stock"), incentive stock options ("ISOs") within the meaning of Section 422 of the Code, nonqualified stock options ("NSOs") and stock appreciation rights ("SARs"). In addition, the 1993 Plan provides for the granting of awards of phantom stock ("Phantom Stock;" awards of Restricted Stock, ISOs, NSOs, SARs and Phantom Stock are sometimes hereinafter collectively referred to as "Awards"). The 1993 Plan and the 1998 Plan permit a total of 1,260,000 and 1,900,000 shares of the Company's common stock to be awarded to participants, respectively. However, as of March 1, 1998, no further Awards may be made pursuant to the 1993 Plan. As of January __, 2000 the closing sale price of the Company's common stock was $______ per share as reported by the New York Stock Exchange.

     The Committee. Both the 1993 Plan and the 1998 Plan are administered by a committee composed of two or more individuals elected by the Board of Directors from time to time. The committee administering the 1998 Plan must be composed of directors. Currently, both the 1993 Plan and the 1998 Plan are administered by the Compensation Committee of the Board of Directors. The Compensation Committee from time to time grants Awards under the 1998 Plan to selected eligible directors and employees, without payment by the participant. As set forth above, Awards are no longer made pursuant to the 1993 Plan.

     Restricted Stock Awards. The 1993 Plan and the 1998 Plan permit the granting of awards of Restricted Stock to any participant. Awards of Restricted Stock may be issued to participants without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the Restricted Stock expire and new certificates representing unrestricted shares of common stock are issued to the participant. Generally, the participant will have all of the rights of a shareholder of the Company with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of Restricted Stock.

     Incentive Stock Options. Both the 1993 Plan and the 1998 Plan provide for the granting of ISOs to any employee of the Company. The committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price is also determined by the committee and may not be less than the fair market value of the Company's common stock on the date of grant. The exercise price may not be less than 110% of such fair market value if the participant was the holder of more than 10% of the Company's outstanding voting securities. Unless the committee otherwise determined, the option period for ISOs granted under the 1993 Plan expire upon the earliest of: (i) ten years after the date of grant (five years in the case of a holder of more than 10% of the Company's outstanding voting securities), (ii) three months after termination of employment for any reason other than death, (iii) twelve months after death, or (iv) such other date or event as specified by the committee. Unless the committee otherwise determines, the option period for ISOs granted under the 1998 Plan will expire upon the earliest of: (i) ten years after the date of grant (five years in the case of a holder of more than 10% of the Company's outstanding voting securities), (ii) three months after termination of employment for any reason other than cause, death or total and permanent disability, (iii) immediately upon termination of employment for cause, (iv) twelve months after death or termination of employment on account of total and permanent disability, or (v) such other date or event as specified by the committee.

     Nonqualified Stock Options. The 1993 Plan and the 1998 Plan provide for the granting of NSOs to any participant. The committee has the authority to determine the terms and conditions of each grant including the number of shares subject to each NSO, the option period and the option exercise price. The NSO exercise price may not be less than 85% of the fair market value of the common stock on the date of grant. Unless the committee otherwise determined, the option period for NSOs granted pursuant to the 1993 Plan will expire upon the earliest of: (i) three months after termination of employment for any reason other than death, (ii) twelve months after death, or (iii) such other date or event as specified by the committee. Unless the committee otherwise determines, the option period for NSOs granted pursuant to the 1998 Plan will expire upon the earliest of: (i) ten years after the date of grant, (ii) three months after termination of employment for any reason other than cause, death, total and permanent disability or retirement after age 65 (nonemployee directors will be treated as being terminated when they cease to serve on the Board), (iii) immediately upon termination of employment for cause, (iv) 60 months after termination of employment on account of retirement after age 65, (v) twelve months after death or termination of employment on account of total and permanent disability, or (vi) such other date or event as specified by the committee.

     Stock Appreciation Rights. Both the 1993 Plan and the 1998 Plan provide for the granting of SARs to any participant. SARs granted by the committee pursuant to the 1993 Plan or the 1998 Plan may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the participant would receive from the Company an amount equal to the product of (i) the excess of the fair market value of a share of common stock on the date of surrender over the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and (ii) the number of shares of common stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs may be exercisable during a period established by the committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, participants may be paid in shares of common stock or cash, as determined by the committee.

     Phantom Stock. The 1993 Plan provided for awards of Phantom Stock to a participant. Subject to any limitations imposed by the committee, an award of Phantom Stock entitles the participant to surrender any vested portion of the Phantom Stock in exchange for the fair market value of the common stock to which the surrendered Phantom Stock relates. No Awards of Phantom Stock were made pursuant to the 1993 Plan.

     The Manner of Exercise. The committee may permit the exercise price for options granted under the 1993 Plan or the 1998 Plan to be paid in cash or shares of common stock, including shares of common stock which the participant received upon the exercise of one or more options. The committee may also permit the option exercise price to be paid by the participant's delivery of an election directing the Company to withhold shares of common stock from the common stock otherwise due upon exercise of the option or any method permitted by law.

     Vesting. Unless the committee establishes a different vesting schedule at the time of grant, Awards generally vest 40% after two years, 60% after three years, 80% after four years and 100% after five years. A participant may not exercise an option or SAR or transfer shares of Restricted Stock until the Award has vested.

     Under the 1993 Plan, if a participant's employment with the Company is terminated due to retirement on or after the age of 65 (or 55 with the Company's consent), retirement at any age on account of disability, or death, all Awards become fully vested. If a participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited.

     Under the 1998 Plan, generally, if a participant's employment with the Company or service on the Board is terminated due to retirement, death, disability or a change in control of the Company (as determined by the committee), the committee may, in its discretion, accelerate vesting. If a participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited.

     Nontransferability. Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that under the 1998 Plan NSOs, SARs and Restricted Stock are transferable in the committee's discretion after vesting. During a participant's lifetime, his ISOs and any NSOs granted under the 1993 Plan may be exercised only by him.

     Withholding Tax. The Company shall have the right to withhold in cash or shares of common stock with respect to any payments made to participants, any taxes required by law to be withheld because of such payments.

     Amendment; Termination. The Board of Directors may amend the 1993 Plan and the 1998 Plan at any time, but may not impair the rights of participants with respect to any outstanding Awards without the consent of participants, and provided further that the Board of Directors may not amend the 1993 Plan so as to extend the period in which a participant may exercise an ISO and may not, in the absence of shareholder approval, change the aggregate number of shares that may be issued pursuant to the options granted, change the class of eligible employees, adopt any amendment affecting the exercise price, or materially increase benefits accruing to the participants.

     The 1998 Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the 1998 Plan at any time. The 1993 Plan was terminated effective March 1, 1998.
Termination of the 1993 Plan and the 1998 Plan will not affect the rights of participants with respect to any Awards granted before the termination date.

     Federal Tax Consequences-Incentive Stock Options. Provided a participant is an employee of the Company during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the participant or the Company. If subsequent to the exercise of an ISO the participant does not dispose of the acquired common stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the common stock to the participant (the "Holding Period"), the Company is not entitled to a tax deduction, the participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the common stock is treated as a long-term capital gain or loss. Certain tax deductions and exclusions, known as "tax preference items", give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high income individuals.

     If a participant exercises an ISO and disposes of the acquired common stock before the end of the Holding Period, the participant realizes ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the option price of the common stock, or (ii) the amount realized on disposition over the adjusted basis of the common stock. Any remaining gain will be considered capital gain to the participant. The Company will be entitled to a corresponding tax deduction in the same amount and at the same time, subject to the limitations imposed by Code Section 162(m).

     Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a corporation's chief executive officer on the last day of the taxable year and any other individuals whose compensation is required to be reported to shareholders under the Exchange Act by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year and who are employed on the last day of the taxable year.
Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is composed solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000.

     Federal Tax Consequences-Non-Qualified Stock Options. Generally, the recipient of a non-qualified stock option ("NSO") realizes no taxable income at the time of grant. Similarly, the Company is not entitled to a deduction with respect to the grant of an NSO.

     Upon the exercise of an NSO, a participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the common stock acquired (as of the date of exercise) over the exercise price. The Company will generally be entitled to a corresponding deduction equal to this amount for the Company's taxable year that ends with or includes the end of the participant's taxable year of income inclusion, subject to the limitations imposed by Code Section 162(m).

     A participant's basis in the common stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the participant's gross income upon the exercise of the NSO. The gain or loss realized by the participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

     Federal Tax Consequences-Restricted Stock. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the committee), no taxable income will be recognized by the participant upon an Award of Restricted Stock. Absent an election under Section 83(b) of the Code, the participant is deemed to receive ordinary income at the time the restrictions on the Restricted Stock lapse. The amount of the participant's taxable income is equal to the fair market value of the Restricted Stock, less any amount paid by the participant for the Restricted Stock. However, a participant may make an election under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, to be taxed at the time of issuance. Any participant who makes such an election recognizes ordinary income on the date of issuance of the Restricted Stock equal to its fair market value at that time, less any amount paid by the participant for the Restricted Stock. The participant's basis in this stock will be increased by the amount includible in his or her gross income under Code Section 83.

     The Company is entitled to a deduction equal to the amount includible in the participant's gross income for the Company's tax year in which or with which ends the participant's taxable year in which the amount is included in the participant's gross income. The Company's deduction is also subject to the limitations imposed by Code Section 162(m) mentioned above. If the participant subsequently disposes of the Restricted Stock after it becomes substantially vested, the participant will recognize capital gain or loss equal to the difference between the amount realized and the participant's basis in the Restricted Stock, assuming the Restricted Stock is held as a capital asset. Unless an election under Code Section 83(b) is made, dividends paid to a participant while the Restricted Stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the Restricted Stock subsequent to a Code Section 83(b) election are treated as dividend income, rather than compensation, for federal income tax purposes.

The Plan Amendments

     In order to implement the Plan Amendments, the 1993 Plan and the 1998 Plan are proposed to be amended as set forth below. The Plan Amendments are contingent upon the receipt of shareholder approval of the Purchase Agreement.

     1993 Plan. The following shall be added to the end of Section 12 of the 1993 Plan:

          "Notwithstanding anything herein to the contrary, all nonvested options held by employees who are to become employees of BASF (the AChemdal Employees"), pursuant to the Asset and Stock Purchase Agreement dated November 22, 1999, between AMCOL International Corporation, a Delaware corporation, and BASF Aktiengesellschaft, a corporation organized under the laws of Germany, shall be immediately fully vested and exercisable, except that any nonvested options held by any Chemdal Employees whose options were issued under a scheme approved by United Kingdom Inland Revenue will be vested upon the later of receipt of shareholder approval of this amendment and receipt of all necessary approvals from United Kingdom Inland Revenue."

     1998 Plan. The following shall be added to the end of Section 11 of the 1998 Plan:

          "Notwithstanding anything herein to the contrary, all nonvested options held by employees who are to become employees of BASF (the "Chemdal Employees"), pursuant to the Asset and Stock Purchase Agreement dated November 22, 1999, between AMCOL International Corporation, a Delaware corporation, and BASF Aktiengesellschaft, a corporation organized under the laws of Germany, shall be immediately fully vested and exercisable, except that any nonvested options held by any Chemdal Employees whose options were issued under a scheme approved by United Kingdom Inland Revenue will be vested upon the later of receipt of shareholder approval of this amendment and receipt of all necessary approvals from United Kingdom Inland Revenue."

          The  following  sentences  shall be  removed  in their  entirety  from
     Section 7 of the 1998 Plan:

          "The aggregate fair market value of the common stock covered by ISOs granted under the Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Award Date."

Board Recommendation

     Proxies will be voted for or against approval of the Plan Amendments to the 1993 Plan and the 1998 Plan in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Special Meeting and entitled to vote thereon is required to adopt the Plan Amendments to the 1993 Plan and the 1998 Plan.

     The Board of Directors recommends that the shareholders vote "FOR" adoption of the Plan Amendments to the 1993 Plan and the 1998 Plan.

                               SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

     The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company's common stock as of December 31, 1999.

                            Name and Address of                                     Number of           Percent of
                             Beneficial Owner                                       Shares and            Class
                                                                                    Nature of
                                                                                    Beneficial
                                                                                  Ownership (1)
Harris Trust and Savings Bank...........................................                      (2)         ____%
         Paul Bechtner Trust
         111 West Monroe Street
         Chicago, Illinois 60690
Everett P. Weaver.......................................................                      (3)(4)      ____%
         c/o AMCOL International Corporation
         1500 West Shure Drive, Suite 500
         Arlington Heights, Illinois 60004-7803
William D. Weaver.......................................................                      (3)(5)      ____%
         c/o AMCOL International Corporation
         1500 West Shure Drive, Suite 500
         Arlington Heights, Illinois 60004-7803

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Voting and investment power are shared by the trustees of this trust. See note (3) below.

(3) Includes ____________ shares held in the Paul Bechtner Trust as to which Messrs. Everett P. Weaver, William D. Weaver and the Harris Trust and Savings Bank are co-trustees and share voting and investment power.

(4) Includes __________ shares in a trust as to which voting and investment power are shared with Mr. Weaver's wife.

(5) Includes __________ shares held in a living trust and _________ shares in a charitable remainder unit trust as to which Mr. Weaver exercises sole voting and investment power. Also includes _________ shares held by his wife, _________ shares held in his wife's living trust, _________ shares held by his wife as trustee for the benefit of her brother, and __________ shares held by his wife for the benefit of their grandchildren as to which Mr. Weaver may be deemed to share voting and investment power.

Security Ownership of Directors and Executive Officers

     The following table sets forth, as of December 31, 1999, shares beneficially owned by: (i) each director and nominee; (ii) the Chief Executive Officer; (iii) the four other most highly compensated executive officers; and
(iv) as a group, such persons and other executive officers.

                               Beneficial Owner                                      Number of           Percent
                                                                                     Shares and         of Class
                                                                                     Nature of
                                                                                     Beneficial
                                                                                   Ownership (1)
Arthur Brown...............................................................
Robert E. Driscoll, III....................................................
John Hughes................................................................
James A. McClung...........................................................
Jay D. Proops..............................................................
C. Eugene Ray..............................................................
Clarence O. Redman.........................................................
Paul G. Shelton............................................................
Dale E. Stahl..............................................................
Lawrence E. Washow.........................................................
Audrey L. Weaver...........................................................
Paul C. Weaver.............................................................
Frank B. Wright, Jr........................................................
Gary L. Castagna...........................................................

All of the above and other executive officers as a group (18 persons)......

* Percentage represents less than 1% of the total shares of Common Stock outstanding as of December 31, 1999.

(1)  Nature of beneficial ownership is set forth on Page _____.

                                                             Nature of Beneficial Ownership (Shares Held) as of December 31, 1999

Beneficial Owner        Directly (1)  In the       In          As Trustee    As        By    As Trustee  As Trustee Subject to Total
                                     Company's   Limited          or      Custodian  Family    of the    of the     Options
                                      Savings  Partnership(3) Co-Trustee            Members  Company's  Company's  Exercisable
                                     Plan (2)                                                 Pension    Savings    in 60 Days
Arthur Brown                            ---        ---          ---        ---       ---      ---        ---
Robert E. Driscoll, III                 ---                                ---       ---      ---        ---          ---
John Hughes                                        ---          ---        ---
James A. McClung                        ---        ---          ---        ---       ---      ---        ---          ---
Jay D. Proops                           ---                     ---        ---       ---      ---        ---
C. Eugene Ray                           ---        ---          ---        ---                ---        ---
Clarence O. Redman                                 ---          ---        ---       ---      ---        ---
Paul G. Shelton                                    ---          ---
Dale E. Stahl                           ---        ---          ---        ---       ---      ---        ---
Lawrence E. Washow                                 ---          ---                  ---
Audrey L. Weaver                        ---        ---          ---        ---                ---        ---          ---
Paul C. Weaver                          ---        ---                     ---                ---        ---
Frank B. Wright, Jr.                               ---          ---        ---       ---      ---        ---
Gary L. Castagna                                   ---          ---        ---       ---      ---        ---
All Directors
and Executive Officers

(1) Includes shares held in joint tenancy with spouses for which voting rights may be shared.

(2)  With the exception of Mr. Redman's  shares,  which are held in the Clarence
     O. Redman PC Savings  Plan,  the shares are held in the  Company's  Savings
     Plan.

(3)  Mr. Driscoll is a general partner.

(4)  Messrs. Hughes, Shelton and Washow share voting rights.

                          NAMED OFFICERS' COMPENSATION

Summary Compensation Table

     The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1999, 1998 and 1997, individual compensation for services to the Company and its subsidiaries of those persons who were at December 31, 1999:
(i) the Chief Executive Officer; and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                             Annual Compensation (1)(2)                                All Other
      Name & Principal Position                                                   Long-Term          Compensation
                                                                                 Compensation           ($)(4)
                                                                                    Awards
                                          Year      Salary ($)      Bonus
                                                                    ($)(3)        Securities
                                                                                  Underlying
                                                                                 Options (#)
John Hughes........................       1999       475,000
  Chairman and                            1998       450,000       257,792          25,000              19,386
  Chief Executive Officer                 1997       400,000       244,650          25,500              24,400

Lawrence E. Washow.................       1999       350,000
  President and                           1998       316,667       137,600          18,750              16,578
  Chief Operating Officer                 1997       229,256       114,449          12,750               8,740

Paul G. Shelton....................       1999       275,000
  Senior Vice President and               1998       240,000         92,800         12,500              13,694
  Chief Financial Officer                 1997       215,000       102,354          12,750               8,600
  of the Company and
  President of Ameri-Co
  Carriers, Inc. and Nationwide
  Freight Service, Inc.

Frank B. Wright, Jr................       1999       215,000
  Vice President of the                   1998       195,000       101,010          10,750              10,600
  Company and President                   1997       175,000        70,000           9,563               3,500
  of American Colloid Company

Gary L. Castagna...................       1999       200,000
  Vice President of the Company           1998       160,000       109,874          10,750               8,599
  and President of Chemdal                1997       142,645        54,976           6,375               5,706
  International Corporation

(1) Includes deferred compensation under the Company's Savings Plan and the Company's Deferred Compensation Plan.

(2) The incremental cost of non-cash compensation and other personal benefits during any year presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any individual named above.

(3) The figures in this column reflect bonuses from the Executive Incentive Compensation Plan and the Bonus Plan as described in the Board Compensation Committee Report on Executive Compensation.

(4) The figures in this column include Company matching contributions under the Company's Savings Plan. During 1997, the Company approved a 401(k) restoration plan whereby the matching contributions for salary deferrals in excess of ERISA limits to the Company's Savings Plan were credited to the Company's Deferred Compensation Plan.

Option Grants in Last Fiscal Year

     Shown below is information on grants of incentive stock options during the fiscal year ended December 31, 1999 to the Named Officers, which are reflected in the Summary Compensation Table on Page ___.

           Name                                     Individual Grants in 1999                             Grant
                                                                                                           Date
                                                                                                          Value

                                Number of          % of Total         Exercise        Expiration          Grant
                               Securities           Options           Price (3)          Date              Date
                               Underlying          Granted to                                            Present
                                 Options         Employees (2)                                          Value (4)
                               Granted (1)
John Hughes                       25,000              8.68%             $9.00          02/03/09           $87,494
Lawrence E. Washow                21,250              7.38               9.00          02/03/09            74,370
Paul G. Shelton                   17,000              5.90               9.00          02/03/09            59,496
Frank B. Wright, Jr.              11,250              3.91               9.00          02/03/09            39,372
Gary L. Castagna                  11,250              3.91               9.00          02/03/09            39,372

(1) These Incentive Stock Options ("ISOs") were issued pursuant to the Company's 1998 Long-Term Incentive Plan (the "1998 Plan") and may not be exercised until they vest. These ISOs vest 40% after two years, 60% after three years, 80% after four years and 100% after five years, provided that on death or retirement under specified conditions, these ISOs become fully vested. The exercise price may not be less than the fair market value of the shares subject to the option on the date of grant. The exercise price may not be less than 110% of such fair market value if the purchaser is a holder of more than 10% of the Company's outstanding voting securities.

(2)  Based on 288,000 options granted to all employees.

(3)  Fair market value on the date of grant.

(4) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $9.00, equal to the fair market value of the underlying stock on the date of grant; an option term of 6 years; interest rate of 4.87% representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; volatility of [44.90%] and dividends at the rate of [$0.22] per share representing the annualized dividends paid with respect to a share of common stock at the date of grant. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     Shown below is information with respect to (i) options exercised by the Named Officers pursuant to the 1983 and 1993 Plans during fiscal 1999 and (ii) unexercised options granted in fiscal 1999 and prior years under the 1983, 1993 and 1998 Plans to the Named Officers and held by them at December 31, 1999.

                Name                      Shares           Value             Number of              Value of
                                        Acquired on       Realized          Securities             Unexercised
                                         Exercise                           Underlying            In-the-Money
                                                                            Unexercised            Options at
                                                                            Options at              12/31/99
                                                                             12/31/99             Exercisable/
                                                                           Exercisable/         Unexercisable (1)
                                                                           Unexercisable
John Hughes......................                            $

Lawrence E. Washow...............

Paul G. Shelton..................

Frank B. Wright, Jr..............

Gary L. Castagna.................

(1)......Based  on the  closing  sale  price as  quoted  on The New  York  Stock
     Exchange on that date.

Pension Plans

      Remuneration                      Estimated Annual Retirement Benefits Based on Years of Service
                             15 Years        20 Years       25 Years       30 Years       35 Years       40 Years
         $150,000              $33,750        $45,000        $56,250        $67,500        $78,750        $84,375
          200,000               45,000         60,000         75,000         90,000        105,000        112,500
          250,000               56,250         75,000         93,750        112,500        131,250        140,625
          300,000               67,500         90,000        112,500        135,000        157,500        168,750
          350,000               78,750        105,000        131,250        157,500        183,750        196,875
          400,000               90,000        120,000        150,000        180,000        210,000        225,000
          450,000              101,250        135,000        168,750        202,500        236,250        253,125
          500,000              112,500        150,000        187,500        225,000        262,500        281,250
          550,000              123,750        165,000        206,250        247,500        288,750        309,375

     The above table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the earnings and years of service classifications indicated under the Company's retirement plans, which cover substantially all of its domestic employees on a non-contributory basis. The estimated benefits as disclosed below assume (i) that the plans will be continued and (ii) that the employee will elect to receive his pension at normal retirement age. The table above and the estimates below do not reflect the reduction in an individual's final monthly compensation due to the social security monthly covered compensation. This reduction is based upon the retirement year for a particular individual.

               Name                          Years of                   Average                    Pension
                                             Service                 Compensation                  Benefit
John Hughes                                     35
Lawrence E. Washow                              21
Paul G. Shelton                                 18
Frank B. Wright, Jr.                            4
Gary L. Castagna                                10

     The above table indicates the average earnings for the highest five consecutive calendar years and the number of years of credited service under the pension plans as of December 31, 1999, for each of the Named Officers. Covered compensation includes a participant's base salary, commissions, bonuses and salary reductions under the Company's Savings Plan and Deferred Compensation Plan. Mr. Wright has only been employed by the Company for four years, and does not have a vested pension benefit. The average compensation for Mr. Wright represents the average paid during his employ with the Company.

     Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a supplemental plan that authorizes the payment out of general funds of the Company any benefits calculated under provisions of the Company's pension plan that may be above the limits under these sections. The accrued, unfunded liability of the supplemental plan at September 30, 1999, was $1,023,775.

Change In Control Arrangements

     Each of the Named Officers has an Agreement with the Company which provides that, upon a change in control of the Company, each of them is to be employed by the Company for a period of time after the change in control (three years in the case of Messrs. Hughes, Washow and Shelton and two years for Messrs. Wright and Castagna), unless there is just cause for his termination. A change in control is defined as a change in legal or beneficial ownership of 51% of the Company's Common Stock within a six-month period, or the sale of 90% or more of the Company's assets.

     If termination occurs within the specified period for other than just cause, through either actual termination or constructive termination, the Named Officer will receive compensation equal to his current annual salary plus an average of his incentive bonus payments for prior periods, less any compensation received from the date of the change in control. These payments may not exceed an amount equal to two times, in the case of Messrs. Wright and Castagna, and three times, in the case of Messrs. Hughes, Washow and Shelton, the respective Named Officer's average annual compensation during the prior five calendar years. Each Named Officer will also receive continued medical, health and disability benefits for one year after termination.

     The table below indicates the maximum amount that would have been paid had a change of control occurred and the Named Executives were terminated without cause prior to December 31, 1999.

                 Name                             Date of Agreement                          Payment
John Hughes                                      April 1, 1997
Lawrence E. Washow                               February 16, 1998
Paul G. Shelton                                  April 1, 1997
Frank B. Wright, Jr.                             December 1, 1999
Gary L. Castagna                                 February 17, 1998

     The Agreements do not require the Named Officers to seek other employment, but any payments or benefits will be reduced by up to 50% by any compensation earned from other employment. For a period of years (three years in the case of Messrs. Hughes, Washow and Shelton and two years in the case of Messrs. Wright and Castagna) from the date of termination of employment with or without cause, before or after a change in control, each of the Named Officers is prohibited from engaging in any business that competes with the Company and from soliciting any employee of the Company.

Director Compensation
Type of Compensation                                                             Cash             Stock Options
Annual Retainer                                                                $14,700         2,000 shares
Board Meeting Attendance Fee                                                    $1,470
Annual Retainer for Committee Chairman                                          $1,969
Committee Meeting Attendance Fee                                                  $525

     Directors who are also full-time officers of the Company are not paid for their services as directors or for attendance at meetings.

     Pursuant to the 1998 Long-Term Incentive Plan, each of the non-executive directors was granted 2,000 options at $13.00 per share in 1999.

Compensation Committee Report on Executive Compensation

         [Insert 1999 Compensation Committee Report]

Stock Performance Graph

     The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company (which trades on The New York Stock Exchange); (ii) S&P SmallCap 600 Index; and (iii) a custom peer group of publicly traded companies (the "Peer Group").

     Using the assistance of consultants, the Company selected the Peer Group which consists of companies whose businesses, sales sizes, market capitalization and stock trading volumes were similar to that of the Company.

     All returns were calculated assuming dividend reinvestment on a quarterly basis. The returns of each company in the Peer Group have been weighted according to market capitalization.

     The Peer Group consists of the following companies: Calgon Carbon Corporation, ChemFirst, Inc., Lawter International, Inc., Lilly Industries, Inc., McWhorter Technologies, Inc., Mississippi Chemical Corporation, Oil-Dri Corporation of America and Zemex Corporation.

                Comparison of Five-Year Cumulative Total Return*
        AMCOL International Corporation, S&P SmallCap 600 and Peer Group

                               [Insert 1999 Graph]

Assumes $100 invested on December 31, 1994, in AMCOL International Corporation Common Stock, S&P SmallCap 600 and Peer Group. _______________

*  Total return assumes reinvestment of dividends on a quarterly basis.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     A representative of KPMG LLP, the Company's independent certified public accountants, will be present at the Special Meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 2000, must have been received by the Company on or before December 1, 1999.

     If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders but does not seek inclusion of that proposal in the Company's proxy statement for that meeting, such shareholder must deliver written notice of the proposal to the Company in accordance with the requirements of the Company's By-Laws. Generally, such proposals must be delivered to the Company between ___________, 2000 and ________, 2000. All proposals or notices should be directed to the Secretary of the Company at One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois, 60004-7803.

                                  OTHER MATTERS

     In addition to the business described above, there will be remarks by the Chairman and Chief Executive Officer and a general discussion period during which shareholders will have an opportunity to ask questions about the Company.

     As of the date of this Proxy Statement, the Company's management knows of no matter not specifically referred to above as to which any action is expected to be taken at the Special Meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and its shareholders.

                             ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

AMCOL SEC FILINGS (FILE NO. 0-15661)        PERIOD

Annual Report on Form 10-K                  Year ended December 31, 1998

Quarterly Reports on Form 10-Q              Quarters ended March 31, 1999,
                                            June30, 1999, and September 30,
                                            1999

Current Report on Form 8-K                  Filed December 3, 1999

     We are also incorporating by reference additional documents that we may file with the SEC between the date of this Proxy Statement and the date of the Special Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     If you are a shareholder, you may have previously received some of the documents incorporated by reference. You may still obtain copies of any of these documents from the Company or the SEC or the SEC's Internet web site described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement, by requesting them in writing or by telephone from the Company at AMCOL International Corporation, One North Arlington, 1500 West Shure Drive, Suite 500, Arlington Heights, Illinois 60004-7803, Telephone:
(847) 394-8730, Attention: Investor Relations. Please request documents by January __, 2000 to ensure receipt before the Special Meeting.

                                           By Order of the Board of Directors,


                                           /s/ Clarence O. Redman
                                               Clarence O. Redman
                                               Secretary

Arlington Heights, Illinois
January __, 2000

                         AMCOL INTERNATIONAL CORPORATION

        Special Meeting of Shareholders to be held on February ___, 2000



     As a shareholder of AMCOL International Corporation (the "Company"), I acknowledge receipt of Notice of Special Meeting and accompanying Proxy Statement and appoint John Hughes, Lawrence E. Washow and Paul C. Weaver, or any one of them, to vote all shares of stock of AMCOL International Corporation that I am entitled to vote, at the Special Meeting of Shareholders to be held on ___________, February ___, 2000, at 10:00 a.m., Central Standard Time, at the Company's offices located at 1500 West Shure Drive, 7th Floor, Arlington Heights, Illinois, and any adjournment thereof.

1. A proposal to approve the sale by the Company of its superabsorbent polymers business (the "SAP Business") to BASF pursuant to the terms of an Asset and Stock Purchase Agreement dated November 22, 1999 (the "Purchase Agreement"). The Purchase Agreement provides for the transfer to BASF of the following: (i) all of the shares of capital stock of Chemdal Corporation and Chemdal Asia Ltd.; and (ii) all other assets of the Company and its designated subsidiaries related primarily to the SAP Business.

     FOR                              AGAINST                          ABSTAIN


2. A proposal to approve certain amendments to the Company's 1993 Stock Plan and 1998 Long-Term Incentive Plan.

     FOR                              AGAINST                          ABSTAIN

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN, AND IN THE ABSENCE OF SUCH INSTRUCTIONS, SHALL BE VOTED FOR EACH OF THE PROPOSALS. IF OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES ON THOSE MATTERS.


           This Proxy Is Solicited on Behalf of the Board of Directors

     You are urged to mark, sign and return your proxy promptly in the enclosed self-addressed, postage-paid (if mailed in the United States) envelope.

                    Dated ________________, 2000


                    _____________________________
                    SIGNATURE OF SHAREHOLDER

                    _____________________________
                    SIGNATURE OF SHAREHOLDER

                    When signing the proxy, please date it and take care to have the signature agree to the shareholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

CONTROL NUMBER
                                VOTE BY TELEPHONE
                    Call Toll Free On a Touch Tone Telephone
                                 1-888-___-____
                    There is NO CHARGE to you for this call.
         The Board of Directors encourages you to use this inexpensive, time saving method to vote.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number, which is located in the box on the left side of this form.

Proposal 1:       To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

        WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

Proposal 2:       To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

        WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1-THANK YOU FOR VOTING.

             If you vote by telephone, DO NOT mail back your proxy.

* An asterisk represents certain material which has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange
Commission. Such omitted material has been filed separately with the SEC. CONTROL NUMBER

                                     ANNEX A

                       ASSET AND STOCK PURCHASE AGREEMENT



                                    Between

                         AMCOL INTERNATIONAL CORPORATION

                                       and

                             BASF AKTIENGESELLSCHAFT



                             Dated November 22, 1999

                                                                                    TABLE OF CONTENTS

Section                                                                                                        Page

                                                                                        ARTICLE I
                                                                                       DEFINITIONS
  1.01.       Certain Defined Terms...............................................................................2

                                                                                       ARTICLE II
                                                                                    PURCHASE AND SALE
  2.01.       Purchase and Sale of the Shares....................................................................13
  2.02.       Assets to be Sold..................................................................................13
  2.03.       Assumption and Exclusion of Liabilities............................................................15
  2.04.       Purchase Price; Allocation of Purchase Price.......................................................17
  2.05.       Closing............................................................................................18
  2.06.       Closing Deliveries by Parent.......................................................................18
  2.07.       Closing Deliveries by the Purchaser................................................................18
  2.08.       Statement of Working Capital.......................................................................19

                                                                                       ARTICLE III
                                                                        REPRESENTATIONS AND WARRANTIES OF PARENT
  3.01.       Organization, Authority and Qualification of the Sellers...........................................21
  3.02.       Organization, Authority and Qualification of the Company and SAP Thai..............................21
  3.03.       Capital Stock of the Company and SAP Thai; Ownership of the Shares.................................22
  3.04.       Corporate Books and Records........................................................................23
  3.05.       No Conflict........................................................................................23
  3.06.       Governmental Consents and Approvals................................................................23
  3.07.       Financial Statements...............................................................................23
  3.08.       No Undisclosed Liabilities.........................................................................24
  3.09.       Receivables........................................................................................24
  3.10.       Inventories........................................................................................25
  3.11.       Conduct in the Ordinary Course; Absence of Certain Changes,
                  Events and Conditions..........................................................................25
  3.12.       Litigation.........................................................................................27
  3.13.       Compliance with Laws...............................................................................28
  3.14.       Environmental Matters..............................................................................28
  3.15.       Material Contracts.................................................................................30
  3.16.       Intellectual Property..............................................................................31
  3.17.       Real Property......................................................................................34
  3.18.       Tangible Personal Property.........................................................................36
  3.19.       Assets.............................................................................................37
  3.20.       Employee Benefit Matters...........................................................................37
  3.21.       Labor Matters......................................................................................42


Section                                                                                                        Page

  3.22.       Key Employees......................................................................................43
  3.23.       Taxes..............................................................................................43
  3.24.       Insurance..........................................................................................45
  3.25.       Brokers............................................................................................47
  3.26.       Disclaimer.........................................................................................47
  3.27.       Disclosure Schedule................................................................................47

                                                                                       ARTICLE IV
                                                                     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
  4.01.       Organization and Authority of the Purchaser........................................................47
  4.02.       No Conflict........................................................................................48
  4.03.       Governmental Consents and Approvals................................................................48
  4.04.       Investment Purpose.................................................................................48
  4.05.       Litigation.........................................................................................48
  4.06.       Purchaser Financial Statements.....................................................................49
  4.07.       Brokers............................................................................................49
  4.08.       Disclaimer.........................................................................................49

                                                                                        ARTICLE V
                                                                                  ADDITIONAL AGREEMENTS
  5.01.       Conduct of Business Prior to the Closing...........................................................49
  5.02.       Access to Information..............................................................................50
  5.03.       Confidentiality....................................................................................51
  5.04.       Stockholders' Meeting..............................................................................51
  5.05.       Proxy Statement....................................................................................52
  5.06.       Regulatory and Other Authorizations; Notices and Consents..........................................52
  5.07.       Notice of Developments.............................................................................54
  5.08.       No Solicitation or Negotiation.....................................................................54
  5.09.       Use of Intellectual Property.......................................................................55
  5.10.       Non-Competition....................................................................................56
  5.11.       Release of Indemnity Obligations...................................................................57
  5.12.       Termination of Intercompany Agreements.............................................................57
  5.13.       Transition Services Agreement......................................................................57
  5.14.       CETCO Supply Agreement.............................................................................58
  5.15.       Acrylic Acid Supply Agreement......................................................................58
  5.16.       License Agreement..................................................................................58
  5.17.       SAP Subleases......................................................................................58
  5.18.       Product/Material Rebates...........................................................................58
  5.19.       ION Exchange License Agreement.....................................................................58
  5.20.       Mixed-Use Assets...................................................................................58
  5.21.       Termination of SAP Indebtedness....................................................................59


Section                                                                                                        Page

  5.22.       Termination of the Celanese Supply Agreement.......................................................59
  5.23.       Uncashed Cheques...................................................................................59
  5.24.       Access to Insurance................................................................................59
  5.25.       Patent Opinions....................................................................................60
  5.26.       Thai Facility......................................................................................60
  5.27.       * Obligations......................................................................................60
  5.28.       * Regional Assistance Grants.......................................................................60
  5.29.       Thai Facility Construction Contracts...............................................................61
  5.30.       Further Action.....................................................................................61

                                                                                       ARTICLE VI
                                                                                    EMPLOYEE MATTERS
  6.01.       Transferred Employees..............................................................................61
  6.02.       Severance Obligations..............................................................................61
  6.03.       Employee Benefit Plans.............................................................................62
  6.04.       Pension Plans......................................................................................63
  6.05.       U.S. Employee Information..........................................................................64
  6.06.       Workers' Compensation Obligation for U.S. Transferred Employees....................................64
  6.07.       Provisions Relating to U.K. Employees..............................................................64
  6.08.       Provisions Relating to Thai Employees..............................................................65
  6.09.       Retained Obligations of Parent.....................................................................65
  6.10.       Employee Stock Options.............................................................................66

                                                                                       ARTICLE VII
                                                                                       TAX MATTERS
  7.01.       Indemnity..........................................................................................67
  7.02.       Returns and Payments...............................................................................68
  7.03.       Contests...........................................................................................69
  7.04.       Time of Payment....................................................................................70
  7.05.       Cooperation and Exchange of Information............................................................70
  7.06.       Conveyance Taxes...................................................................................71
  7.07.       Section 338 Election...............................................................................71
  7.08.       Miscellaneous......................................................................................72

                                                                                      ARTICLE VIII
                                                                                  CONDITIONS TO CLOSING
  8.01.       Conditions to Obligations of Parent................................................................73
  8.02.       Conditions to Obligations of the Purchaser.........................................................74



Section                                                                                                        Page

                                                                                       ARTICLE IX
                                                                                     INDEMNIFICATION
  9.01.       Survival of Representations and Warranties.........................................................77
  9.02.       Indemnification by Parent..........................................................................77
  9.03.       Indemnification by the Purchaser...................................................................80
  9.04.       Indemnification Procedures.........................................................................81
  9.05.       Limits on Indemnification..........................................................................82
  9.06.       Waiver of Other Remedies...........................................................................83

                                                                                        ARTICLE X
                                                                                 TERMINATION AND WAIVER
  10.01.      Termination........................................................................................83
  10.02.      Effect of Termination..............................................................................85
  10.03.      Fees and Expenses..................................................................................85

                                                                                       ARTICLE XI
                                                                                   GENERAL PROVISIONS
  11.01.      Expenses...........................................................................................86
  11.02.      Notices............................................................................................86
  11.03.      Public Announcements...............................................................................87
  11.04.      Headings...........................................................................................88
  11.05.      Severability.......................................................................................88
  11.06.      Entire Agreement...................................................................................88
  11.07.      Assignment.........................................................................................88
  11.08.      Third Party Beneficiaries..........................................................................88
  11.09.      Amendment..........................................................................................88
  11.10.      Waiver.............................................................................................88
  11.11.      Governing Law......................................................................................89
  11.12.      Counterparts.......................................................................................89
  11.13.      Specific Performance...............................................................................89

EXHIBITS

Exhibit 1.01               -          Other Sellers
Exhibit 1.01(a)            -          SAP Thai Shareholders
Exhibit 1.01(b)            -          Executive Officers of the Other Sellers
Exhibit 1.01(c)            -          Managers/Persons with Knowledge
Exhibit 1.01(d)            -          SAP Real Property
Exhibit 1.01(e)            -          Thai Recordings
Exhibit 2.04(b)            -          Purchase Price Allocation
Exhibit 2.08               -          Working Capital
Exhibit 5.02               -          Access to Information
Exhibit 5.10(c)            -          Certain Employees
Exhibit 5.11               -          Release of Indemnity Obligations
Exhibit 5.12               -          Continuing Intercompany Agreements
Exhibit 5.13               -          Transition Services Agreement
Exhibit 5.14               -          CETCO Supply Agreement
Exhibit 5.15               -          Acrylic Acid Supply Agreement
Exhibit 5.16               -          License Agreement
Exhibit 5.17               -          SAP Subleases
Exhibit 5.19               -          ION Exchange License Agreement
Exhibit 5.26               -          Definition of Mechanically Complete
Exhibit 5.27               -          * Obligations

     ASSET AND STOCK PURCHASE AGREEMENT dated November 22, 1999 between AMCOL International Corporation, a Delaware corporation ("Parent"), and BASF Aktiengesellschaft, a corporation organized under the laws of Germany (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Parent and its Subsidiaries (as defined herein) have been and are engaged in various businesses, including, without limitation, the business of researching, developing, manufacturing, marketing, distributing, supplying and selling Superabsorbent Polymers (as defined herein) and other products comprising Superabsorbent Polymers (such business being, the "SAP Business") (it being understood and agreed that the SAP Business does not include the Poly-Pore Business (as defined herein));

     WHEREAS, the Purchaser wishes to acquire the SAP Business conducted by Parent, its subsidiaries, Chemdal Corporation, a Delaware corporation (the "Company"), and Chemdal Asia Ltd. (Thailand), a Thai corporation ("SAP Thai"), and the other sellers listed on Exhibit 1.01 hereto (such other sellers listed on Exhibit 1.01 being, the "Other Sellers"; and the Other Sellers together with Parent being, the "Sellers"; any of the Sellers individually being, a "Seller");

     WHEREAS, Chemdal International Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Chemdal International Sub"), owns all of the issued and outstanding shares (the "Company Shares") of common stock, $0.01 par value per share (the "Company Common Stock"), of the Company;

     WHEREAS, Chemdal Holdings B.V., a Netherlands corporation and wholly owned subsidiary of Parent ("Chemdal Netherlands Sub"), and the Persons listed on
Exhibit 1.01(a) hereto own all of the issued and outstanding ordinary shares of SAP Thai (the "Thai Shares"; and the Thai Shares together with the Company Shares being, the "Shares");

     WHEREAS, Parent wishes to sell, and to cause the Other Sellers to sell, to the Purchaser, and the Purchaser wishes to purchase from Parent and the Other Sellers, the SAP Business and the Shares, as applicable, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and Parent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Certain Defined Terms (a) As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "After-Tax Basis" means, with respect to any payment to be received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which will be payable simultaneously with the initial payment or, in the event that Taxes resulting from the receipt or accrual of such initial payment are not payable for the year of receipt or accrual, at the time or times that such Taxes become payable) so that the sum of all such initial and supplemental payments, after deduction of all Taxes imposed by any taxing authority in respect of or attributable to the receipt or accrual of such initial and supplemental payments (whether or not such Taxes are payable for the year of receipt or accrual), and after taking into account the net present value of any Tax benefit realized by such Person with respect to the loss or other amount that gave rise to such initial payment (using a discount rate of 10%), will be equal to the amount of the initial payment to be so received or accrued.

     "Agreement" or "this Agreement" means this Asset and Stock Purchase Agreement dated November 22, 1999 between Parent and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

     "Assumption Agreements" means the Assumption Agreements to be executed by the Purchaser or certain of its designated Affiliates on the Closing Date.

     "Bills of Sale" means the Bill of Sale to be executed by Parent, the Bill of Sale to be executed by Chemdal Limited (U.K.), a United Kingdom corporation and a wholly owned Subsidiary of Parent ("Chemdal U.K."), and the Bills of Sale to be executed by any other Persons selling assets to the Purchaser or its designated Affiliates hereunder, in each case, on the Closing Date; which Bills of Sale shall be consistent in all respects with, and will not impose any liabilities or obligations other than those imposed by, this Agreement or any applicable Law.

     "Board" means the board of directors of Parent or the executive board of directors of the Purchaser, as applicable.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

     "Business Intellectual Property" means all Intellectual Property in and to which any Seller holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to a Seller from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

     "Company Intellectual Property" means all Intellectual Property in and to which the Company holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to the Company from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, written adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, except for any Encumbrance arising from the transactions contemplated by this Agreement or any action by the Purchaser.

     "Environment" means surface waters, groundwater, surface water sediment, soil, subsurface strata, ambient air and any other environmental medium.

     "Environmental Claims" means any and all Actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising as a result of the presence of gases occurring naturally, geologically or otherwise.

     "Environmental Law" means any applicable Law, rule or regulation, in each case in effect and as amended as of the Closing, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health, safety or natural resources or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials; provided, however, that the term Environmental Law shall also include the U.K. Environment Act of 1995, as amended.

     "Environmental Permit" means any permit (or permit application pursuant to which comparable operations may be conducted in compliance with Environmental
Law), approval, identification number, license or other written authorization required to operate the SAP Business or the SAP Real Property under any applicable Environmental Law.

     "Governmental Authority" means any United States federal, state or local or any non-U.S. government, governmental, regulatory or administrative authority, state enterprise, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or solid waste, in each case, as regulated under any applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Parent or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, and (h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Products" means any Superabsorbent Polymer (i) manufactured prior to the Closing Date by the Sellers, SAP Thai or the Company, and/or (ii) manufactured subsequent to the Closing Date by the Purchaser in the same manner as manufactured by the Sellers, SAP Thai or the Company prior to the Closing Date; provided, however, that (A) Indemnified Products shall also include any Superabsorbent Polymers that are not manufactured in the same manner as manufactured by the Sellers, SAP Thai or the Company prior to the Closing Date to the extent any difference between the method of manufacture (including processes and ingredients) employed by a Purchaser Indemnified Party after the Closing Date and the method of manufacture used by the Sellers, SAP Thai or the Company prior to the Closing Date is not the cause of infringement, and (B) Indemnified Products shall not include any Superabsorbent Polymers (whether or not evaluated by Parent and/or one of the Sellers) (x) manufactured by the Purchaser prior to the Closing Date, or (y) manufactured by the Purchaser after the Closing Date to the extent that such products and processes are not directly related to the SAP Business acquired by the Purchaser and its designated Affiliates pursuant to this Agreement.

     "Intellectual  Property" means United States,  international,  and non-U.S.
(i) patents and patent applications, (ii) registered and unregistered trademarks and service marks, including, without limitation, the goodwill associated therewith, (iii) registered and unregistered copyrights, and (iv) confidential and proprietary information, including, without limitation, trade secrets and know-how.

     "Inventories" means all inventory, merchandise, finished goods, work-in-progress, raw materials, repair parts and supplies maintained, held or stored for use in the SAP Business by or on behalf of the Company, SAP Thai or the Sellers and any prepaid deposits for any of the same.

     "ION Exchange Intellectual Property" means the following patent applications, together with any patents issuing therefrom, including all divisionals, continuations, continuations-in-part, reissues, reexaminations, and global counterparts thereto, together with the proprietary information, know-how, trade secrets, data, processes and formulae relating to the claimed subject matter described therein, existing as of the Closing Date: *

     "IRS" means the Internal Revenue Service of the United States.

     "Law" means any federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action, investigation or Governmental Order and those arising under any contract, agreement, commitment or undertaking.

     "Licensed Intellectual Property" means all Seller Intellectual Property licensed to the Purchaser or one or more of its designated Affiliates pursuant to Section 5.16 of this Agreement.

     "Material Adverse Effect" means any change or effect that (i) is reasonably likely to be materially adverse to the business, financial condition or results of operations of the SAP Business, taken as a whole, or (ii) when taken together with all other adverse changes, effects or exceptions that are within the scope of the representations and warranties made by the Sellers in this Agreement and which are not individually deemed to have a Material Adverse Effect, is reasonably likely to be materially adverse to the business, financial condition or results of operations of the SAP Business, taken as a whole, other than any change, effect, event or occurrence to the extent arising from or relating to
(x) actions taken pursuant to the obligations of the parties expressly set forth in this Agreement, or (y) the United States, the global economy or the securities market in general, or the Superabsorbent Polymer industry in general; provided, however, that the SAP Business, taken as a whole, is not materially disproportionately affected, as compared to other Persons engaged in such industry, by such change, effect, event or occurrence.

     "* Patents" means any patent claiming priority from *, together with all worldwide counterparts thereto, including continuations, continuations-in-part, divisionals, reissues and reexaminations thereof, issued either (i) as of the Closing Date or (ii) after the Closing Date, provided that the claim of any patent that issued after the Closing Date which forms the basis of any infringement claim or assertion of infringement against a Purchaser Indemnified Party is not broader in scope (in respect of a material claim limitation) than any claim of any patent claiming priority from the * issued as of the Closing Date.

     "Offsite Environmental Liabilities" means any Liabilities pursuant to Environmental Law that arise from the transportation, or arrangement thereof, on or before the Closing Date, of any Hazardous Material generated at SAP Real Property to a site not at any time owned or operated by the Company, SAP Thai, the Sellers (with respect to the SAP Business) or the SAP Business for the purpose of disposal of such Hazardous Material at such site; provided, however, that such term shall not mean the Release of any Hazardous Material from the SAP Real Property or any other property at any time owned or operated by the Company, SAP Thai, the Sellers (with respect to the SAP Business) or the SAP Business to any area surrounding or in the vicinity of such property.

     "Parent's Accountants" means KPMG LLP, the independent accountants of Parent.

     "Parent's Knowledge" means the actual knowledge of (i) any of the executive officers of Parent who will not become employees of Purchaser or its Affiliates following the Closing pursuant to this Agreement, and (ii) any of the executive officers of the Other Sellers listed on Exhibit 1.01(b) attached hereto who will not become employees of Purchaser or its Affiliates following the Closing pursuant to this Agreement, in each case, after making due inquiry of the Persons listed on Exhibit 1.01(c) attached hereto.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable (i) which are not in excess of $50,000 in the aggregate or (ii) which are disclosed in the Agreement, disclosed or reflected on the Financial Statements (as defined below) or included in the Disclosure Schedule; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (x) are not overdue for a period of more than 30 days and (y) are not in excess of $25,000 in the case of a single property or $150,000 in the aggregate at any time or are disclosed in the Agreement, disclosed or reflected on the Financial Statements (as defined below) or included in the Disclosure Schedule; (c) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the use of such property in the manner being currently utilized by Parent.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     "Poly-Pore Business" means the business of researching, developing, manufacturing, marketing, distributing, supplying and selling of microporus, oil and/or water sorbent polymers capable of entrapping solids and liquids, wherein such polymers, their method of manufacture or use meet all of the limitations of one or more claims of U.S. Patent Nos. 5,677,407; 5,830,967; 5,837,790;
5,608,005;   5,777,054;   5,712,358;   5,834,577;   5,830,960;   5,955,552;  and
divisionals, continuations, continuations-in-part, reissues, and global counterparts thereto (collectively being, the "Poly-Pore Patents"), including the Poly-Pore Patents and the proprietary information, know-how, trade secrets, data, processes, and formulae relating to the claimed subject matter described in the Poly-Pore Patents.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by Parent in a written notice to the Purchaser at least five Business Days before the Closing.

     "Purchaser's Accountants" means Deloitte & Touche LLP, the independent accountants of the Purchaser.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers, arising from the conduct of the SAP Business before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon; provided, however, that the term shall not include any rights to refunds for Taxes for any period, or any portion of any period, ending on or prior to the Closing Date.

     "Regulations"   means  the  Treasury   Regulations   (including   Temporary
Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like any Hazardous Materials into or upon any land or water or air or otherwise into the Environment in a manner subject to regulation under the Environmental Laws.

     "Remco Businesses" means any of the businesses conducted by Parent and its Subsidiaries, other than the SAP Business.

     "Remedial  Action"  means  any   investigation,   assessment,   monitoring,
treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

     "SAP Opinion" means any patent opinion prepared by counsel to Parent or its Affiliates prior to Closing which relates to the Business Intellectual Property, the Company Intellectual Property or the SAP Thai Intellectual Property.

     "SAP Real Property" means the real property used in the SAP Business and described in Exhibit 1.01(d) attached hereto.

     "SAP Thai Intellectual Property" means all Intellectual Property in and to which SAP Thai holds, or has a right to hold, any right, title or interest, and all Intellectual Property licensed or sublicensed to SAP Thai from a third party, in each case, used primarily in, developed primarily for, or relating primarily to, the SAP Business, including the ION Exchange Intellectual Property.

     "Seller Intellectual Property" means all Intellectual Property in and to which any Seller holds, or has a right to hold, any right, title and interest, and all Intellectual Property licensed or sublicensed to a Seller, in each case, other than the Business Intellectual Property.

     "Sellers' Accountants" means KPMG LLP, the independent accountants of Parent.

     "Stock Option Plans" means, collectively, Parent's 1983 Incentive Stock Option Plan, 1987 Non-Qualified Stock Option Plan (as amended and restated effective as of January 1, 1993), 1993 Stock Option Plan and 1998 Long-Term Incentive Stock Option Plan, and the Chemdal U.K. 1995 Share Option Scheme.

     "Subsidiaries" means, with respect to any Person, any and all corporations, partnerships, joint ventures, associations and other entities a majority of whose outstanding voting interests or other equity securities are owned by such Person, directly or indirectly through one or more Subsidiaries.

     "Superabsorbent Polymers" means, lightly cross linked, organic, polymeric materials capable of absorbing more than ten (10) times their own weight of a standard sodium chloride solution under conditions which are specified in Standard 440.199 of the European Disposable and Nonwovens Association which have been evaluated by Parent and/or the Sellers for potential use in any Traditional SAP Market Segments.

     "Superior Proposal" means any Acquisition Proposal on terms which Parent's Board determines, in its good faith judgment (after having received the advice of a financial adviser of nationally recognized reputation), to be more favorable to Parent and its stockholders than the transaction contemplated by this Agreement and for which financing, to the extent required, is then committed or, in the good faith judgment of Parent's Board, based upon the written advice of its financial adviser, is reasonably capable of being obtained by the third party bidder.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority or arising under any tax law or tax indemnity or tax sharing agreement, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Thai Facility Construction Contracts" means the various construction contracts listed on Section 3.15 of the Disclosure Schedule entered into prior to the Closing between SAP Thai or its Affiliates, on the one hand, and certain third parties, on the other hand, which relate to the construction of the Thai Facility.

     "Thai Recordings" means the recordings set forth on Exhibit 1.01(e).

     "Traditional SAP Market Segments" means disposable hygienics (such as diapers, adult incontinence products, and feminine care products), cable wraps, fire retardants, freezer packs and food packaging liquid absorption.

     "Transaction Agreements" means the Bills of Sale, the Assumption Agreements, the Transition Services Agreement, the License Agreement, the Ion Exchange License Agreement, the CETCO Supply Agreement, the Acrylic Acid Supply Agreement and the SAP Subleases.

     "Transaction   Intellectual   Property"  means  the  Business  Intellectual
Property, the Company Intellectual Property, the SAP Thai Intellectual Property and the Licensed Intellectual Property.

     "* Assistance Grants" means (i) the regional financial assistance grant in the amount of * evidenced by a letter dated * from the * and (ii) the regional financial assistance grant in the amount of * evidenced * from the *.

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                                          Location of Definition

Acquisition Proposal                                                       ' 5.08
Acrylic Acid Supply Agreement                                              ' 5.15
Adjusted Statement of Working Capital                                      ' 2.08(b)(ii)
Allocation                                                                 ' 7.07(b)
Assumed Liabilities                                                        ' 2.03(a)
Celanese Agreement                                                         ' 5.22
CETCO Supply Agreement                                                     ' 5.14
Chemdal International Sub                                                  Recitals
Chemdal Names                                                              ' 5.09(a)
Chemdal Netherlands Sub                                                    Recitals
Chemdal U.K.                                                               ' 1.01
Closing                                                                    ' 2.05
Closing Date                                                               ' 2.05
COBRA Benefits                                                             ' 6.03(c)
Company                                                                    Recitals
Company Common Stock                                                       Recitals
Company Shares                                                             Recitals
Confidentiality Agreement                                                  ' 5.03
Continuing Intercompany Indebtedness                                       ' 2.04(c)
ERISA                                                                      ' 3.20(a)
Exchange Act                                                               ' 5.05(a)
Excluded Assets                                                            ' 2.02(b)
Excluded Liabilities                                                       ' 2.03(b)
Expenses                                                                   ' 10.03(b)
FAS No.  87                                                                ' 3.20(i)
Fee                                                                        ' 10.03(a)
Financial Statements                                                       ' 3.07
Foreign Benefit Plan                                                       ' 3.20(i)
Indemnified Party                                                          ' 9.04
Indemnifying Party                                                         ' 9.04
Independent Accounting Firm                                                ' 2.08(b)(ii)
ION Exchange License Agreement                                             ' 5.19
License Agreement                                                          ' 5.16

Licensed Transaction Intellectual Property                                 ' 3.16(a)
Loss                                                                       ' 9.02
Loss Event                                                                 ' 5.24
Material Contracts                                                         ' 3.15(a)
Multiemployer Plan                                                         ' 3.20(b)
Multiple Employer Plan                                                     ' 3.20(b)
* Application                                                              ' 1.01
Other Sellers                                                              Recitals
Owned Transaction Intellectual Property                                    ' 3.16(b)
Parent                                                                     Preamble
Plans                                                                      ' 3.20(a)
Poly-Pore Patents                                                          ' 1.01(a)
Proxy Statement                                                            ' 5.05(a)
Purchase Price                                                             ' 2.04(a)
Purchaser                                                                  Preamble
Purchaser Defined Contribution Plan                                        ' 6.04
Purchaser Indemnified Party                                                ' 9.02
Purchaser Objection                                                        ' 2.08(b)(ii)
Purchaser's Scheme                                                         ' 6.07(e)
Rebates                                                                    ' 5.18
Restricted Period                                                          ' 5.10(a)
Returns                                                                    ' 7.02(a)
SAP Assets                                                                 ' 2.02(a)
SAP Business                                                               Recitals
SAP Subleases                                                              ' 5.17
SAP Thai                                                                   Recitals
SEC                                                                        ' 5.05(a)
Seller                                                                     Recitals
Seller Defined Benefit Plan                                                ' 6.04
Seller Defined Contribution Plan                                           ' 6.04
Seller Indemnified Party                                                   ' 9.03(a)
Seller Pension Plans                                                       ' 6.04
Sellers                                                                    Recitals
Shares                                                                     Recitals
Signing Premium                                                            2.04(a)
Statement of Working Capital                                               ' 2.08(a)
Stock Option                                                               ' 6.10(a)
Stockholders' Meeting                                                      ' 5.04
Substituted Stock Option                                                   ' 6.10(b)(i)
Tangible Personal Property                                                 ' 3.18(a)
Terminating Purchaser Breach                                               ' 10.01(c)

Terminating Sellers' Breach                                                ' 10.01(b)
Thai Facility                                                              ' 8.02(r)
Thai Shares                                                                Recitals
Thai Transferred Employee                                                  ' 6.08(a)
Third Party Claims                                                         ' 9.04
Transfer Laws                                                              ' 6.07(b)
Transferred Assets                                                         ' 3.19(a)
Transferred Employee                                                       ' 6.01
Transition Services Agreement                                              ' 5.13
U.K. Designated Employee                                                   ' 6.07(a)
U.K. Regulations                                                           ' 6.07(d)
Unpaid SAP Cheques                                                         ' 5.23
Unvested Stock Option                                                      ' 6.10(b)(i)
U.S. Transferred Employees                                                 ' 6.03(a)
WARN                                                                       ' 3.20(h)
Working Capital                                                            ' 2.08(a)

                                   ARTICLE II

                                PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall cause the sale of the Shares to the Purchaser or one or more of its designated Affiliates, and the Purchaser or one or more of such designated Affiliates shall purchase the Shares.

     SECTION 2.02. Assets to be Sold. (a) On the terms and subject to the conditions of this Agreement, Parent shall, and shall cause the Other Sellers to, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or one or more of the Purchaser's designated Affiliates, and the Purchaser or one or more of such designated Affiliates shall purchase from the Sellers, on the Closing Date, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Sellers or to which they are directly or indirectly entitled and, in any case, belonging to or used or intended to be used primarily in the SAP Business or primarily related to the SAP Business, other than the Excluded Assets (the assets to be purchased by the Purchaser and its designated Affiliates being referred to as the "SAP Assets"), including, without limitation, the following:

          (i) the SAP Business as a going concern;

          (ii) all the SAP Real Property;

          (iii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Sellers at the locations at which the SAP Business is conducted, or otherwise owned or held by a Seller at the Closing Date for use in the conduct of the SAP Business and not otherwise included in clause (ii) above;

          (iv) all Inventories;

          (v) all Receivables;

          (vi) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto owned by, primarily associated with, primarily used in, or primarily relating to, the SAP Business at the Closing Date, other than organization documents, minute and stock record books and the corporate seal of each of the Sellers;

          (vii) all the Sellers' right, title and interest in, to and under the Business Intellectual Property;

          (viii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof) primarily relating to the SAP Business;

          (ix) all sales and promotional literature, customer lists and other sales-related materials owned by or primarily used, associated with or employed by the Sellers in the SAP Business at the Closing Date;

          (x) all rights of the Sellers under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) primarily relating to the SAP Business;

          (xi) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily held or used by the Sellers in connection with, or required for, the SAP Business, to the extent transferable;

          (xii) all refunds of any Taxes relating to any period, or any portion of any period, ending on or prior to the Closing Date to the extent any such refunds are reflected on the Statement of Working Capital; and

          (xiii) all the Sellers' right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature primarily used or intended to be primarily used in the operation of the SAP Business or located on the SAP Real Property.

     (b) The SAP Assets shall exclude the following assets owned by the Sellers (the "Excluded Assets"):

          (i) all cash, cash equivalents and bank accounts owned by the Sellers at the Closing Date;

          (ii) all rights of the Sellers under this Agreement;

          (iii)except as otherwise provided in this Agreement, all assets and properties of every kind and description and wherever located, directly or indirectly, owned or held for use by the Sellers and not primarily related to, or primarily used in the conduct of, the SAP Business including, without limitation, all of the assets and business of Parent and its Subsidiaries used or intended to be used primarily in the Poly-Pore Business;

          (iv) the name "AMCOL" and all related trademarks, logos, tradenames, telephone numbers and internet domain names;

          (v) all of the Sellers' right, title and interest to and under the Seller Intellectual Property;

          (vi) the right of the Seller to receive refunds of any Taxes relating to any period, or any portion of any period, ending on or prior to the Closing Date, except to the extent any such refunds are reflected on the Statement of Working Capital; and

          (vii) the right to receive any rebates and other refunds arising in connection with amounts paid by Parent and its Affiliates to the Purchaser and its Affiliates prior to the Closing pursuant to any materials supply agreements between the parties or their Affiliates.

     SECTION 2.03. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser or one of its designated Affiliates shall, on the Closing Date, assume and shall pay, perform and discharge when due all debts, obligations, contracts, commitments, agreements and liabilities of the Sellers, of every kind and description primarily related to the conduct of the SAP Business and arising by reason of actions or events occurring on or before the Closing Date, whether or not existing on the Closing Date, and whether absolute or contingent, matured or unmatured, or known or unknown, except for the Excluded Liabilities (as defined below) (the "Assumed Liabilities").

     (b) The Purchaser and its designated Affiliates, as applicable, shall not assume or have any responsibility for any debts, obligations, contracts, commitments, agreements or liabilities of the Sellers of any kind or description not primarily related to the conduct of the SAP Business (the "Excluded Liabilities"). The Sellers shall retain, and shall be responsible for paying, performing and discharging when due (provided that nothing herein shall preclude Parent from contesting or disputing any such Excluded Liabilities) all of the Excluded Liabilities, including, without limitation:

          (i) all Taxes now or hereafter owed by the Sellers, or attributable to the SAP Assets or the SAP Business, to the extent relating to any period, or any portion of any period, ending on or prior to the Closing Date (excluding, for purposes of clarification, any conveyance Taxes subject to Section 7.06 hereof, which shall be shared by the parties in the manner set forth therein);

          (ii) all Liabilities (including Taxes) relating to or arising out of the Excluded Assets or the Remco Businesses;

          (iii) all Liabilities arising from or relating to the employment or termination of employment of any Transferred Employee or U.K. Designated Employee prior to the Closing Date (including, without limitation, any Liabilities arising under any Plan or other compensation program, arrangement or agreement of the Sellers, the Company or SAP Thai except to the extent otherwise provided in this Agreement);

          (iv) any Indebtedness for borrowed money other than the Continuing Intercompany Indebtedness;

          (v) all debts, Liabilities and obligations of the Sellers related to, or arising out of, the conduct of the SAP Business prior to the Closing Date to the extent that the existence of such Liability or obligation constitutes a breach by the Sellers of any of their representations and warranties in this Agreement;

          (vi) any Liabilities of, or retained by, the Sellers under this Agreement;

          (vii) any and all Liabilities or Losses suffered or incurred by the Sellers or the SAP Business, including by reason of or in connection with any claim or cause of action of any third party, to the extent arising out of any action, inaction, event, condition, liability or obligation of the Remco Businesses occurring or existing before or after the Closing Date;

          (viii) except for Offsite Environmental Liabilities, and the obligations of the Purchaser as described in Exhibit 5.27 attached hereto with respect to the specific condition described therein, any and all Losses or Liabilities pursuant to any Environmental Law, or related to gases occurring naturally, geologically or otherwise, in each case, arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing Date, including, without limitation, (A) any Release of Hazardous Materials into the Environment at, to or from the SAP Real Property or any property formerly owned or operated in connection with the SAP Business, in each case on or prior to the Closing (and any additional migration of such Release after the Closing Date) to the extent such Release is in violation of any Environmental Law or is in a quantity, concentration or any other form that is reportable or requires investigation, remediation or other action pursuant to Environmental Law; (B) any and all Environmental Claims arising at any time that relate to the SAP Business or the SAP Real Property on or prior to the Closing; and (C) any and all non-compliances with or violations of any applicable Environmental Law or Environmental Permit relating to the Sellers, the SAP Real Property or the SAP Business on or prior to the Closing (and any continuance of such non-compliance or violation after the Closing Date, except, with respect to this Section 2.03(viii)(C), to the extent (i) the Purchaser was or should have been aware of such non-compliance or violation on or before the Closing Date, or
     (ii) the condition constituting such non-compliance or violation is altered or changed by the Purchaser and its Affiliates after the Closing Date); and

          (ix) any and all costs and expenses (including attorneys' fees) incurred by the Sellers in preparing and negotiating this Agreement or the transactions contemplated hereby, and any Liabilities with respect to Actions relating to, resulting from, or arising out of, this Agreement or the transactions contemplated hereby.

     SECTION 2.04. Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.08, the purchase price for the Shares and the SAP Assets shall be U.S.$628,000,000, less the Continuing Intercompany Indebtedness (as defined in Section 2.04(c) below) (the "Purchase Price"). In addition, the Purchaser will cause the payment to Chemdal U.K. of an amount equal to U.S.$28,500,000 (the "Signing Premium") as consideration for entering into the Acrylic Acid Supply Agreement set forth in Section 5.15 of this Agreement (it being understood that the Signing Premium shall be non-refundable for any reason, including, without limitation, on account of an early termination of the Acrylic Acid Supply Agreement for any reason, including, without limitation, for any actual or alleged breach or nonperformance thereunder by Chemdal U.K.).

     (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Shares and the SAP Assets as of the Closing Date in accordance with Exhibit 2.04(b) attached hereto. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation ' 1.1060-1T(f). For all Tax purposes, each of the Purchaser, Parent and the Other Sellers agrees to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.04(b), and to refrain from taking any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     (c) No less than 10 days prior to the Closing Date, Parent shall deliver to the Purchaser a certificate signed by the chief financial officer of Parent indicating the amount of any outstanding intercompany Indebtedness (the "Continuing Intercompany Indebtedness") of the SAP Business that will exist as of the Closing Date (it being understood that there will be no Continuing Intercompany Indebtedness existing as of the Closing Date that by its terms cannot be prepaid in full or in part at any time without penalty).

     SECTION 2.05. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares and the SAP Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. New York time, on the tenth Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in
Article VIII, or at such other place or at such other time or on such other date as Parent and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.06. Closing Deliveries by Parent. At the Closing, Parent shall deliver or cause to be delivered to the Purchaser:

          (i) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

          (ii) the Bills of Sale (or any such other documents as may be reasonably requested by the Purchaser to transfer the SAP Assets to the Purchaser or one or more of its designated Affiliates or to evidence such transfer on the public records), customary instruments of transfer for the SAP Real Property, and customary instruments of transfer for the Business Intellectual Property, the Company Intellectual Property and the Thai

     Intellectual Property, all such documents to be in form and substance reasonably satisfactory to the parties;

          (iii) a receipt for the Purchase Price and the Signing Premium; and

          (iv) the certificates and other documents required to be delivered pursuant to Section 8.02.

     SECTION 2.07. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to Parent:

          (i) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (ii) the Signing Premium by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (iii) the Assumption Agreements and such other documents as may be reasonably requested by Parent to effect the assumption by the Purchaser or one or more of its designated Affiliates of the Assumed Liabilities and to evidence such assumption on the public records, all such documents to be in form and substance reasonably satisfactory to the parties; and

          (iv) the certificates and other documents required to be delivered pursuant to Section 8.01.

     SECTION 2.08. Statement of Working Capital. (a) As promptly as practicable, but in any event within 30 Business Days following the Closing Date, Parent shall deliver to the Purchaser (i) a statement (the "Statement of Working Capital") indicating the amount of current trade accounts receivable, net of allowance for doubtful accounts, SAP Thai Value Added Tax (VAT) receivables, if any, and Inventories, less accounts payable and accrued current liabilities (it being understood that (i) only those accrued current liabilities actually being transferred to the Purchaser pursuant to this Agreement shall be included in this statement and that this statement shall exclude any Receivables or rebates due to the SAP Business from the Purchaser and its Affiliates pursuant to any materials supply agreements, and (ii) to the extent there are any other current Receivables existing as of the Closing Date that were not included in the June 30, 1999 statement of working capital (attached hereto as Exhibit 2.08), the Purchaser shall promptly advise Parent whether it wishes to acquire any of such current Receivables, and should the Purchaser decide to acquire any of such current Receivables, then any of such current Receivables actually acquired by the Purchaser will be included in the Statement of Working Capital) (the "Working Capital") of the SAP Business as of the Closing Date, which Statement of Working Capital shall be prepared substantially in the same manner as the June 30, 1999 statement of working capital attached hereto as Exhibit 2.08 and
(ii) an unqualified report thereon of Parent's Accountants stating that the Statement of Working Capital fairly presents in all material respects the Working Capital of the SAP Business at the Closing Date.

     (b) (i) Subject to clause (ii) of this Section 2.08, the Statement of Working Capital delivered by Parent to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

          (ii) The Purchaser may dispute any amounts reflected on the Statement of Working Capital; provided, however, that the Purchaser shall have notified Parent and the Sellers' Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute (the "Purchaser Objection") within 30 Business Days of receipt of the Statement of Working Capital from Parent. Parent shall then have 30 Business Days from the receipt of the Purchaser Objection to review and respond to the Purchaser Objection. If the Purchaser and Parent are unable to resolve all of their disagreements with respect to the Statement of Working Capital within 10 Business Days following Parent's review of the Purchaser Objection, they shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Purchaser and Parent (such accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Purchaser and Parent upon such dispute, and such written report shall be final, binding and conclusive on the Purchaser and Parent. The fees and disbursements of the Independent Accounting Firm shall be paid by the Purchaser and Parent in inverse proportion to those matters submitted to the Independent Accounting Firm which are resolved in favor of the Purchaser and Parent, as the case may be, as so allocated between the Purchaser and Parent by the Independent Accounting Firm in accordance with this Section 2.08 at the time of the Independent Accounting Firm's determination. The "Adjusted Statement of Working Capital" shall be (i) the Statement of Working Capital in the event that (x) no Purchaser Objection is delivered to Parent during the 30 Business Day period specified above or (y) the Purchaser and Parent so agree during such 30 Business Day period; (ii) the Statement of Working Capital as adjusted in accordance with the Purchaser Objection, in the event that the Purchaser Objection is timely delivered to Parent and (x) Parent does not respond to the Purchaser Objection within the 30 Business Day period following receipt by Parent of the Purchaser Objection or (y) the Purchaser and Parent so agree during such 30 Business Day period; or
     (iii) the Statement of Working Capital as adjusted by either (x) the agreement of the Purchaser and Parent or (y) the Independent Accounting Firm.

     (c) (i) Within 10 Business Days following the determination of the Adjusted Statement of Working Capital pursuant to this Section 2.08, the adjustment payments, if any, payable pursuant to this Section 2.08 shall be paid by wire transfer of immediately available funds to a bank account designated by the Purchaser or Parent, as the case may be, at least five Business Days prior to the expiration of such 10 Business Day period. For the purposes of determining which of the Purchaser's designated Affiliates will make or receive any required adjustment payments hereunder, the amount of U.S.$34,175,000 referred to in (ii) and (iii) below is assumed attributed as follows: U.S.$ * to the Company, U.S.$
* to SAP U.K. and U.S.$ * to SAP Thai.

          (ii) Parent shall make an adjustment payment to the Purchaser or one of its designated Affiliates in respect of Working Capital in an amount equal to the amount, if any, by which the (x) Adjusted Statement of Working Capital is less than (y) U.S.$34,175,000.

          (iii) The Purchaser shall make, or cause to be made, an adjustment payment to Parent in respect of Working Capital in an amount equal to the amount, if any, by which the (x) Adjusted Statement of Working Capital is greater than (y) U.S.$34,175,000.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     As an inducement to the Purchaser to enter into this Agreement, each of the Sellers hereby represents and warrants to the Purchaser as follows (except as set forth in the Disclosure Schedule):

     SECTION 3.01. Organization, Authority and Qualification of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and, in the case of Parent, has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Sellers is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified (i) would not materially adversely affect the ability of such Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, or (ii) have a Material Adverse Effect. Except for obtaining the necessary approval of stockholders, the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent. This Agreement has been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

     SECTION 3.02. Organization, Authority and Qualification of the Company and SAP Thai. Each of the Company and SAP Thai is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the SAP Business as it has been and is currently conducted, except for the failure to be so organized, existing or in good standing or to have such power or authority as would not have a Material Adverse Effect. Each of the Company and SAP Thai is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except for failures to be so qualified or in good standing which would not, in the aggregate, have a Material Adverse Effect. All corporate actions taken by the Company during the past five years and by SAP Thai since the date of its incorporation have been duly authorized, and neither the Company nor SAP Thai has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws (or similar organizational documents), except to the extent that the absence of such authority or the existence of such conflict or default would not have a Material Adverse Effect. True and correct copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of the Company and SAP Thai, each as in effect on the date hereof, have been delivered by Parent to the Purchaser. As of the Closing Date, neither the Company nor SAP Thai will have any Subsidiaries.

     SECTION 3.03. Capital Stock of the Company and SAP Thai; Ownership of the Shares. (a) The authorized capital stock of the Company consists of 150,000 shares of Company Common Stock and the authorized capital stock of SAP Thai consists of 2,000,000 ordinary shares. As of the date hereof, 2,000 shares of Company Common Stock and 2,000,000 ordinary shares of SAP Thai are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding Shares were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or SAP Thai or obligating Parent, Chemdal International Sub, Chemdal Netherlands Sub, the Company or SAP Thai to issue or sell any shares of capital stock of, or any other interest in, the Company or SAP Thai. There are no outstanding contractual obligations of the Company or SAP Thai to repurchase, redeem or otherwise acquire any shares of Company Common Stock or shares of SAP Thai or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by Chemdal International Sub free and clear of all Encumbrances, and the Thai Shares constitute all the issued and outstanding capital stock of SAP Thai and are owned of record and beneficially solely by the Persons set forth on Exhibit 1.01(a) attached hereto free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company and SAP Thai, as applicable, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company and SAP Thai free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

     (b) The stock register of each of the Company and SAP Thai accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and SAP Thai, as applicable and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company and SAP Thai, as applicable, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3.04. Corporate Books and Records. Except as would not have a Material Adverse Effect, the minute books of the Company and SAP Thai contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the board of directors and all committees of the board of directors of the Company and SAP Thai, as applicable. Complete and accurate copies of all such minute books and of the stock register of the Company and SAP Thai have been provided by Parent to the Purchaser.

     SECTION 3.05. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, except for any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement by Parent do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Parent, the Company, SAP Thai or any Other Seller, (b) cause an event which could reasonably be expected to have a Material Adverse Effect as a result of any conflict with or violation of any Law or Governmental Order applicable to Parent, the Company, SAP Thai or any Other Seller or any of their respective assets, properties or businesses, including, without limitation, the SAP Business, or (c) except as set forth in Section 3.05(c) of the Disclosure Schedule or as would not have a Material Adverse Effect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company Shares or the Thai Shares or on any of the assets or properties of the Company, SAP Thai or of the Sellers pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which prior to the Closing the Company, SAP Thai or the Sellers is a party or by which any of the Shares or any of such assets or properties is bound or affected.

     SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Parent do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section
3.06 of the Disclosure Schedule and (b) the notification requirements of the HSR Act and applicable filings under non-U.S. merger control and competition Laws; or (c) where the failure to obtain such consent, authorization or to make such filing would not have a Material Adverse Effect.

     SECTION 3.07. Financial Statements. True and complete copies of (i) the unaudited balance sheets of the Company, Chemdal International Sub, Chemdal Netherlands Sub, Chemdal U.K. and SAP Thai for the nine-month period ending September 30, 1999 and the related statements of income, and, with respect to the Company, the related statement of operations, (ii) the unaudited balance sheets of the Company, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. for the fiscal year ended as of December 31, 1998 and the related statements of income, and, with respect to the Company and Chemdal International Sub, the related statements of cash flows, and (iii) the unaudited balance sheet of the Company, Chemdal International Sub and Chemdal U.K. for the fiscal years ended as of December 31, 1997 and December 31, 1996 and the related statements of income, and, with respect to the Company and Chemdal International Sub, the related statements of cash flows ((i), (ii) and (iii) above being collectively referred to herein as the "Financial Statements") have been delivered by Parent to the Purchaser and are set forth herein at Section 3.07 of the Disclosure Schedule. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K., and in all material respects and except as otherwise indicated therein or described in Section 3.07 of the Disclosure Schedule, present fairly the financial condition and results of operations of such entities as of the dates thereof or for the periods covered thereby, (ii) have been prepared on a basis consistent with the past practices of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. and (iii) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company, SAP Thai, Chemdal International Sub, Chemdal Netherlands Sub and Chemdal U.K. and the results of the operations of such entities as of the dates thereof or for the periods covered thereby (subject to, for the purposes only of the financial statements for the period ending September 30, 1999, any normal year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect). If adjusted to account for the disclosures described in Paragraph 1 of Section 3.07 of the Disclosure Schedule, the results of the operations of the SAP Business for the periods covered by the Financial Statements shall be no worse than the results of the operations reflected on the Financial Statements for such periods.

     SECTION 3.08. No Undisclosed Liabilities. Except as disclosed elsewhere in the Disclosure Schedule, and except where the existence of such Liability would not have a Material Adverse Effect, there are no Liabilities of the Company, SAP Thai or the Sellers relating to the SAP Business, other than Liabilities reflected on the Financial Statements or incurred since September 30, 1999 in the ordinary course of the SAP Business consistent with the past practice of Parent, the Company, SAP Thai and the Other Sellers.

     SECTION 3.09. Receivables. To Parent's Knowledge, all Receivables existing on the Closing Date will have arisen from the sale of Inventory or services to Persons not affiliated with Parent, the Company, SAP Thai or the Other Sellers and in the ordinary course of the business consistent with past practice and, to Parent's Knowledge, in all material respects constitute or will constitute, as the case may be, only valid, undisputed claims of the SAP Business not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts and rebates accrued in the ordinary course of the SAP Business consistent with past practice. Notwithstanding the foregoing, nothing in this Agreement shall constitute a guaranty or warranty by Parent or its Affiliates that such Receivables will ultimately be collected.

     SECTION 3.10. Inventories. The Company, SAP Thai or the Sellers, as the case may be, have good and marketable title to the Inventories free and clear of all Encumbrances. To Parent's Knowledge, the Inventories do not consist of, in any material amount, items that are obsolete or damaged. Except as described in
Section 3.10 of the Disclosure Schedule, the Inventories do not consist of any items held on consignment. Neither the Company, SAP Thai nor any Seller is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. To Parent's Knowledge, neither the Company, SAP Thai nor any Seller has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of the SAP Business within a reasonable period of time and consistent with past practice, nor has the Company, SAP Thai or a Seller changed the price of any Inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Company, SAP Thai or such Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with past sales practices, (iii) increases to reflect any increase in the cost thereof to the Company, SAP Thai or such Seller and (iv) increases and reductions made with the written consent of the Purchaser.

     SECTION 3.11. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since September 30, 1999, except as disclosed in Section
3.11 of the Disclosure Schedule or as would not have a Material Adverse Effect, the SAP Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.11 of the Disclosure Schedule and except as relates to the business and assets of the Sellers other than the SAP Business and the SAP Assets, since September 30, 1999, the Company, SAP Thai and the Sellers have not:

          (i) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person;

          (ii) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Company or shares of SAP Thai;

          (iii) to Parent's Knowledge, made any material changes in the customary methods of operations of the Company, SAP Thai or the Sellers, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

          (iv) merged with, entered into a consolidation with or acquired an interest in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

          (v) except as directly related to the construction of the SAP Thai facility in Thailand, issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $500,000 individually;

          (vi) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than in the ordinary course of business consistent with past practice;

          (vii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company, Chemdal U.K. or SAP Thai;

          (viii) entered into any agreement, arrangement or transaction with any of the directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate thereof) of the SAP Business;

          (ix) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, SAP Thai or a Seller to any of the SAP Employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law, or any collective bargaining agreement, or involving ordinary increases consistent with the past practices of the Company, SAP Thai or a Seller, or a contractual obligation existing on the date hereof;

          (x) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any assets of the Company, SAP Thai or any of the SAP Assets, other than in the ordinary course of business consistent with past practice and in accordance with U.S. GAAP;

          (xi) amended, terminated, canceled or compromised any material claims of the Company, SAP Thai or the Sellers or waived any other rights of substantial value to the SAP Business;

          (xii) made any change in any method of accounting or accounting practice or policy used by the Company, SAP Thai or the Sellers relating to the SAP Business, other than such changes as are required by U.S. GAAP (or other applicable non-U.S. accounting principals or practices);

          (xiii) made or revoked any material Tax election, or any change in any method of Tax accounting;

          (xiv) compromised or settled any material Tax Liability;

          (xv) failed in any material respect to maintain the SAP Assets in accordance with good business practice and in good operating condition and repair;

          (xvi) incurred any Indebtedness;

          (xvii) amended, modified or consented to the termination of any Material Contract or the Company's, SAP Thai's or a Sellers' rights thereunder;

          (xviii) amended or restated the Certificate of Incorporation or the By-laws (or similar organizational documents) of the Company, SAP Thai or the Sellers;

          (xix) suffered any Material Adverse Effect; or

          (xx) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.11 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.11, except as expressly contemplated by this Agreement.

     SECTION 3.12. Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule (which, with respect to each Action and investigation disclosed therein, sets forth: the parties, nature of the proceeding, date commenced, relief sought and, if applicable, paid or granted), there are no Actions or, to Parent's Knowledge, investigations by or against the Company, SAP Thai or an Other Seller (or by or against Parent or any Affiliate thereof and relating to the SAP Business, the Company, SAP Thai or an Other Seller), or affecting the SAP Business or any of the SAP Assets, pending (or, to Parent's Knowledge, threatened to be brought) that has or has had a Material Adverse
Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Company, SAP Thai the Other Sellers nor any of the SAP Assets nor Parent is subject to any Governmental Order (nor, to Parent's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has, has had or is reasonably likely to have, a Material Adverse Effect.

     SECTION 3.13. Compliance with Laws. Except as set forth in Section 3.13 of the Disclosure Schedule, the SAP Business has been and continues to be conducted in accordance with all Laws and Governmental Orders applicable to the SAP Business, and neither the Company, SAP Thai nor the Sellers are in violation of any such Law or Governmental Order, except where the failure to be in compliance with such Laws and orders would not have a Material Adverse Effect.

     SECTION 3.14. Environmental Matters. (a) Except as disclosed in Section 3.14(a) of the Disclosure Schedule or as would not have, or as would not reasonably be expected to have, a Material Adverse Effect:

          (i) The SAP Business is in compliance with, and has been in compliance with, all applicable Environmental Laws and all Environmental Permits. All past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit.

          (ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the SAP Real Property or, to Parent's Knowledge, on any property formerly owned, leased or occupied by, or on behalf of, the Company, SAP Thai, the Sellers or the SAP Business.

          (iii) Hazardous Materials have not been Released on any of the SAP Real Property or, during their period of ownership, lease or occupancy, on any property formerly owned, leased or occupied by, or on behalf of, the Company, SAP Thai, the Sellers or the SAP Business.

          (iv) Except as contemplated in Exhibit 5.27 attached hereto, neither the Company, SAP Thai nor the Sellers are conducting, and none of them have undertaken or completed, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at the SAP Real Property or, on behalf of the SAP Business, at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

          (v) There is no asbestos or asbestos-containing material on any of the
     SAP  Real  Property,   the  existence  of  which  is  a  violation  of  any
     Environmental Law.

          (vi) There are no Environmental Claims pending or threatened against the Company, SAP Thai, the Sellers (with respect to the SAP Business), the SAP Business or the SAP Real Property, and, to Parent's Knowledge, there are no circumstances that are reasonably expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location currently or formerly used by, or on behalf of, the Company, SAP Thai, a Seller or the SAP Business or any of their predecessors or with respect to any previously owned or operated facilities.

          (vii) The Company, SAP Thai and the Sellers do not require any new or additional Environmental Permits and are not required to modify any existing Environmental Permits and will not require any increase in capital expenditures, in order to produce at present production levels with respect to the SAP Business in compliance with applicable Environmental Laws.

          (viii) None of the SAP Real Property or, to Parent's Knowledge, any property formerly owned, leased or occupied by or on behalf of the Sellers, the Company, SAP Thai or the SAP Business is listed or proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any analogous federal, state or local list.

     (b) The Company, SAP Thai and the Sellers have provided the Purchaser with copies or summaries of (i) all written environmental assessment or audit reports and other similar studies or analyses relating to the SAP Business or the SAP Real Property or the operations of the Company, SAP Thai or the Sellers, as applicable, and (ii) to Parent's Knowledge, all insurance policies issued since December 31, 1995 that may provide coverage for the SAP Business related to environmental matters, provided that no representations or warranties are made by Parent that such policies or the rights and benefits thereunder are transferable to the Purchaser.

     (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated in this Agreement will require any Remedial Action or notice to or consent of Governmental Authorities or any third party pursuant to any applicable Environmental Law or Environmental Permit.

     (d) The Purchaser acknowledges that (i) the representations and warranties contained in this Section 3.14 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws related to this Agreement or its subject matter, and (ii) no other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto.

     SECTION 3.15. Material Contracts. (a) Section 3.15(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Company, SAP Thai and the Sellers relating to the SAP Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any SAP Real Property to which the Company, SAP Thai or any of the Sellers is a party and all agreements relating to Intellectual Property being, the "Material Contracts"):

          (i) each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, SAP Thai or the Sellers or otherwise related to the SAP Business under the terms of which the Company, SAP Thai or any of the Sellers: (A) is likely to pay or otherwise give consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 1999, or (B) cannot be canceled by the Company, SAP Thai or a Seller without penalty or further payment and without more than 30 days' notice;

          (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by the Company, SAP Thai or the SAP Business which: (A) is likely to involve consideration of more than $2,500,000 in the aggregate during the calendar year ended December 31, 1999, or (B) cannot be canceled by the Company, SAP Thai or a Seller without penalty or further payment and without more than 30 days' notice;

          (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company, SAP Thai or any of the Sellers is a party;

          (iv) all employment contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company, SAP Thai or any of the Sellers is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

          (v) all contracts and agreements of the Company and SAP Thai relating to Indebtedness;

          (vi) all material contracts and agreements with any Governmental Authority to which the Company, SAP Thai or any of the Sellers is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Company, SAP Thai or the Sellers (as it affects the SAP Business) to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among the Company, SAP Thai or a Seller (as it affects the SAP Business), on the one hand, and Parent or any Affiliate of Parent (other than the Company, SAP Thai and the Other Sellers) on the other hand, other than tax sharing and other intercompany agreements entered into in the ordinary course of business;

          (ix) all contracts and agreements providing for benefits under any Plan or any policy, including applicable Chemdal U.K. and SAP Thai employee life insurance contracts and other similar documents; and

          (x) all other contracts and agreements, whether or not made in the ordinary course of business, the absence of which would be expected to have a Material Adverse Effect.

     (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, or as would not have a Material Adverse Effect, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) solely by reason of the consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 3.06 of the Disclosure Schedule are not obtained, shall not terminate or impose a penalty or other material adverse consequence on the SAP Business. To Parent's Knowledge, neither the Company, SAP Thai nor any of the Sellers is in breach of, or default under, any Material Contract.

     (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, to Parent's Knowledge, no other party to any Material Contract is in material breach thereof or material default thereunder.

     (d) Except as disclosed in Section 3.15(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company, SAP Thai or the Sellers relating to the SAP Business.

     SECTION 3.16. Intellectual Property. (a) Section 3.16(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description of each patent and patent application, and each registration or application for registration, of Business Intellectual Property, Company Intellectual Property, and SAP Thai Intellectual Property and Section 3.16(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description of all Transaction Intellectual Property that is licensed by the Company, SAP Thai or a Seller (the "Licensed Transaction Intellectual Property"). Except as otherwise described in Section 3.16(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in
Section 3.16(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with each Governmental Authority from which the original registration issued or before which the application for registration is pending. Except as disclosed in Section 3.16(a)(ii) of the Disclosure Schedule, to Parent's Knowledge, the operation of the SAP Business and the rights of the Company, SAP Thai or a Seller, as the case may be, in or to the Transaction Intellectual Property do not conflict with or infringe the rights of any other Person, and none of Parent, the Company, SAP Thai nor an Other Seller has received any written claim or written notice from any Person to such effect. Except as disclosed in Section 3.16(a)(iii) of the Disclosure
Schedule, to Parent's Knowledge, the conduct of the SAP Business does not conflict with or infringe on the rights of any other Person, and none of Parent, the Company, SAP Thai nor an Other Seller has received any written claim or written notice from any Person to such effect. Notwithstanding the foregoing, Parent makes no representation or warranties as to the adequacy of Parent's programs to monitor, use and protect patents, trademarks, trade secrets and know-how.

     (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule and except as would not have a Material Adverse Effect: (i) all the Transaction Intellectual Property that is owned by the Company, SAP Thai or a Seller (the "Owned Transaction Intellectual Property") is owned free and clear of any Encumbrance and (ii) to Parent's Knowledge, no Actions have been made or asserted or are pending (nor, to Parent's Knowledge, (x) has there been any written notification sufficient to result in reasonable apprehension that any such action might ensue, nor (y) has any such Action been threatened) against the Company, SAP Thai or a Seller either (A) based upon or challenging or seeking to deny or restrict the use by the Company, SAP Thai or a Seller of any of the Transaction Intellectual Property or (B) alleging that the use of the Transaction Intellectual Property in connection with the SAP Business, or that any services provided, or products manufactured or sold by the Company, SAP Thai or a Seller (with respect to the conduct of the SAP Business infringes any rights of any Person). Except as disclosed in Section 3.16(b) of the Disclosure Schedule, to Parent's Knowledge, no Person is engaging in any activity or is using any Intellectual Property that in any manner infringes upon the Owned Transaction Intellectual Property or Licensed Transaction Intellectual Property or upon the rights of the Company, SAP Thai or a Seller therein. Except as disclosed in Section 3.16(b) of the Disclosure Schedule, none of Parent, the Company, SAP Thai nor an Other Seller has granted any license or other right to any other Person with respect to the Transaction Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Transaction Intellectual Property.

     (c) With respect to all Licensed Transaction Intellectual Property and Owned Transaction Intellectual Property, except as would not have a Material Adverse Effect, the registered user provisions (required due to the manner in which the Transaction Intellectual Property is currently being used) of all nations requiring such registrations have been complied with.

     (d) Parent has, or has caused to be, delivered to the Purchaser correct and complete copies of all the licenses and sublicenses for the Licensed Transaction Intellectual Property and any and all ancillary documents modifying or qualifying or otherwise material thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

          (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.16(d), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

          (ii) except as otherwise set forth in Section 3.16(d)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

          (iii) except as otherwise disclosed in Section 3.16(d)(iii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company, SAP Thai or an Other Seller thereunder, (B) none of Parent, the Company, SAP Thai nor an Other Seller has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) none of Parent, SAP Thai, the Company nor an Other Seller has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

          (iv) none of the Company, SAP Thai, a Seller, nor (to Parent's Knowledge) any other party to such license or sublicense is in breach or default in any material respect, and, to Parent's Knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

          (v) to Parent's Knowledge, no Actions have been made or asserted or are pending (nor, to Parent's Knowledge, has any such Action been threatened, nor has there been any notification sufficient to result in reasonable apprehension that any such Action might ensue) against the Company, SAP Thai or a Seller either (A) based upon or challenging or seeking to deny or restrict the use by the Company, SAP Thai or a Seller of any of the Licensed Transaction Intellectual Property or (B) alleging that any Licensed Transaction Intellectual Property is being licensed, sublicensed or used in violation of any Intellectual Property rights of any Person, or (C) alleging that any services provided or products manufactured or sold by the Company, SAP Thai or a Seller using any Licensed Transaction Intellectual Property (with respect to the conduct of the SAP Business) are being provided, manufactured or sold in violation of any patents or trademarks or other rights of any Person; and

          (vi) to Parent's Knowledge, no Person is using any Intellectual Property that in any manner infringes upon the Licensed Transaction Intellectual Property or upon the rights of the Company, SAP Thai or a Seller therein.

     (e) Except as set forth in Section 3.16(e) of the Disclosure Schedule, with respect to Transaction Intellectual Property, Parent has not received written notification that any pending applications to register trademarks, service marks or copyrights or any pending patent applications will not be granted or, if granted, will not be valid and enforceable; provided, however, that rejections to requested patents are customarily received from the U.S. Patent and Trademark Office in connection with filed patent applications. The patents and trademarks included in the Transaction Intellectual Property have not been adjudged invalid or unenforceable in whole or part, and to Parent's Knowledge, are valid and enforceable. Parent makes no representation or warranty that any pending patent applications relating to Transaction Intellectual Property will be granted.

     (f) The Transaction Intellectual Property constitutes all the Intellectual Property used or held or intended to be used by the Company, SAP Thai or a Seller or forming a part of, used, held or intended to be used in the SAP Business and there are no other items of Intellectual Property owned or licensed by Parent that are material to the Company, SAP Thai or the SAP Business.

     SECTION 3.17. Real Property. (a) Section 3.17(a) of the Disclosure Schedule lists: (i) the street address of each parcel of SAP Real Property, (ii) the date on which each parcel of SAP Real Property was acquired or leased, (iii) the current owner of each such parcel of SAP Real Property, (iv) information relating to the recordation of any deed pursuant to which each such parcel of SAP Real Property was acquired and (v) the current use of each such parcel of SAP Real Property.

     (b) The Sellers will make available to the Purchaser true and complete copies of each deed for each parcel of SAP Real Property and all the title insurance policies, title reports, licensed surveys, certificates of occupancy, environmental reports and audits, appraisals, Permits, other material title documents for the SAP Real Property which are in their possession or control. Except as described in Section 3.17(b) of the Disclosure Schedule, or as would not have a Material Adverse Effect, (i) there is no violation of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the SAP Real Property, (ii) either the Company, SAP Thai or the Sellers, as the case may be, is in peaceful and undisturbed possession of each parcel of SAP Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used, and (iii) to Parent's Knowledge, all existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the SAP Real Property are adequate for the conduct of the business of the Company, SAP Thai and the Sellers as it has been and currently is conducted and there are no material latent defects or adverse physical conditions affecting the SAP Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the SAP Real Property that would have a Material Adverse Effect. Except as set forth in
Section 3.17(b) of the

Disclosure Schedule, neither the Company, SAP Thai nor any of the Sellers has leased or subleased any parcel or any portion of any parcel of SAP Real Property to any other Person.

     (c) There are no condemnation proceedings or eminent domain proceedings of any kind of which Parent has received written notice nor, to Parent's Knowledge, are there any such proceedings threatened against the SAP Real Property.

     (d) Except as set forth in Section 3.17 of the Disclosure Schedule, all the SAP Real Property is occupied under a valid and current certificate of occupancy or similar permit and, to Parent's Knowledge, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and, to Parent's Knowledge, there are no facts that would prevent the SAP Real Property from being occupied by the Company, SAP Thai or the Purchaser, as the case may be, after the Closing in substantially the same manner as occupied by the Company, SAP Thai or the Sellers immediately prior to the Closing.

     (e) Except as set forth in Section 3.17 of the Disclosure Schedule, all improvements on the SAP Real Property constructed by or on behalf of the Company, SAP Thai or the Sellers or, to Parent's Knowledge, constructed by or on behalf of any other Person were constructed in compliance with all applicable Laws (including, without limitation, any building, planning or zoning Laws) affecting such SAP Real Property, except, in each case, as would not have a Material Adverse Effect.

     (f) No improvements on the SAP Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the SAP Real Property, other than those required to be assigned to Purchaser pursuant to this Agreement, are required by any Governmental Authority having jurisdiction over the SAP Real Property, except, in each case, as would not have a Material Adverse Effect.

     (g) Except for fences, curbs, gutters, sidewalks and light fixtures or signs, all improvements on any SAP Real Property are wholly within the lot limits of such SAP Real Property and do not encroach on any adjoining premises, and there are no encroachments on any SAP Real Property by any improvements located on any adjoining premises, except, in each case, as would not have a Material Adverse Effect.

     SECTION  3.18.  Tangible  Personal  Property.  (a)  Section  3.18(a) of the
Disclosure Schedule lists, as of the date thereof, each material item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property other than Inventories (the "Tangible Personal Property") used primarily in the SAP Business or owned or leased by the Company, SAP Thai or a Seller, other than certain Excluded Assets described therein.

     (b) Parent has, or has caused to be, delivered to the Purchaser true and complete copies of all material leases and subleases for Tangible Personal Property and any and all material ancillary documents modifying or qualifying or otherwise material thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such material leases and subleases:

          (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.18(b), is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

          (ii)  except  as set  forth  in  Section  3.18(b)  of  the  Disclosure
     Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

          (iii) except as otherwise disclosed in Section 3.18(b) of the Disclosure Schedule, with respect to each such lease or sublease: (A) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except as may be provided therein, (B) none of Parent, the Company, SAP Thai nor an Other Seller has received any written notice of a breach or default under such lease or sublease, which breach or default has, to Parent's Knowledge, not been cured, and (C) none of Parent, the Company, SAP Thai nor an Other Seller has granted to any other Person any material rights, adverse or otherwise, under such lease or sublease; and

          (iv) none of the Company, SAP Thai, the Sellers nor (to Parent's Knowledge) any other party to such lease or sublease, is in breach or default in any material respect and, to Parent's Knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

     (c) Either the Company, SAP Thai or the Sellers, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

     SECTION 3.19. Assets. (a) Except as disclosed in the Disclosure Schedule, either the Company, SAP Thai or a Seller, as the case may be, owns, leases or has the legal right to use all the properties and assets used or intended to be used in the conduct of the SAP Business and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company, SAP Thai or a Seller in the conduct of the SAP Business (all such assets, properties and contract rights being, the "Transferred Assets"); provided, however, that to the extent that portions of the representations in Sections 3.16(a), 3.16(d)(iv)through(vi) and 3.16(e) are made to Parent's Knowledge, then this sentence shall be similarly qualified as respects such portions of Sections 3.16(a), 3.16(d)(iv)through(vi) and 3.16(e). Either the Company, SAP Thai or a Seller, as the case may be, has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests in, all such assets, free and clear of all Encumbrances, except (i) as disclosed in Sections 3.15, 3.16, 3.17, 3.18 or 3.19(a) of the Disclosure Schedule or the Agreement, and (ii) Permitted Encumbrances.

     (b) The Transferred Assets constitute all the properties, assets and rights used, held or intended to be used in, and all such properties, assets and rights as are primarily related to, or necessary in the conduct of, the SAP Business as currently conducted by the Company, SAP Thai or the Sellers, except as described in Section 3.19(b) of the Disclosure Schedule.

     SECTION 3.20.  Employee Benefit Matters.  (a) Plans and Material Documents.
Section 3.20(a) of the Disclosure Schedule lists (i) each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs, policies or arrangements, and all employment, termination, severance or other contracts or agreements (whether or not in writing), to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) is a party, with respect to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) has any obligations or which are maintained, contributed to or sponsored by the Company, SAP Thai, or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai, or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business), (ii) each employee benefit plan for which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between Parent or any of its Affiliates and any employee of the

Company, SAP Thai, or a Seller (with respect to the SAP Business), including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company ((i), (ii), (iii) and (iv) collectively, the "Plans"). Except as described in Section 3.20 of the Disclosure Schedule, each Plan is in writing and Parent has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the IRS Form 5500 filed with respect to the most recent plan year, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed in Section 3.20(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) is a party, with respect to which the Company, SAP Thai, or a Seller (with respect to the SAP Business) has any obligation or which are maintained, contributed to or sponsored by the Company, SAP Thai, or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai, or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business). Neither the Company, SAP Thai nor any Seller (with respect to the SAP Business) has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as described in Section 3.20 of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates, the Company, SAP Thai, or a Seller (as it relates to the SAP Business) to pay separation, severance, termination bonus, retirement, enhanced benefits nor any acceleration, vesting, distribution or increase in benefits or obligations or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promise retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company, SAP Thai, or a Seller (with respect to the SAP Business), except to the extent required by Part 6 of Title I of ERISA.

     (c) Compliance with Applicable Law. Except as would not result in a Material Adverse Effect, (i) each Plan is operated in all respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code and, to Parent's Knowledge, all Persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) are acting in all respects in accordance with the provisions of applicable Law, including, without limitation, ERISA and the Code;
(ii) the Company, SAP Thai and each Seller (with respect to the SAP Business) have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan; and (iii) no legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

     (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt and, to Parent's Knowledge, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by, the Company, SAP Thai or a Seller for the benefit of any current or former independent contractor of the Company, SAP Thai or a Seller (with respect to the SAP Business) or any current or former employee, officer or director of the Company, SAP Thai or a Seller (with respect to the SAP Business) which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt and, to Parent's Knowledge, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

     (e) Absence of Certain Liabilities and Events. With respect to the Plans, no event has occurred and, to Parent's Knowledge, there exists no condition or set of circumstances in connection with which the Company, SAP Thai, or a Seller (with respect to the SAP Business) could reasonably be expected to be subject to any liability under the terms of such Plans, ERISA, the Code or any other applicable Law, which in any such case would have a Material Adverse Effect.

     (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan are fully deductible for income tax purposes. Parent has not received notice that any such deduction previously claimed has been challenged by any government entity.

     (g) Laws Relating to Disability. Except as set forth in Section 3.20(g) of the Disclosure Schedule, the Company, SAP Thai and each Seller (with respect to the SAP Business) are in compliance with the requirements of the Americans With Disabilities Act, the U.K. Disability Discrimination Act 1995, and any applicable Thai Law including, without limitation, the Cripples Capability Reformation Act, B.E. 2534 (1991), except to the extent that failure to comply with such legislation would not have a Material Adverse Effect.

     (h) WARN Act. The Company, SAP Thai and each Seller have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and all similar state and local "plant-closing" Laws ("WARN"), and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Closing Date, except to the extent that such liability may be incurred as a result of the transaction contemplated by this Agreement. Section 3.20(h) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company during the 90 days prior to the date hereof and (ii) all the employees of the Company who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company in connection with WARN. Parent will, by written notice to the Purchaser, update Section 3.20(h) of the Disclosure Schedule at Closing to include any such terminations, layoffs and reductions in hours from the date hereof through the Closing Date and will furnish the Purchaser with any related information which they may reasonably request. Parent will indemnify and hold harmless the Purchaser with respect to any liability under WARN to the extent arising from the actions or action, of the Company, SAP Thai or each Seller on or prior to the Closing Date except to the extent relating to the transactions contemplated by this Agreement.

     (i) Foreign Benefit Plans. In addition to the foregoing, with respect to each Plan that is subject to or governed by the Law of any jurisdiction other than the United States or any State or Commonwealth of the United States (each a "Foreign Benefit Plan"), and except for matters that would not have a Material Adverse Effect:

          (A) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, and a pro rata contribution for the period prior to and including the Closing Date has been made or accrued;

          (B) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) calculated to the Closing Date using a methodology consistent with Financial Accounting Standards Board Statement No. 87 ("FAS No. 87") calculating the projected benefit obligations, applying the projected unit credit method, with respect to all current participants under such Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and the transactions contemplated by this Agreement shall not cause such assets or insurance obligations to be less than such benefit obligations;

          (C) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and each Foreign Benefit Plan is now and always has been operated in compliance with all applicable non-U.S. Laws;

          (D) the Company, the Sellers and SAP Thai have provided the Purchaser with true and complete copies of all Foreign Benefit Plans (and in the case where such Foreign Benefit Plans are not in writing, a written description of each such Foreign Benefit Plan) including all information relating to all benefits payable or prospectively payable under each Foreign Benefit Plan (including supplemental benefits). Except as set forth in Section 3.20(i) of the Disclosure Schedule, there are no Foreign Benefit Plans, programs, schemes or arrangements to pay any pension or make any other payment after retirement, death or otherwise with respect to any employee or former employee of the SAP Business and each Seller, SAP Thai and the Company do not sponsor, contribute or maintain any scheme, plan, program or arrangement having as its purpose or one of its purposes the making of such payments or the provision or such benefits;

          (E) the Company, the Sellers and SAP Thai have provided the Purchaser with a complete and accurate copy of all the documentation (including, without limitation, the trust deeds, rules, announcements and booklets) governing each Foreign Benefit Plan;

          (F) neither the Company, SAP Thai nor any Seller are engaged in any litigation, arbitration or mediation proceedings with respect to any Foreign Benefit Plan, and there exists no condition or set of circumstances in connection with which the Company, SAP Thai or a Seller (with respect to the SAP Business) could reasonably be expected to be subject to any litigation, arbitration or mediation proceeding with respect to any Foreign Benefit Plan;

          (G) neither the Company, SAP Thai nor any Seller (with respect to the SAP Business) are in violation of any non-U.S. Laws, including, without limitation, the U.K. Financial Services Act; and

          (H) with respect to any part-time employees employed by Chemdal U.K. at any time within the preceding 12-month period, to Parent's Knowledge, there have been no terminations of such part-time employees which could result in any Liability under Article 119 of the Treaty of Rome or Section 62 of the Pensions Act, 1995.

     SECTION 3.21. Labor Matters. With respect to the SAP Business and the Persons employed in connection with the SAP Business, and except as set forth in
Section 3.21 of the Disclosure Schedule or as would not have a Material Adverse Effect, (a) neither the Company, SAP Thai, or a Seller is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company, SAP Thai or a Seller and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could reasonably affect the SAP Business, (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to Parent's Knowledge, threatened between the Company, SAP Thai or a Seller and any of their respective employees, and neither the Company, SAP Thai nor a Seller has experienced any such controversy, strike, slowdown or work stoppage within the past three years, (c) neither the Company, SAP Thai nor any Seller has breached or otherwise failed to comply with the provisions of any applicable collective bargaining or union contract and there are no written grievances outstanding against the Company, SAP Thai or a Seller under any such agreement or contract, (d) neither the Company, SAP Thai nor a Seller has committed unfair labor practices nor has there been any unfair labor practice complaints pending against the Company, SAP Thai or a Seller before the National Labor Relations Board or any other Governmental Authority involving union representation or employees of the Company, SAP Thai or the Sellers, (e) the Company, SAP Thai and the Sellers are currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company, SAP Thai and each Seller and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, (f) the Company, SAP Thai and the Sellers have paid in full to all their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, (g) there is no written claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to Parent's Knowledge, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Company, SAP Thai or a Seller, (h) neither the Company, SAP Thai nor a Seller is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (i) there is no written charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to Parent's Knowledge, threatened with respect to the Company, SAP Thai or any Seller, and (j)
there is no written charge of discrimination in employment or employment practices, as respects any legally protected category, for any reason, including, without limitation, age, gender, race or religion, which has been asserted or is now pending or, to Parent's Knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company, SAP Thai or any Sellers have employed or currently employ any Person.

     SECTION 3.22. Key Employees. All directors, officers, management employees, and technical and professional employees of the Company, SAP Thai and each Seller employed in the SAP Business are under an obligation to the Company, SAP Thai or a Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company, SAP Thai or a Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. The Company, SAP Thai and the Sellers shall use all reasonable efforts to assign such arrangements to the Purchaser as of the Closing Date.

     SECTION 3.23. Taxes. (a) Except as set forth in Section 3.23 of the Disclosure Schedule, (i) all returns and reports in respect of Taxes required to be filed by or with respect to the Company, SAP Thai or the Sellers (including the consolidated federal income Tax return of Parent and any state, local or foreign Tax return or report that includes the Company, SAP Thai or any Other Seller on a consolidated or combined basis) have been timely filed, (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid, (iii) all such returns and reports (insofar as they relate to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business) are true, correct and complete in all material respects, (iv) no adjustment relating to such returns or reports has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business or could result in Liability of the Company or SAP Thai on the basis of joint and/or several liability) and, to Parent's Knowledge, no basis exists for any such adjustment, (v) there are no pending or, to Parent's Knowledge, threatened actions or proceedings for the assessment or collection of Taxes against the Company, SAP Thai, the SAP Assets or the SAP Business or (insofar as either relates to the activities or income of the Company, SAP Thai, the SAP Assets or the SAP Business or could result in Liability of the Company or SAP Thai on the basis of joint and/or several liability) any corporation that was included in the filing of a return with Parent, the Company, SAP Thai or the Other Sellers on a consolidated or combined basis, (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or SAP Thai, (vii) there are no Tax liens on any assets of the Company, SAP Thai or any of the SAP Assets,
(viii) neither Parent nor any Subsidiary or Affiliate of Parent or any Other Seller is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments", within the meaning of Section 280G of the Code (insofar as relates to the Company, SAP Thai or the SAP Business), (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the Regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement (insofar as relates to the Company, SAP Thai or the SAP Business), except for the accelerated vesting of stock options and other benefits pursuant to Article VI hereof; (x) from and after January 1, 1990, the Company has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which Parent files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired, (xi) neither the Company nor SAP Thai has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, (xii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (xiii) none of the SAP Assets held by SAP Thai or the Other Sellers constitute U.S. real property interests within the meaning of Section 897(c)(i) of the Code, (xiv) neither the Company, nor SAP Thai is subject to any accumulated earnings Tax penalty or personal holding company Tax, and (xv) SAP Thai has never been included in the filing of a Tax return or report on a consolidated, combined or unitary basis.

     (b) Except as disclosed in Section 3.23 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or SAP Thai may be subject; (ii) the Company (A) has not and is not projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) does not have an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code and (C) has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) neither the Company nor SAP Thai has any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction (insofar as either could result in material Taxes to the Company or SAP Thai for any taxable period, or portion of any taxable period, ending after the Closing Date); (iv) there are no requests from any governmental or taxing authority for information currently outstanding that could affect the Taxes of the Company or SAP Thai;
(v) there are no proposed reassessments of any property owned by the Company, SAP Thai or of any of the SAP Assets and there are no other proposals from any governmental or taxing authority that could increase the amount of any Tax to which the Purchaser (in respect of the SAP Business), the Company or SAP Thai would be subject, or which would be imposed, in respect of real property of the Company, SAP Thai or the SAP Business; (vi) the Company is not obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludibility from gross income of the holder for federal income Tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any request for a ruling or similar matter relating to Taxes that could affect the Company, SAP Thai, the SAP Assets or the SAP Business.

     (c) (i) Section 3.23(c) of the Disclosure Schedule lists all income, franchise and similar Tax returns and reports (federal, state, local and foreign) filed with respect to the Company and SAP Thai for taxable periods ended on or after December 31, 1997, indicates for which jurisdictions Tax returns and reports have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar Tax return or report for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax returns and reports that currently are the subject of audit, (ii) Parent has delivered to the Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax returns and reports, examination reports, and statements of deficiencies assessed against or agreed to by the Company and SAP Thai since January 1, 1996,
(iii) Parent has delivered to the Purchaser a true and complete copy of any Tax-sharing or allocation agreement or arrangement involving the Company or SAP Thai and a true and complete description of any such unwritten or informal agreement or arrangement, and (iv) Parent has delivered to the Purchaser complete and correct copies of all pro forma federal income Tax returns of the Company prepared in connection with the Parent's or any other consolidated federal income Tax return, accompanied by a schedule reconciling the items in the pro forma Tax return to the items as included in the consolidated Tax return for all taxable years ending on or after December 31, 1997.

     SECTION 3.24. Insurance. (a) Section 3.24(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, including directors' and officers' liability, workers' compensation, and bond and surety arrangements) under which the Company, SAP Thai, an Other Seller or the SAP Business has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

          (i) the name, address and telephone number of the agent or broker;

          (ii) the name of the insurer and the names of the principal insured and each named insured;

          (iii) the policy number and the period of coverage;

          (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including deductibles) of coverage; and

          (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

     (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither Parent, the Company, SAP Thai, an Other Seller nor the SAP Business is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice) and, to Parent's Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under the policy; and (iii) no party to the policy has repudiated in writing, or given written notice of an intent to repudiate, any provision thereof.

     (c) Section 3.24(c) of the Disclosure Schedule sets forth all material risks against which the Company, SAP Thai, an Other Seller or the SAP Business is self-insured or which are covered under any risk retention program in which the Company, SAP Thai or an Other Seller participates, together with information for the last three years of the Company's, SAP Thai's, the Other Sellers' or the SAP Business' loss experience with respect to such risks.

     (d) To Parent's Knowledge, all material assets, properties and risks of the Company, SAP Thai, each Other Seller and the SAP Business are covered by valid and currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, SAP Thai, the Sellers, or the SAP Business, as the case may be, in each case, in such types and amounts and covering such risks as are specified in Section 3.24 of the Disclosure Schedule or as otherwise are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company, SAP Thai, the Sellers, or the SAP Business, as the case may be.

     (e) To Parent's Knowledge, at no time subsequent to June 30, 1999 has the Company, SAP Thai, any of the Sellers or the SAP Business (i) been denied any material insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Section 3.24(e) of the Disclosure Schedule, received written notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.24(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since June 30, 1999, no insurance carrier has canceled, failed to renew or materially reduced any insurance coverage for the Company, SAP

Thai, the Sellers or the SAP Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

     (f) No insurance policy listed in Section 3.24(a) of the Disclosure Schedule will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect as respects matters arising out of events occurring prior to the Closing Date on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3.25. Brokers. Except for Schroder & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent is solely responsible for the fees and expenses of Schroder & Co. Inc.

     SECTION 3.26. Disclaimer. Except for the representations and warranties specifically set forth in this Article III, none of the Sellers, the Company, SAP Thai nor their Affiliates makes any (or shall in any manner whatsoever be deemed or be construed as having made any) representation or warranty to the Purchaser or any other Person hereunder or otherwise, express or implied.

     SECTION 3.27. Disclosure Schedule. The Parties hereto acknowledge that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Sellers that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to Parent to enter into this Agreement, the Purchaser, on behalf of itself and any designated Affiliate that will purchase any of the SAP Assets or the SAP Business pursuant to this Agreement, hereby represents and warrants to Parent as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies.

     SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to Parent, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a materially adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) as described in a writing given to Parent by the Purchaser on the date of this Agreement and (b) the notification requirements of the HSR Act and certain applicable filings under non-U.S. merger control and competition Laws.

     SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

     SECTION 4.05. Litigation. Except as disclosed in a writing given to Parent by the Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement. The Purchaser is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Purchaser, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator that would prevent the Purchaser from performing its material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 4.06. Purchaser Financial Statements. True and complete copies of the Purchaser's audited balance sheet for the fiscal year ended as of December 31, 1998, and the related audited statements of income, together with all related notes and schedules thereto, have been delivered by the Purchaser to Parent and are set forth herein at Section 4.06 of the Disclosure Schedule.

     SECTION 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

     SECTION 4.08. Disclaimer. Except for the representations and warranties specifically set forth in this Article IV, neither the Purchaser nor its Affiliates makes any (or shall in any manner whatsoever be deemed or be construed as having made any) representation or warranty to Parent or to any other Person hereunder or otherwise, express or implied.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business Prior to the Closing. (a) Parent covenants and agrees that, with respect to the SAP Business and the SAP Assets and except as described in Section 5.01(a) of the Disclosure Schedule or as contemplated by this Agreement, between the date hereof and the time of the Closing, Parent will, and will cause the Company, SAP Thai and each of the Other Sellers to, conduct its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, Parent will, with respect to the SAP Business, and will cause each of the Company, SAP Thai and each of the Other Sellers to, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice, (ii) not intentionally shorten or lengthen the customary payment cycles for any of its payables or receivables, (iii) use all reasonable efforts consistent with past practices to (A) preserve intact its business organizations and the business organization of the SAP Business, (B) keep available to the Purchaser the services of the employees of the Company, SAP Thai and the SAP Business, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company, SAP Thai, the Other Sellers and the SAP Business and (D) preserve the current relationships with its customers, suppliers and other Persons with which it has significant business relationships, (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases relating to the SAP Business which by their terms would otherwise expire, and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Sellers to be untrue or result in a breach of any covenant made by the Sellers in this Agreement.

     (b) Except as  described  in Section  5.01(b) of the  Disclosure  Schedule,
Parent covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, neither the Company, SAP Thai nor the Sellers (with respect to the SAP Business) will: (i) do any of the things enumerated in the second sentence of Section 3.11 (including, without limitation, clauses (i) through (xx) thereof, except for those actions specifically contemplated by
Section 6.10 hereof); or (ii) agree to employ any new hire on terms that would pay any such Person an annual base salary in excess of U.S.$50,000 or annual aggregate compensation in excess of U.S.$75,000. Notwithstanding anything to the contrary contained in this Section 5.01(b), prior to the Closing, Parent may cause the Company and/or SAP Thai to convey to Parent or one of its Affiliates
(i) any cash or cash equivalents owned by the Company or SAP Thai; (ii) any Intellectual Property (including Intellectual Property used in the Poly-Pore Business) owned by or licensed to the Company or SAP Thai that is not used primarily in, developed primarily for, or related primarily to, the SAP Business (it being understood that Parent may not cause the Company and/or SAP Thai to convey to Parent or one of its Affiliates any Company Intellectual Property or SAP Thai Intellectual Property); and (iii) all rights to the name AAMCOL@ and all related trademarks, logos, tradenames, telephone numbers and internet domain names.

     SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, Parent will, and will cause the Company, SAP Thai and the Other Sellers and each of its and the Company's, SAP Thai's and the Other Sellers' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of Parent (to the extent such offices, plants, facilities, books and records relate to the SAP Business), the Company, SAP Thai, the Other Sellers and to those officers, directors, employees, agents, accountants and counsel of Parent, the Company, SAP Thai and of each of the Other Sellers who have any knowledge relating to the Company, SAP

Thai, the Other Sellers or the SAP Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, SAP Thai, the Other Sellers and the SAP Business (or legible copies thereof) as the Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required by this provision to waive or impair its right to assert any attorney-client privilege that may exist as respects any Actions or other matters; provided, further, however, that none of the Purchaser or its representatives shall contact or have any communication with any employees of Parent or any of its Subsidiaries without the prior written approval of Parent, except for those employees of Parent and its Subsidiaries listed on Exhibit 5.02 attached hereto.

     (b) In order to facilitate the resolution of any claims made against or incurred by Parent prior to the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company, SAP Thai and the SAP Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company, SAP Thai and the Sellers (with respect to the SAP Business) and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Parent reasonable access (including the right to make, at Parent's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser, the Company, SAP Thai or the SAP Business after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, Parent shall (i) retain the books and records of Parent which relate to the Company, SAP Thai and the SAP Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, the Company or SAP Thai and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, the Company or SAP Thai reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

     SECTION 5.03. Confidentiality. All information obtained by the Purchaser pursuant to Section 5.02 shall be kept confidential in accordance with the confidentiality agreement (the "Confidentiality Agreement") between the Purchaser and Parent, dated May 17, 1999.

     SECTION 5.04. Stockholders' Meeting. Parent, acting through the Board, shall, in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following the date hereof for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and (ii) except as the Board determines is required by its fiduciary duties under applicable Law after having received advice from outside legal counsel (A) include in the Proxy Statement (as defined herein) the recommendation of the Board that the stockholders of Parent approve and adopt this Agreement and the transactions contemplated hereby, (B) not subsequently withdraw, modify or change in any manner adverse to the Purchaser such recommendation, and (C) use its reasonable efforts to obtain such approval and adoption.

     SECTION 5.05.  Proxy  Statement.  (a) As promptly as practicable  after the execution of this Agreement, Parent (i) will prepare and file with the Securities and Exchange Commission (the "SEC") the Proxy Statement (as defined below) relating to the Stockholders' Meeting to be held to consider approval of this Agreement and the transactions contemplated hereby and (ii) mail the Proxy Statement to its stockholders. The Proxy Statement to be sent to the stockholders of Parent in connection with the Stockholders' Meeting (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement") shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of Parent, and at the time of the Stockholder's Meeting, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Any information provided by the Purchaser to Parent which is included in the Proxy Statement shall not, on the date provided to Parent, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. The Proxy Statement shall comply in all material respects as to form with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     (b) The Proxy Statement shall include the recommendation of Parent's Board to the stockholders of the Company in favor of approval of this Agreement and the transactions contemplated hereby; provided, however, that the Board may, prior to the Stockholders' Meeting, withdraw, modify or change any such recommendation only as it may determine is required by its fiduciary duties under applicable Law after having received advice from outside legal counsel; provided, further, that, notwithstanding anything to the contrary contained in this Agreement, such a withdrawal, modification or change in such recommendation shall not relieve Parent in any way whatsoever of its other obligations under
Section 5.04 or 5.05(a) of this Agreement.

     (c) Parent shall advise the Purchaser of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 5.06.  Regulatory and Other  Authorizations;  Notices and Consents.
(a) Parent shall use all reasonable efforts to obtain (or cause the Company, SAP Thai and the Other Sellers to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each Party agrees to make, or cause to be made, promptly any filing that the Purchaser identifies to Parent as being required under any other non-United States antitrust, merger control or competition Law or by any other antitrust, merger control or competition authority. The Purchaser will be responsible for paying the normal filing fees incurred by the Purchaser and Parent in connection with the HSR Act filings and the similar merger control or competition Law filings being made by the parties in the United Kingdom and Germany; provided, however, that the Purchaser shall not be responsible for paying any other fees or expenses incurred by Parent (including, without limitation, counsel fees) in connection with the preparation of such filings.

     (b) Parent shall, or shall cause the Company, SAP Thai and the Other Sellers to, give promptly such notices to third parties and use its or their reasonable efforts to obtain such third party consents as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

     (c) The Purchaser shall cooperate and use all reasonable efforts to assist Parent in giving such notices and obtaining such consents.

     (d) In connection with any consent that may be requested by Parent or Purchaser, neither party to this Agreement shall have any obligation to give any guarantee or other financial or similar consideration of any nature in connection with any notice or consent or to consent to any change in the terms of any agreement or arrangement which either party in its sole and absolute discretion may deem adverse to the interests of such party, the Company, SAP Thai or the SAP Business.

     (e) Parent and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the SAP Business, the Company or SAP Thai or any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Parent, the Company, SAP Thai or an Other Seller is a party is not obtained prior to the Closing (and the parties acknowledge and agree that, except as set forth herein, no such consent, approval or authorization shall be a condition to the Purchaser's obligation to close), Parent will, subsequent to the Closing, cooperate with the Purchaser, the Company and SAP Thai in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, except with respect to customer contracts, Parent shall use its reasonable efforts to provide the Purchaser, the Company, SAP Thai or the SAP Business, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Parent provides any such rights and benefits, the Purchaser, the Company or SAP Thai, as the case may be, shall assume the obligations and burdens thereunder.

     SECTION 5.07. Notice of Developments. Prior to the Closing, Parent shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement of which Parent becomes aware and which could result in any material breach of a representation or warranty or covenant of the Sellers in this Agreement or which could have the effect of making any representation or warranty of the Sellers in this Agreement untrue or incorrect in any material respect and (ii) all other developments of which Parent becomes aware and affecting the Liabilities, business, financial condition or prospects of the Company, SAP Thai or the SAP Business, other than changes affecting the economy or the SAP industry generally, which developments could have a Material Adverse Effect.

     SECTION 5.08. No Solicitation or Negotiation. Parent agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of Parent, the Company, SAP Thai, the Other Sellers nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept (except to the extent permitted below) any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company, SAP Thai or an Other Seller or all or a substantial portion of the assets of the Company, SAP Thai, an Other Seller or the SAP Business (other than Inventory to be sold in the ordinary course of business consistent with past practice), or (ii) relating to any business combination with the Company, SAP Thai or any Other Seller, or (iii) relating to any other extraordinary business transaction involving or otherwise relating to the Company, SAP Thai, any Other Seller or the SAP Business, or (iv) relating to
(x) any acquisition or purchase of, or tender offer or exchange offer for, more than 20% of the equity securities of Parent, or (y) any merger, consolidation or business combination with Parent, or other extraordinary business transaction involving or otherwise relating to Parent that would result in any other Person owning in excess of 20% of the outstanding equity securities of Parent (any of the events described in (i), (ii), (iii) and (iv) being an ("Acquisition Proposal")) (it being understood that any transaction, the sole purpose of which is to spin-off the SAP Business to the shareholders of Parent on a pro rata basis, shall not constitute an Acquisition Proposal for purposes of this Agreement provided that such spin-off is not part of a transaction, or series of transactions, the intended result of which is that a controlling interest in the shares or the assets of the SAP Business will be transferred to a non-affiliated third party (other than such shareholders of Parent)) or (b) except as required by the fiduciary duties of the Board of Directors of Parent as such duties would exist in the absence of any limitations in this Agreement, participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek or to consummate an Acquisition Proposal; provided, however, that prior to the consummation of the transaction contemplated hereby, nothing contained in Section 5.08 shall prohibit the Board from (i) furnishing information to, or entering into discussions or negotiations with, any Person that after the date hereof makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) prior to furnishing such information to, or entering into discussions or negotiations with such Person or agreeing to or endorsing any Acquisition Proposal, the Board determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such Acquisition Proposal is, or may reasonably be expected to lead to, a Superior Proposal, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Parent provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and, in any such notice to the Purchaser, indicating in reasonable detail the terms and conditions of such Acquisition Proposal, offer, inquiry or other contact, and (C) such information to be so furnished has been previously delivered to the Purchaser or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition
Proposal. Parent shall notify the Purchaser promptly if any such Acquisition Proposal or offer, or any inquiry or other contact with any Person with respect thereto is made. Parent agrees not to, and to cause the Company, SAP Thai and each Other Seller not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which Parent, the Company, SAP Thai or an Other Seller is a party, except in the event the Parent Board determines in good faith, after consultation with and based upon the advice of counsel and a financial advisor of a nationally recognized reputation, that such release or waiver is reasonably expected to lead to a Superior Proposal. Except as required by the fiduciary duties of the Board of Directors of Parent, Parent immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

     SECTION 5.09. Use of Intellectual Property. (a) Parent acknowledges that from and after the Closing, the name "Chemdal" and all similar names, marks and logos (all of such names, marks and logos being the "Chemdal Names") shall be owned by the Purchaser, one of its designated Affiliates, the Company or SAP Thai and that neither Parent nor any of its Affiliates shall have any rights in the Chemdal Names, and that neither Parent nor any of its Affiliates will contest the ownership or validity of any rights of the Purchaser, its designated Affiliates, SAP Thai or the Company in or to the Chemdal Names.

     (b) Except as otherwise provided in the ION Exchange License Agreement (as defined in Section 5.19 of the Agreement), from and after the Closing, neither the Sellers nor any of their Affiliates shall use or disclose any of the Business Intellectual Property or the Company Intellectual Property or the SAP Thai Intellectual Property.

     SECTION 5.10. Non-Competition. (a) For a period of three (3) years after the Closing in the European Community and for a period of ten (10) years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable Law (in each case, the "Restricted Period"), Parent and its Affiliates shall not engage, directly or indirectly, in any business anywhere in the world that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, the Company or SAP Thai, in each case, for the Traditional SAP Market Segments as of the Closing Date or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Company, SAP Thai or the SAP Business in researching, developing, manufacturing, marketing, distributing, selling, producing or supplying products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the Company, SAP Thai or the SAP Business for the Traditional SAP Market Segments as of the Closing; provided, however, that, for the purposes of this Section 5.10, ownership of securities having no more than three percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section
5.10 so long as the Person owning such securities has no other connection or relationship with such competitor.

     (b) As a separate and independent covenant, Parent agrees with the Purchaser that, for a period of three (3) years after the Closing in the European Community and for a period of ten (10) years after the Closing in every other location or, in each case, for such shorter period as may be required by applicable Law, Parent will not, and will not permit its Affiliates to, in any way, directly or indirectly, for the purpose of conducting or engaging in any business that researches, develops, manufactures, markets, distributes, sells, produces or supplies products or services of the kind researched, developed, manufactured, marketed, distributed, sold, produced or supplied by the SAP Business, the Company or SAP Thai, in each case, for the Traditional SAP Market Segments as of the Closing, call upon, solicit, advise or otherwise do, or attempt to do, business in the Traditional SAP Market Segments with any customers of the SAP Business with whom the SAP Business had any dealings in the Traditional SAP Market Segments during the period of time in which the SAP Business, the Company and SAP Thai was owned by Parent, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the SAP Business in the Traditional SAP Market Segments.

     (c) Parent will not, and will not permit any of its Affiliates to, directly or indirectly, solicit the employment of, attempt to employ, or employ any Transferred Employee or U.K. Designated Employee during the period commencing on the Closing Date and ending twelve months thereafter, and the Purchaser will not and will not permit any of its Affiliates to, directly or indirectly, solicit the employment of, attempt to employ, or employ any employees of Parent or any of is Affiliates during the period commencing on the Closing Date and ending twelve months thereafter; provided, however, that the forgoing will not prohibit a general solicitation to the public or general advertising; provided, further, that the foregoing will also not prohibit (i) Parent or one of its Affiliates from employing any Transferred Employee or U.K. Designated Employee that is terminated by the Purchaser or one of its Affiliates without cause following the Closing Date or (ii) the Purchaser or one of its Affiliates from employing any employee of Parent or any of its Affiliates that is terminated by Parent or one of its Affiliates without cause following the Closing Date or (iii) Parent or one of its Affiliates from employing any Person listed on Exhibit 5.10(c) so long as such employee accepts employment with Parent or one of its Affiliates on or prior to the Closing Date.

     (d) The Restricted Period shall be extended by the length of any period during which Parent or any of its Affiliates is in breach of the terms of this
Section 5.10.

     (e)  Parent  acknowledges  that the  covenants  of Parent set forth in this
Section 5.10 are an essential element of this Agreement and that, but for the agreement of Parent to comply with these covenants, the Purchaser would not have entered into this Agreement. Parent acknowledges that this Section 5.10 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser. Parent has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 5.10 are reasonable and proper.

     SECTION 5.11. Release of Indemnity Obligations. Parent covenants and agrees, on or prior to the Closing, to execute and deliver to the Purchaser, for the benefit of the Purchaser, a general release and discharge, in the form attached as Exhibit 5.11 hereto, releasing and discharging the Company, SAP Thai and the SAP Business from any and all obligations to indemnify Parent or any of its Affiliates or otherwise defend it or them or hold it or them harmless pursuant to any agreement or other arrangement (other than this Agreement and the agreements contemplated hereby) entered into prior to the Closing.

     SECTION 5.12. Termination of Intercompany Agreements. Except for the contracts or arrangements set forth on Exhibit 5.12 attached hereto, and except for the Continuing Intercompany Indebtedness, prior to the Closing Date, Parent shall cause the termination of any contracts, arrangements or agreements between or among the Company, SAP Thai or a Seller (as it affects the SAP Business), on the one hand, and Parent or any Affiliate of Parent (other than the Company or SAP Thai) on the other hand, including any intercompany agreements entered into in the ordinary course of business.

     SECTION 5.13. Transition Services Agreement. At the Closing, Parent and the Purchaser shall enter into a transition services agreement (the "Transition Services Agreement"), substantially in the form attached hereto as Exhibit 5.13.

     SECTION 5.14. CETCO Supply Agreement. At the Closing, Parent and the Purchaser or one of its designated Affiliates shall enter into the CETCO supply agreement (the "CETCO Supply Agreement"), substantially on the terms set forth on Exhibit 5.14 attached hereto.

     SECTION 5.15. Acrylic Acid Supply Agreement. Immediately prior to Closing, Parent will cause Chemdal U.K. to enter into an acrylic acid supply agreement (the "Acrylic Acid Supply Agreement") with BASF (Antwerp), a Belgian corporation and a wholly owned Subsidiary of the Purchaser, substantially on the terms set forth on Exhibit 5.15 attached hereto. On the Closing Date, but immediately following the Closing, the Acrylic Acid Supply Agreement will be assigned by Chemdal U.K. to one of the Purchaser's designated Affiliates, and such designated Affiliate will assume all of Chemdal U.K.'s obligations under the Acrylic Acid Supply Agreement at such time; provided, however, that the designated Affiliate shall not be entitled to and shall not receive any portion of the Signing Premium and, simultaneously with such assignment, such designated Affiliate shall deliver a release and novation to Parent releasing Parent, Sellers and their Affiliates (including Chemdal U.K.) from any further Liability or obligation under the Acrylic Acid Supply Agreement.

     SECTION 5.16. License Agreement. At the Closing, Parent and the Purchaser shall enter into a license agreement (the "License Agreement"), substantially in the form attached hereto as Exhibit 5.16.

     SECTION 5.17. SAP Subleases. At the Closing, Purchaser will execute and deliver to Parent subleases (the "SAP Subleases") of certain properties utilized by the Company and the Sellers in the SAP Business, substantially on the terms set forth on Exhibit 5.17 attached hereto.

     SECTION 5.18. Product/Material Rebates. Prior to December 31, 1999, the Purchaser shall have paid Parent in full for all amounts due to Parent from the Purchaser and its

Affiliates on account of all rebates (the "Rebates") resulting from the purchase of products and materials by Parent and its Affiliates from the Purchaser and such Affiliates during calendar year 1999 and, prior to Closing, the Purchaser shall have paid Parent in full for all Rebates resulting from the purchase of products and materials by Parent and its Affiliates from the Purchaser and such Affiliates from December 31, 1999 to the date of Closing.

     SECTION 5.19. ION Exchange License Agreement. At the Closing, Parent and the Purchaser shall enter into a license agreement (the "ION Exchange License Agreement"), substantially in the form attached hereto as Exhibit 5.19.

     SECTION 5.20. Mixed-Use Assets. Except as may be provided for in the Transition Services Agreement and the License Agreement, to the extent that, following the Closing, the Sellers have retained any assets that were used, but not primarily used, in the operation of the SAP Business prior to the Closing, Parent will, and will cause its Subsidiaries to, permit the Purchaser, its designated Affiliates, the Company and SAP Thai to use such assets in the operation of the SAP Business following the Closing, on substantially the same terms as such assets were used in the conduct of the SAP Business prior to the Closing and as may be reasonably requested by the Purchaser, such designated Affiliates, the Company and SAP Thai.

     SECTION 5.21. Termination of SAP Indebtedness. Prior to the Closing, Parent shall, and shall cause its Subsidiaries to, take all necessary action, including, without limitation, the repayment of any outstanding third-party Indebtedness relating to the Company, SAP Thai or the SAP Business, so that, at the Closing Date, there is no outstanding Indebtedness relating to the Company, SAP Thai or the SAP Business, other than the Continuing Intercompany Indebtedness.

     SECTION 5.22. Termination of the Celanese Supply Agreement. Upon receipt of written instructions from the Purchaser or one of its Affiliates, Parent will promptly (but in no event later than seven Business Days following receipt of such instructions) cause the termination, effective December 31, 2001, of the Supply Agreement (96-SMS-08) dated April 8, 1997, as amended, between Celanese Ltd. and the Company (the "Celanese Agreement"), such termination to be effected in accordance with the terms of the Celanese Agreement; provided, however, that should the Closing not occur for any reason whatsoever, and should Celanese be unwilling to enter into a new supply contract with Parent or the Company on substantially similar terms to those contained in the Celanese Agreement, then the Purchaser will supply Parent with glacial acrylic acid from December 31, 2001 until December 31, 2003 on terms and conditions substantially similar to those contained in the Celanese Agreement.

     SECTION 5.23. Uncashed Cheques. Parent understands and agrees that to the extent any cheques (the "Unpaid SAP Cheques") are drawn prior to the Closing on the account of the Company, SAP Thai or otherwise relating to the SAP Business and such cheques are presented for payment following the Closing (i) none of the Purchaser, its Affiliates, the Company, SAP Thai or the SAP Business shall have any obligation, responsibility or liability for any such Unpaid SAP Cheques, except to the extent that (i) Parent and its Affiliates have delivered any cash to the Purchaser at Closing or (ii) Parent has permitted the Company or SAP Thai to retain any cash at Closing, in each case, for the purpose of satisfying such unpaid SAP Cheques and (ii) Parent and its Affiliates shall be responsible for all such Unpaid SAP Cheques and shall indemnify the Purchaser, the Company, SAP Thai or any of their Affiliates for any Losses or Liabilities incurred by them as a result of the Unpaid SAP Cheques, except to the extent that (i) Parent and its Affiliates have delivered any cash to the Purchaser at Closing or (ii) Parent has permitted the Company or SAP Thai to retain any cash at Closing, in each case, for the purpose of satisfying such unpaid SAP Cheques.

     SECTION 5.24. Access to Insurance. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Purchaser, the Company, SAP Thai or the SAP Business suffer or incur any Losses or Liabilities (a "Loss Event") by reason of, or arising out of, any action, inaction, event, condition, liability or obligation of the Company, SAP Thai, the Sellers or the SAP Business which occurred or existed prior to the Closing, or by reason of or in connection with any claim or cause of action of any third party relating to the conduct of the SAP Business prior to Closing, then upon receipt of notice from the Purchaser or one of its Affiliates of such Loss Event, Parent shall, and shall cause its Affiliates to, promptly (i) use all reasonable efforts to access any of its (or any of its Affiliates) applicable insurance policies on behalf of the Purchaser, the Company, SAP Thai or the SAP Business, as applicable, in connection with such Loss Event in a manner that is consistent with the terms of such policies, all such reasonable efforts to include, without limitation, Parent (or any of its Affiliates) using all reasonable efforts to pursue any claims denied under such applicable insurance policies and (ii) indemnify the Purchaser, the Company, SAP Thai or the SAP Business, as applicable, for any such Loss Event up to an amount which is equal to the aggregate amount of any proceeds actually received by Parent (or any of its Affiliates) under any and all of its applicable insurance policies in connection with such Loss Event; provided that under no circumstances whatsoever shall Parent or its Affiliates have any obligation to indemnify the Purchaser or its Affiliates pursuant to this provision of the Agreement by reason of any denial under the policies of all or any portion of the claim or claims submitted under the policies by Parent or their Affiliates. Any reasonable out-of-pocket expenses incurred by Parent in pursuing any claims denied under the applicable policies shall promptly be reimbursed by the Purchaser.

     SECTION 5.25. Patent Opinions. Following the Closing, the Purchaser shall permit Parent and its Affiliates to rely on the SAP Opinions as reasonably necessary for the purpose of defending any claims of patent infringement, and the Purchaser shall provide the Patent Opinions to Parent and its Affiliates as reasonably requested by Parent for such purpose.

     SECTION 5.26. Thai Facility. At the Closing, Parent shall cause the delivery of the Thai Facility to the Purchaser, which Thai Facility shall be "Mechanically Complete" as defined in Exhibit 5.26 attached hereto.

     SECTION 5.27. * Obligations. Promptly following the date hereof, Parent and the Purchaser will undertake to satisfy their respective * obligations as specifically described in, and in the manner contemplated by, Exhibit 5.27 attached hereto.

     SECTION 5.28. * Assistance Grants. Parent understands and agrees that (i) as a result of the execution of this Agreement and the transactions contemplated hereby, all or a portion of the financial assistance granted by certain Governmental Authorities to the SAP Business pursuant to the * Assistance Grants may become immediately due and payable to such Governmental Authorities and (ii) in the event any such amounts become due and payable to such Governmental Authorities pursuant to the * Assistance Grants solely as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby, (x) Parent will be responsible for promptly paying such amounts to the applicable Governmental Authority or (y) Parent will indemnify the Purchaser and its Affiliates from any Losses or Liabilities incurred as a result of the failure of Parent to pay such amounts that become due and payable as described in clause (ii) above.

     SECTION 5.29. Thai Facility Construction Contracts. Following the Closing, the Purchaser shall permit Parent and its Affiliates to rely on the Thai Facility Construction Contracts as reasonably necessary for the purpose of pursuing any rights and remedies thereunder against the counter-parties thereto, to the extent the pursuit of such rights and remedies is necessary to satisfy any obligations and Liabilities of Parent and its Affiliates to the Purchaser and its Affiliates under this Agreement or the transactions contemplated hereby including, without limitation, pursuant to Section 5.26 hereof (it being understood that Parent and its Affiliates shall transfer to Purchaser and its Affiliates any recoveries and awards resulting from the pursuit of such rights and remedies to the extent that such recoveries and awards exceed (i) the aggregate amounts actually paid by Parent and its Affiliates to Purchaser and its Affiliates to satisfy the obligations and Liabilities described above, and
(ii) any out-of-pocket costs and amounts incurred by Parent and its Affiliates in pursuing such rights and remedies, including, without limitation, legal fees and other costs of the suit; provided that Parent and its Affiliates shall not be entitled to any such costs and amounts to the extent Parent has not previously paid to Purchaser and its Affiliates all amounts owing to satisfy the obligations described above).

     SECTION 5.30. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.01. Transferred Employees. Each hourly and salaried employee of the Company and SAP Thai (a list of which employees is attached hereto at Section 6.01 of the Disclosure Schedule) who is employed with the Purchaser or its Affiliates immediately following the Closing shall hereinafter be referred to as a "Transferred Employee".

     SECTION 6.02. Severance Obligations. The Sellers and the Purchaser agree that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employees or U.K. Designated Employees (as defined below) under any severance plan, program or arrangement of any Seller, SAP Thai or the Company and that such employees shall be deemed to have continuous and uninterrupted employment before and immediately after the Closing. If any Transferred Employee or U.K. Designated Employee incurs or is deemed pursuant to Law or any severance plan, program or arrangement to have incurred a severance of employment before the Closing, then Parent shall be responsible for all severance obligations with respect to each Transferred Employee and U.K. Designated Employee. The Purchaser shall be responsible for any severance obligations incurred pursuant to any severance plan, program, arrangement or agreement of the Company, SAP Thai or any Other Seller with respect to the termination of a Transferred Employee or a U.K. Designated Employee on or after the Closing. Except as provided in this Section 6.02, Parent agrees, pursuant to Section 9.02, to indemnify and hold harmless the Purchaser against any severance claim and against any loss, damage, liability or expense, including attorney fees, incurred in connection with any claim for severance benefits brought by any employees or former employees of Parent, the Company, SAP Thai or the Other Sellers.

     SECTION 6.03. (a) Employee Benefit Plans. For a period of one year after the Closing Date, the Purchaser shall provide the Transferred Employees who are employed by the Company within the United States (the "U.S. Transferred Employees") with a level of employee benefit plans and arrangements substantially comparable in the aggregate to the level of employee benefits provided to similar situated employees of the Purchaser.

     To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual under any employee benefit plan, program or arrangement established, maintained or contributed to by the
Purchaser  or  any  of its  Affiliates  (excluding  benefit  accrual  under  the
Purchaser  Defined Benefit Plan), U.S.  Transferred  Employees shall be credited for
service prior to the Closing with the Sellers or the Company to the extent that such service was recognized under a comparable employee benefit plan, program or arrangement under which such applicable U.S. Transferred Employee was participating immediately prior to the Closing; provided, however, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits.

     (b) Medical, Dental and Life Insurance Plans. Effective as of the Closing Date, each U.S. Transferred Employee and their eligible dependents who are participating in the Sellers' welfare benefit plans shall become entitled to participate in the medical, dental, life insurance and other welfare benefit plans sponsored by the Purchaser or its Affiliates on the Closing Date. To the extent that any welfare benefit plan in which any U.S. Transferred Employee participates after the Closing Date (i) imposes any pre-existing condition limitation, such condition shall be waived or (ii) has a deductible or requires a co-payment by the U.S. Transferred Employee that is subject to maximum out-of-pocket limitation, each U.S. Transferred Employee will receive credit for any co-payments and deductibles for any costs paid during the portion of the relevant plan year or other period preceding the Closing in which the Closing Date occurs which have been submitted to the plan administrator of the Purchaser's welfare benefit plans as of the 90th day following the Closing Date. The Purchaser shall provide notification to all U.S. Transferred Employees if any co-payments or deductibles for any period preceding the Closing must be submitted to the plan administrator of the Purchaser's welfare benefit plans as of the 90th day following the Closing Date. The Purchaser shall not be responsible for medical, dental and other welfare benefit claims incurred, but not paid, in the ordinary course on or prior to the Closing Date with respect to U.S. Transferred Employees, which shall remain the responsibility of the Sellers.

     (c) COBRA. The Purchaser shall assume all responsibility for providing benefits required under Part 6 of Title I of ERISA ("COBRA Benefits") in respect of qualifying events occurring after the Closing for U.S. Transferred Employees and their qualified beneficiaries.

     (d) Vacation. The Purchaser shall provide, without duplication of benefits, all Transferred Employees and U.K. Designated Employees who were employees of the Sellers, the Company or SAP Thai immediately prior to the Closing Date with paid vacation time rather than cash in lieu of vacation time for all vacation earned and unpaid through the Closing Date.

     (e) Miscellaneous. No employee or any other Person (except the parties to this Agreement) shall be entitled to assert any claim against the Purchaser, the Company, SAP Thai or any of the Sellers relating to the employment, compensation, employee benefits or benefit plans or programs based on or arising from any provisions of this Agreement.

     SECTION 6.04. Pension Plans. Effective as of the Closing Date, the U.S. Transferred Employees shall be considered terminated participants in accordance with the terms of the Parent Savings Plan (the "Seller Defined Contribution Plan") and the Parent Pension Plan (the "Seller Defined Benefit Plan"; and together with the Seller Defined Contribution Plan, the "Seller Pension Plans") and as soon as administratively practical following the Closing Date, Parent shall take all such action as may be required to achieve this result, including, without limitation, advising participants in the Seller Pension Plans who are U.S. Transferred Employees of their right to elect to receive a rollover distribution of their individual nonforfeitable account balances and nonforfeitable accrued benefits, respectively, in accordance with the terms of the Seller Pension Plans by reason of the transactions contemplated by this Agreement, which distribution or distributions may to the extent permitted by Law be transferred by the participant to the Purchaser Salaried Employees' Savings Plan (the "Purchaser Defined Contribution Plan") in a directed rollover; provided, however, that the Seller Pension Plans shall not be required to permit distributions or transfers by U.S. Transferred Employees to the extent that such distributions or transfers would adversely affect the qualified status of the Seller Pension Plans. Parent and the Purchaser may agree to allow participants to elect direct rollover distributions from the Seller Pension Plans to the Purchaser Defined Contribution Plan. U.S. Transferred Employees who are participants in the Seller Pension Plans shall be 100% vested in their accrued benefits and individual account balances under the Seller Pension Plans as of the Closing Date. Effective as of the Closing Date, the Purchaser shall amend the Purchaser Defined Contribution Plan to the extent necessary to enable U.S. Transferred Employees who were participants in the Seller Pension Plans to elect rollover distributions, which in the discretion of the plan administrator for the Purchaser Defined Contribution Plan, may include any outstanding loan notes from the Seller Defined Contribution Plan in accordance with Section 402 of the Code. In order to rollover an outstanding loan note, U.S. Transferred Employees shall be required to execute (i) an acknowledgment that the Purchaser Defined Contribution Plan will be substituted for the Seller Defined Contribution Plan as the obligee of the loan note, (ii) a payroll authorization form and (iii) any other forms deemed necessary by the plan administrator for the Purchaser Defined Contribution Plan. No other assets shall be transferred from the Seller Pension Plans to the Purchaser Defined Contribution Plan other than as specified herein. All directed rollovers between the Seller Pension Plans and the Purchaser Defined Contribution Plan will be in the form of cash. Service of the U.S. Transferred Employees prior to the Closing Date which was recognized under the Seller Pension Plans shall be credited to the U.S. Transferred Employees for purposes of eligibility and vesting under the Purchaser Defined Contribution Plan.

     SECTION 6.05. U.S. Employee Information. No later than ten (10) calendar days after the Closing Date, Parent shall furnish to the Purchaser the following information with respect to each U.S. Transferred Employee, as applicable:

          (a) social security number;

          (b) years and months of service as of the Closing Date; and

          (c) base salary and bonus for the three calendar years immediately preceding the Closing Date and current base salary.

     SECTION 6.06. Workers' Compensation Obligation for U.S. Transferred Employees. With respect to U.S. Transferred Employees, the Sellers shall retain and shall assume and be responsible for any and all workers' compensation benefits in connection with claims which are incurred on or before the Closing Date, and the Purchaser shall assume, bear and discharge all liabilities for workers' compensation benefits in connection with claims incurred after the Closing Date.

     SECTION 6.07. Provisions Relating to U.K. Employees. (a) Each employee of the Company and the Sellers with respect to the SAP Business whose normal place of work is the United Kingdom who is listed on Section 6.07 of the Disclosure Schedule shall hereinafter be referred to as a "U.K. Designated Employee".

     (b) The Purchaser  acknowledges  that the Acquired Rights Directive (77/187
EEC) as enacted in the Member States of the European Union and similar Laws in other jurisdictions which safeguard the rights of employees in transfers of undertakings, businesses or parts of businesses (collectively, the "Transfer Laws") may operate to automatically transfer all or some of the U.K. Designated Employees to the Purchaser. If any contract of employment of a Person who is not a U.K. Designated Employee of the Purchaser has effect as if originally made between the Sellers and such Person as a result of the application of the Transfer Laws: (i) then such Seller may, within thirty (30) days of becoming aware of the application of the Transfer Laws to such contract, give notice to such Person to terminate such contract and (ii) any losses arising out of or in connection with such contract to the date of such termination shall be assumed or retained by the Sellers and shall be Excluded Liabilities.

     (c) The Sellers and the Purchaser shall comply with their respective obligations under the Transfer Laws, including, without limitation, the provision of information to and/or consultation with representatives of the U.K. Designated Employees in relation to the transactions contemplated under this Agreement whether pursuant to the Transfer Laws or any other legal requirement as enacted in the Member States of the European Union and similar Laws in other jurisdictions or any collective agreement or otherwise.

     (d) The employment of each U.K. Designated Employee shall, at the Closing Date, be transferred to the Purchaser in accordance with the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) (the "U.K. Regulations"), which are in force in the United Kingdom to implement the Acquired Rights Directive in the United Kingdom.

     (e) Effective as of the Closing Date, the U.K. Designated  Employees shall:
(i) be offered membership in a retirement benefits scheme nominated by the Purchaser (the "Purchaser's Scheme") subject to satisfying its eligibility provisions and (ii) be permitted to transfer the value of their past service pension rights secured under the pension arrangements operated by the Sellers to the Purchaser's Scheme, provided that the exempt approved status of the Purchaser's Scheme under the Income and Corporation Taxes Act 1988 is not adversely affected by such transfer.

     SECTION 6.08. Provisions Relating to Thai Employees. (a) Each Transferred Employee who is employed by SAP Thai within Thailand (and who is listed on Section 6.01 of the Disclosure Schedule) shall hereinafter be referred to as a"Thai Transferred Employee".

     (b) The Sellers and the Purchaser shall comply with their respective obligations under any Laws relating to the transfer of employment of the Thai Transferred Employees.

     (c) The employment of each Thai Transferred Employee shall, at the Closing Date, be transferred to the Purchaser in accordance with any regulations regarding such transfer which are in force in Thailand.

     SECTION 6.09. Retained Obligations of Parent. Parent expressly agrees to retain (i) all obligations or Liabilities with respect to the employees who are not Transferred Employees or U.K. Designated Employees and (ii) any obligations or Liabilities of Parent or any of its Affiliates with respect to any former employee of the SAP Business or as a result of actions taken by, or omissions of, Parent or any of its Affiliates prior to the Closing Date with respect to any Transferred Employee or U.K. Designated Employee.

     SECTION 6.10 Employee Stock Options. (a) Effective on or prior to the Closing Date, Parent shall cause each vested and unvested stock option to purchase shares of Parent common stock (each a "Stock Option") that was granted to Transferred Employees and U.K. Designated Employees pursuant to the Stock Option Plans (other than unvested stock options granted pursuant to the Chemdal U.K. 1995 Share Option Scheme) or otherwise that remains outstanding on the Closing Date to become fully vested and exercisable and to remain exercisable for a period of at least 90 days following the Closing Date; provided, however, that such 90 day period shall not extend beyond the term of the Stock Option as set forth in the relevant Stock Option Plan or stock option agreement.

     (b) To the extent any required U.K. Inland Revenue approvals can reasonably be obtained prior to the Closing Date that will permit any and all amendments to the Chemdal U.K. 1995 Share Option Scheme necessary to provide for the full vesting and immediate exercise of all outstanding Stock Options granted thereunder, then, effective on or prior to the Closing

Date, Parent shall cause each outstanding Stock Option that was granted to Transferred Employees and U.K. Designated Employees pursuant to the Chemdal U.K. 1995 Share Option Scheme to become fully vested and immediately exercisable and to remain exercisable for a period of at least 90 days following the Closing Date; provided, however, that such 90 day period shall not extend beyond the term of the Stock Option as set forth in the Chemdal U.K. 1995 Share Option Scheme or the related stock option agreement. In the event that such U.K. Inland Revenue approvals cannot be obtained at least 3 Business Days prior to the Closing Date, Parent may, in its discretion:

          (i) take such action as may be necessary to cause each Stock Option granted pursuant to the Chemdal U.K. 1995 Share Option Scheme that is held by a Transferred Employee or U.K. Designated Employee and that remains outstanding on the Closing Date (an "Unvested Stock Option") to be automatically replaced effective as of the Closing Date with a stock option granted pursuant to another Stock Option Plan or any successor plan (a "Substituted Stock Option"). Such Substituted Stock Option shall be subject to the same terms and conditions as the replaced Stock Option granted pursuant to the Chemdal U.K. 1995 Share Option Scheme (including, without limitation, the exercise price of such Stock Option); provided, however, that such Substituted Stock Option shall be fully vested and immediately exercisable as of the Closing Date and shall remain exercisable for a period of at least 90 days following the Closing Date. As promptly as practicable after the Closing Date, Parent shall issue to each holder of a Substituted Stock Option a document evidencing such Substituted Stock Option; or

          (ii) within 3 Business Days following the Closing Date, pay a special cash bonus to each Transferred Employee or U.K. Designated Employee who holds an Unvested Stock Option in an amount equal to the product of (y) the number of shares of Parent common stock subject to such Unvested Stock Option and (z) the excess, if any, of the closing price on the New York Stock Exchange of Parent common stock on the last trading day immediately prior to the Closing Date over the exercise price per share of Parent common stock subject to such Unvested Stock Option.

     (c) Parent shall use all reasonable efforts to cause each holder of an Unvested Stock Option to consent to the cancellation of such Unvested Stock Option in consideration of the payment or the Substituted Stock Option, as applicable, and as provided for in subparagraph (b)(i) and (ii) above and Parent may require such consent as a condition to such payment or Substituted Stock Option. The Company, SAP Thai, the Sellers and the Purchaser shall cooperate to take all such action as may be necessary to carry out the terms of Section 6.10.

                                   ARTICLE VII

                                   TAX MATTERS

     SECTION 7.01. Indemnity. (a) Parent agrees to indemnify on an After-Tax Basis and hold harmless the Purchaser, each of its Subsidiaries, the Company and SAP Thai against the following Taxes and against any loss, damage, liability or expense, including reasonable costs for in-house or outside attorneys, accountants and other consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company, SAP Thai or attributable to the SAP Assets or the SAP Business with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company, SAP Thai or attributable to the SAP Assets or the SAP Business which are allocable, pursuant to Section 7.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on the Seller, the Other Sellers, any of their Subsidiaries or any member of any affiliated group with which the Company or SAP Thai files or has filed a Tax return on a consolidated, unitary or combined basis for a taxable period (or portion of a taxable period) ending on or before the Closing Date; (iv) Taxes imposed on the Purchaser, any of its Subsidiaries, the Company or SAP Thai as a result of any breach of warranty or misrepresentation under Section 3.23; and (v) Taxes resulting from any election described in Section 7.07 of this Agreement.

     (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.06), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

          (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, SAP Thai or the SAP Assets or that are otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

     (c) Refunds of any Taxes paid by Parent or its Affiliates by or on behalf of the Company or SAP Thai relating to any taxable period, or any portion of any taxable period, ending on or prior to the Closing Date, shall be for the account of Parent and its Affiliates (and will promptly be paid by Purchaser and its Affiliates, if received by them, to Parent), except to the extent that such refunds were reflected in the Statement of Working Capital.

     SECTION 7.02. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, Parent shall prepare and file or otherwise furnish in proper form to the appropriate governmental or taxing authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company, SAP Thai, the SAP Assets or the SAP Business that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same for any Returns for which it or the Company or SAP Thai are responsible for any taxable period that ends after the Closing Date). Returns of the Company or SAP Thai not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company or SAP Thai (except to the extent counsel for Parent or the Purchaser renders a legal opinion that there is no reasonable basis in Law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser or Parent with respect to the Company or SAP Thai or attributable to the SAP Assets or the SAP Business, and as to which an amount of Tax is allocable to the other party under Section 7.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 7.01(b), together with appropriate supporting information and schedules, at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return. Such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return, and the reasonable comments of such other party and its authorized representatives shall be considered by the filing party in good faith.

     (b) Parent shall pay or cause to be paid when due and payable all Taxes with respect to the Company or SAP Thai or attributable to the SAP Assets or the SAP Business for any taxable period ending on or before the Closing Date, and the Purchaser shall so pay or cause to be paid Taxes with respect to the Company or SAP Thai, or for which the Purchaser is responsible in respect of the SAP Business or the SAP Assets, for any taxable period ending after the Closing Date (subject to the Purchaser's right of indemnification from Parent by the date set forth in Section 7.04 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 7.01(a) and 7.01(b)).

     SECTION 7.03. Contests. (a) After the Closing, the Purchaser shall promptly notify Parent in writing of any notice received by the Purchaser or any of its Subsidiaries of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or any of its Subsidiaries, or of the Company or SAP Thai, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VII. If, following the receipt by the Purchaser or any of its Subsidiaries of notice of such a proposed assessment or claim, the Purchaser fails to give Parent the prompt notice required by the preceding sentence of this Section 7.03, then (i) if Parent is precluded by such failure from contesting the asserted Tax liability in question, Parent shall not have any obligation to indemnify the Purchaser under this Article VII for any loss or damage arising out of such asserted Tax liability, and (ii) if Parent is not precluded from contesting the asserted Tax liability in question, but such failure results in a monetary detriment to Parent, any amount which Parent otherwise would be required to pay the Purchaser pursuant to this Article VII with respect to such liability shall be reduced by the amount of such detriment.

     (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that Parent acknowledges in writing its liability under this Agreement to hold the Purchaser and its Subsidiaries and the Company and SAP Thai harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 7.01(b) to the portion of such year ending on or before the Closing Date), Parent shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which Parent has acknowledged its liability; the Purchaser also may participate in any such audit or proceeding and, if Parent does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, without limitation, settling such audit or proceeding after giving five days' prior written notice to Parent setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which Parent has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

     (c) With respect to issues relating to a potential adjustment for which both Parent (as evidenced by its acknowledgment under this Section 7.03) and any of the Purchaser, one of its Subsidiaries or the Company or SAP Thai could be liable, (i) each party may participate in the audit or proceeding and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VII by the Purchaser and Parent.

     (d) Neither the Purchaser nor Parent shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser and Parent agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.

     SECTION 7.04. Time of Payment. Payment by Parent of any amounts due under this Article VII in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which Parent is responsible under Sections 7.01(a) and 7.01(b) without regard to whether the Return shows overall net income or loss for such period and (ii) within three Business Days following an agreement between Parent and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by Parent of any amounts due under this Article VII shall be made within five Business Days after the date when Parent has been notified by the Purchaser that Parent has a liability for a determinable amount under this Article VII and is provided with calculations or other materials supporting such liability.

     SECTION 7.05. Cooperation and Exchange of Information. Parent and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase the Company or SAP Thai or any part of the SAP Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Parent and the Purchaser shall each make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Parent and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company or SAP Thai or of the SAP Assets or SAP Business, for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 7.05 shall be kept confidential except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 7.06. Conveyance Taxes. The Purchaser and Parent agree to share equally any sales, use, transfer, value added, stamp, stock transfer, real property transfer or gains and any similar Taxes, and any recording, registration and other fees, incurred as a result of the transactions contemplated hereby.

     SECTION 7.07. Section 338 Election. (a) Parent agrees to join the Purchaser in making an election under Section 338(g) and 338(h)(10) of the Code, and under any comparable provisions of state, local or non-U.S. Tax Law, with respect to the sale of the Company to the Purchaser. On or prior to the Closing Date, Parent shall duly execute (or cause to be duly executed by the appropriate Subsidiary or Affiliate), and shall deliver to the Purchaser, IRS Form 8023 (or successor form), and any comparable forms that are required by applicable state, local or non-U.S. Tax Laws, for purposes of making the elections contemplated by this Section 7.07. Parent shall provide the Purchasers with reasonable cooperation in the preparation and filing of any and all such elections (and in taking all steps necessary to effectuate the same). In accordance with Section
7.01 hereof, Parent agrees to indemnify the Purchaser, its Subsidiaries, the Company or SAP Thai against all Taxes relating to such elections.

     (b) For purposes of making the elections  required by paragraph (a) of this
Section 7.07, the Purchaser shall determine the value of the tangible and intangible assets of the Company and shall provide Parent with a proposed allocation of the Purchaser's "adjusted grossed-up basis" in the Company Shares (within the meaning of the Treasury Regulations under Section 338 of the Code) to such assets within 15 days of the due date for the filing of the election under Section 338(g) and Section 338(h)(10) of the Code with respect to the sale of the Company Shares to the Purchaser (the "Allocation"). For purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations under Section 338 of the Code) among the assets of the Company, (i) if all disputes regarding the proposed Allocation are resolved by the parties on or prior to the due date for the filing of the election under Section 338(g) and
Section 338(h)(10) of the Code with respect to the sale of the Company Shares to the Purchaser, then the agreed-to Allocation shall be binding upon the Purchaser and Parent, and (ii) if the parties are unable to resolve all disputes regarding the proposed Allocation, then the Allocation shall be considered binding upon the Purchaser and Parent with respect to any items which are not in dispute, and each of Purchaser and Parent shall be responsible for determining its treatment of any disputed items. In any case, appropriate adjustments shall be made to the Allocation to reflect any Purchase Price adjustments pursuant to this Agreement or adjustments required by Law.

     SECTION 7.08. Miscellaneous. (a) Parent and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company or SAP Thai) under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes, and further agree that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an After-Tax Basis.

     (b) Any Tax sharing agreement or arrangement between Parent and any of its Subsidiaries, on the one hand, and the Company or SAP Thai, on the other hand, shall be terminated immediately prior to the Closing.

     (c) Notwithstanding any provision in this Agreement to the contrary, the obligations of Parent to indemnify and hold harmless the Purchaser, its Subsidiaries, the Company and SAP Thai pursuant to this Article VII, and the representations and warranties contained in Section 3.23, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (d) From and after the date of this Agreement, Parent shall not without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent) change, make or revoke, or cause or permit to be changed, made or revoked, any Tax election, adopt or change, or cause to permit to be adopted or changed, any method of Tax accounting, or settle or compromise, or cause or permit to be settled or compromised, any Tax liability that would materially affect the Company, SAP Thai, the SAP Assets or the SAP Business.

     (e) Each of Parent and the Purchaser shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this Article VII.

     (f) Parent shall cause the Company to deliver to the Purchaser at the Closing a statement pursuant to Regulation Section 1.897-2(h), in form and substance satisfactory to the Purchaser, duly executed and acknowledged, certifying that the Company Shares are not a U.S. real property interest within the meaning of Section 897(c)(i) of the Code, and Parent or the Other Sellers shall provide the Purchaser with statements, duly executed and acknowledged, certifying as to the facts that exempt the sale of SAP Thai and the SAP Assets from withholding in accordance with Section 1445 of the Code.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     SECTION 8.01. Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date), except where the failure to be so true and correct would not materially and adversely effect the consummation of the Closing, or otherwise prevent the Purchaser from performing its material obligations under this Agreement, and Parent shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) Covenants. Each of the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and Parent shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets contemplated hereby shall have expired or shall have been terminated;

          (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Parent, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(d) shall not apply if Parent has directly or indirectly solicited or encouraged any such Action;

          (e) Resolutions. Parent shall have received a true and complete copy, certified by the General Counsel of the Purchaser, of the written approval of the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (f) Incumbency Certificate. Parent shall have received a certificate, signed by the General Counsel of the Purchaser, certifying the names and signatures of the employees of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder and to bind the Purchaser hereby;

          (g) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of Parent in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-Laws;

          (h) Transition Services Agreement. The Purchaser shall have executed and delivered to Parent the Transition Services Agreement;

          (i) SAP Subleases. The Purchaser or one of its designated Affiliates shall have executed and delivered to Parent the SAP Subleases;

          (j) CETCO Supply Agreement. The Purchaser shall have executed and delivered to Parent the CETCO Supply Agreement;

          (k) ION Exchange License Agreement. The Purchaser shall have executed and delivered to Parent the ION Exchange License Agreement;

          (l) Certain Rebates. The Purchaser shall have paid Parent in full for the Rebates;

          (m) Acrylic Acid Supply Agreement. The Purchaser shall have executed and delivered to Chemdal U.K. the Acrylic Acid Supply Agreement, together with the related release and novation described in Section 5.15 hereof; and

          (n) License Agreement. The Purchaser shall have executed and delivered to Parent the License Agreement.

     SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Sellers contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall be true and correct in all respects as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect, and the Purchaser shall have received a certificate from each of the Sellers to such effect signed by a duly authorized officer thereof;

          (b) Covenants. Each of the covenants and agreements contained in this Agreement to be complied with by the Sellers on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate from each of the Sellers to such effect signed by a duly authorized officer thereof;

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act or under the applicable merger control or competition Laws of Germany and the United Kingdom applicable to the purchase of the Shares and the SAP Assets contemplated hereby shall have expired or shall have been terminated;

          (d) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against the Sellers or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(d) shall not apply if the Purchaser has solicited or encouraged any such Action;

          (e) Resolutions of the Sellers. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of each of the Sellers, of the resolutions duly and validly adopted by the board of directors of each of the Sellers evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as applicable;

          (f) Incumbency Certificate of the Sellers. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of each of the Sellers certifying the names and signatures of the officers of such Sellers authorized to sign this Agreement and the other documents to be delivered hereunder, as applicable;

          (g)  Resignations  of the  Directors of the Company and SAP Thai.  The
     Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company and SAP Thai, except for such Persons, if any, as shall have been designated in writing prior to the Closing by the Purchaser to Parent;

          (h) Release of Indemnity Obligations. The Purchaser shall have received the general release and discharge from Parent described in Section
     5.11 of this Agreement;

          (i) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the stockholders of Parent in accordance with applicable Law and Parent's Restated Certificate of Incorporation and By-Laws;

          (j) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or is reasonably likely to have, a Material Adverse Effect, it being understood and agreed that the termination of customer contracts shall not be considered a Material Adverse Effect for purposes of this paragraph;

          (k) Transition Services Agreement. Parent shall have executed and delivered to the Purchaser the Transition Services Agreement;

          (l) SAP Subleases. Parent or one of its designated Affiliates shall have executed and delivered to the Purchaser the SAP Subleases;

          (m) CETCO Supply Agreement. Parent shall have executed and delivered to the Purchaser the CETCO Supply Agreement;

          (n) ION Exchange License Agreement. Parent shall have executed and delivered to the Purchaser the ION Exchange License Agreement;

          (o) License Agreement. Parent shall have executed and delivered to the Purchaser the License Agreement;

          (p) Acrylic Acid Supply Agreement. Chemdal U.K. shall have executed and delivered to the Purchaser the Acrylic Acid Supply Agreement;

          (q) Tax Forms and Certificates. The Purchaser shall have received the Tax forms and certifications required to be delivered by Parent and the Other Sellers pursuant to Sections 7.07(a) and 7.08(f) of this Agreement;

          (r) Thai Plant Facility. The manufacturing facility being constructed by Parent and its Affiliates in Rayong, Thailand (the "Thai Facility") shall be delivered to the Purchaser and shall be Mechanically Complete as defined in Exhibit 5.26 attached hereto; and

          (s) Thai Recordings. Parent shall have delivered, or shall have caused to be delivered, to the Purchaser, certificates from a duly authorized officer of Parent as shall reasonably be required for the Purchaser to make the Thai Recordings, each in form and substance satisfactory to the Purchaser acting reasonably.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement and the obligations of the parties pursuant to Sections 9.02(i), 9.02(v), 9.02(viii), 9.02(ix) and 9.03(a)(i) hereof shall survive the Closing and remain in full force and effect for a period of 15 months following the Closing Date (it being understood that, subject to Sections 9.01(a), 9.01(b) and 9.01(c) hereof, and subject to the effect of any applicable statute of limitations, the obligations of the parties pursuant to the remaining provisions of Sections 9.02 and 9.03 hereof shall survive Closing indefinitely); provided, however, that (a) the representations and warranties contained in Sections 3.20, 3.21 and 3.23 shall survive for the period provided in Section 7.08(c) (it being understood that the representations and warranties contained in Sections 3.20 and 3.21 shall survive for the period provided in Section 7.08(c) only to the extent of resulting Tax liabilities and otherwise shall remain in full force and effect for a period of 15 months following the Closing Date); (b) the representations and warranties contained in
Section 3.14 and the obligations of the parties pursuant to Section 9.02(vii) hereof shall survive the Closing and remain in full force and effect until the fourth anniversary of the Closing Date; and (c) the obligations of the parties pursuant to Section 9.02(x) shall survive the Closing and remain in full force and effect until the 120th day following the expiration of the applicable statute of limitations with respect to the Loss or Liabilities in question (giving effect to any waiver, mitigation or extension thereof). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to Parent, or by Parent to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION 9.02. Indemnification by Parent. The Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by Parent for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action or investigation brought or otherwise initiated by any of them) (hereinafter, a "Loss"), arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Sellers contained in this Agreement (it being understood that for purposes of this Article IX, and except for the representations and warranties contained at
     Section 3.15 of the Agreement, such representations and warranties will be interpreted without giving effect to any qualifications or limitations as to "materiality" or "Material Adverse Effect"); or

          (ii) the breach of any covenant or agreement by the Sellers contained in this Agreement; or

          (iii) the Excluded Liabilities; or

          (iv) all Liabilities, whether arising before or after the Closing Date, arising from or relating to the Remco Businesses; or

          (v) any and all Liabilities or Losses suffered or incurred by the Purchaser or the Company or SAP Thai or the SAP Business, including by reason of or in connection with any claim or cause of action of any third party, to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company, SAP Thai, the Sellers or the SAP Business occurring or existing prior to the Closing, but only to the extent that the existence of such Liability or Loss constitutes a breach by the Sellers of their representations and warranties in this Agreement; or

          (vi) the Excluded Assets; or

          (vii) except for any Offsite Environmental Liabilities, and except for the matter specifically described in Exhibit 5.27 attached hereto which shall be resolved in the manner contemplated therein, any and all Losses or Liabilities pursuant to any Environmental Law, or related to gases occurring naturally, geologically or otherwise, in each case, arising from or related to any action, event, circumstance or condition related to the SAP Business and occurring or existing on or before the Closing Date, including, without limitation, (A) any Release of Hazardous Materials into the Environment at, to or from the SAP Real Property or any property formerly owned or operated in connection with the SAP Business, in each case on or prior to the Closing (and any additional migration of such Release after the Closing Date) to the extent such Release is in violation of any Environmental Law or is in a quantity, concentration or any other form that is reportable or requires investigation, remediation or other action pursuant to any Environmental Law, (B) any and all Environmental Claims arising at any time that relate to the SAP Business or the SAP Real Property on or prior to the Closing and (C) any and all non-compliances with or violations of any applicable Environmental Law or Environmental Permit relating to the Company, SAP Thai, the Sellers, the SAP Real
     Property or the SAP Business on or prior to the Closing (and any continuance of such non-compliance or violation after the Closing Date, except, with respect to this Section 9.02(vii)(C), to the extent (i) the Purchaser was or should have been aware of such noncompliance or violation on or before the Closing Date, or (ii) the condition constituting such noncompliance or violation is altered or changed by Purchaser and its Affiliates after the Closing Date); or

          (viii) any Losses arising from claims made by any Person in connection with the transfer of the employment of the U.K. Designated Employees, or as a result of the subsequent expiry of notice given to them by the Sellers, or arising from any earlier termination of any Person's employment (whether such claim shall be for wrongful or unfair dismissal, statutory gross redundancy payments, contractual or other redundancy payment, compensation for failure to consult, pay in lieu of notice, dismissal at common law or otherwise) and from and against all actions, losses, costs, claims, proceedings, demands, judgments, liabilities and expenses incurred or suffered by the Purchaser in connection with or as a result of any liability or obligation to any U.K. Designated Employee in relation to the foregoing (it being understood that Parent shall have no obligation to indemnify a Purchaser Indemnified Party for any Losses specifically arising out of, or specifically attributed to, the Purchaser satisfying its obligations under Article VI hereof); or

          (ix) any Losses arising out of any breach prior to the Closing Date by the Sellers of the U.K. Regulations or of any obligation in connection with or under any contract of employment of any U.K. Designated Employee to the extent that the event giving rise to the cause of action in respect of any such claim arose prior to the Closing Date; or

          (x) any claim that the manufacture, use, importation, offering for sale or sale of Indemnified Products infringes the * Patents, notwithstanding the inclusion of such matters on the Disclosure Schedule, but only to the extent of the Losses arising from the aggregate volumes of Indemnified Products that the manufacturing facilities included in the SAP Businesses were capable of manufacturing as of the Closing Date (including, for this purpose, the anticipated production capacity of 20,000 metric tons annually in the Thai Facility); provided, however, that the Purchaser agrees to reasonably cooperate with Parent, at Parent's cost, in responding to and defending any such assertion of infringement or infringement claims; and provided, further, however, that the Purchaser acts in a commercially reasonable manner (which shall not require the Purchaser to impair or jeopardize the SAP Business) to mitigate the Losses that result from or potentially could result from such infringement or alleged infringement; or

          (xi) any Loss or Liability arising out of any expenditures or amounts payable in connection with construction of the Thai Facility in accordance with the Thai Facility Construction Contracts.

     SECTION 9.03. Indemnification by the Purchaser. (a) Subject to the provisions of Section 9.03(b), Parent, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of Parent, its Affiliates and their successors and assigns (each, a

"Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all Losses arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement; or

          (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement; or

          (iii) any Assumed Liabilities; or

          (iv) any third party claims to the extent arising primarily out of, or relating primarily to, the conduct of the SAP Business before or after the Closing, except (i) to the extent that Parent is obligated to indemnify the Purchaser with respect to such Losses pursuant to Sections 9.02 and 7.01 hereof, or (ii) as otherwise contemplated by this Agreement (it being understood that the Purchaser shall have no obligation to indemnify a Seller Indemnified Party hereunder for any Losses to the extent actually paid, satisfied or resolved prior to the date hereof ); or

          (v) any claim arising out of the employment or discharge at any time on or after the Closing Date by the Purchaser, the Company or SAP Thai of any employee listed on Section 6.01 of the Disclosure Schedule and Section
     6.08 of the Disclosure Schedule attached hereto or otherwise, including, without limitation, any failure by the Purchaser to satisfy its obligations under Article 6 hereof, and any severance amounts payable to such employees arising as a result of his or her discharge or termination of employment by the Purchaser, the Company or SAP Thai following the Closing Date; or

          (vi) subject to the terms of Section 9.02(viii), any Losses arising from claims made by any U.K. Designated Employees against the Sellers in connection with the transfer of their employment pursuant to the U.K. Regulations or as a result of any termination of their employment by the Purchaser (whether such claim shall be for wrongful or unfair dismissal, redundancy payment or dismissal at common law or otherwise) where such termination takes place after the Closing Date.

     (b) Notwithstanding anything to the contrary contained in Section 9.03(a) herein, in the event the Purchaser is required to indemnify a Seller Indemnified Party for any Loss pursuant to this Article IX, the Purchaser shall not have any obligation or otherwise be required to pay any amount to such Seller Indemnified Party on account of such Loss unless and until the Seller Indemnified Party has used its reasonable efforts to access any of its (or any of its Affiliate's) applicable insurance policies in a manner that is consistent with the terms of such policies, such reasonable efforts to include, without limitation, the Seller Indemnified Party using reasonable efforts to pursue any claims denied under such applicable insurance policies; provided, however, that, subject to the provisions of Section 9.05(b), the Purchaser shall then only be obligated to pay the Seller Indemnified Party
(i) the amount, if any, equal to the difference between the amount the Purchaser would otherwise have been required to pay to such Seller Indemnified Party hereunder and the aggregate amount of any insurance proceeds actually paid to the Seller Indemnified Party on account of the Loss giving rise to the Purchaser's obligation to reimburse the Seller Indemnified Party, and (ii) the aggregate amount of any deductible payments actually paid by the Seller Indemnified Party to an insurance carrier in connection with accessing any applicable insurance policies.

     SECTION 9.04. Indemnification Procedures. A Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (for purposes of this Article IX, an "Indemnified Party"), shall give the indemnifying party under Section 9.02 or 9.03, as applicable (for purposes of this Section 9.04, an "Indemnifying Party"), prompt written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, and in any case within 60 days of such determination, stating the amount of the claim, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such written notice; provided, however, that if such notice of a Third Party Claim is in the form of a Complaint (or other similar legal document commencing litigation), the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within 15 days of the receipt by the Indemnified Party of such Complaint (or other similar document); provided, further, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives written notice of its intention to do so to the Indemnified Party within 90 days of the receipt of such written notice from the Indemnified Party (it being understood that, during such 90 day period, the Indemnifying Party may assume and control the defense of such Third Party Claim at its own expense and through counsel of its choice, and, regardless of whether the Indemnifying Party has assumed control of the defense during the 90 day period, the Indemnified Party may not settle such Third Party

Claim during such 90 day period without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, unless the Indemnifying Party is given a full and complete release of any and all liability by all relevant parties relating thereto); provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. If, prior to the expiration of such 90 day period, the Indemnifying Party does not acknowledge in writing its obligation to indemnify the Indemnified Party for any Losses which may result from the Third Party Claim, the Indemnified Party (i) may elect to assume and control the defense of such Third Party Claim at the Indemnifying Party's expense; and (ii) the Indemnified Party shall have the right to settle such Third Party Claim without the consent of the Indemnifying Party after reasonable prior written notice to the Indemnifying Party of the material terms of such proposed settlement. In the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. In the event the Indemnifying Party elects to control the defense of any Third Party Claim by notifying the Indemnified Party of such decision within the 90 day period provided above, then
(x) the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party and (y) the Indemnifying Party may not settle such Third Party Claim without the prior consent of the Indemnified Party, such consent not to be unreasonably withheld, unless the Indemnified Party is given a full and complete release of any and all liability by all relevant parties relating thereto. If the Indemnifying Party shall elect to assume the defense of a Third Party Claim by notifying the Indemnified Party of its obligation to indemnify such party during the 90 day period as provided above, then it shall do so at its own expense; provided, however, that all other matters described above as being at the expense of the Indemnifying Party shall only become payable by the Indemnifying Party if, when and to the extent that the Indemnifying Party is ultimately determined to be obligated to indemnify the Indemnified Party pursuant to this Article IX.

     SECTION 9.05. Limits on Indemnification. (a) Any indemnity payment required to be made under this Agreement shall include any amount necessary to hold the Indemnified Party harmless on an After-Tax Basis.

     (b)  Notwithstanding  anything to the contrary contained in this Agreement,
(i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.02(i), 9.02(v), 9.02(vii) or 9.03(a)(i) hereof, as applicable, unless and until the aggregate amount of Losses incurred by an Indemnified Party or group of Indemnified Parties pursuant to all claims made pursuant to all such Sections in the aggregate equals or exceeds $5,000,000, after which the Indemnifying Party shall be liable only for those Losses in excess of $5,000,000, (ii) no Losses shall be claimed under Sections 9.02(i), 9.02(v), 9.02(vii) or 9.03(a)(i) by an Indemnified Party or group of Indemnified Parties or shall be reimbursable by an Indemnifying Party pursuant to this
Article IX, or shall be included in calculating  the aggregate  Losses in clause
(i) of this paragraph, other than Losses in excess of $150,000 resulting from any single or aggregated claims arising out of the same facts, event or circumstances and (iii) in no event shall the Indemnifying Party be liable for aggregate Losses arising under Section 9.02(i), 9.02(v), 9.02(vii), 9.02(x), 9.02(xi) or 9.03(a)(i), as applicable, in excess of the Purchase Price.

     SECTION 9.06. Waiver of Other Remedies. The rights and remedies provided in this Agreement are cumulative, but absent fraud, shall be the exclusive remedies of the parties hereto with respect to claims for monetary damages related to the matters addressed herein and with respect to the transactions contemplated hereby, and the parties shall have no other liability for monetary damages to each other under any statutory or common law right; provided, however, that nothing herein shall be construed as limiting the right of a party hereto to equitable relief, other than monetary damages, for a breach of this Agreement. Any election of one available remedy by a party hereto shall not constitute a waiver of any other available remedy. An Indemnified Party may claim indemnification hereunder for consequential damages; provided, however, that an Indemnified Party shall not claim indemnification for lost profits.

                                    ARTICLE X

                             TERMINATION AND WAIVER

     SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that is reasonably likely to result in a Material Adverse Effect or (ii) Parent, the Company, SAP Thai or an Other Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent, the Company, SAP Thai or an Other Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization, and such proceeding is not dismissed within 90 days; or

          (b) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement, or if any representation or warranty of the Sellers shall have become untrue, in either case, such that the conditions set forth in
     Section 8.02(a) or Section 8.02(b) would not be satisfied ("Terminating Sellers' Breach"); provided, however, that, if such Terminating Sellers' Breach is curable by the Sellers through the exercise of their reasonable efforts and for so long as the Sellers continue to exercise such reasonable efforts, the Purchaser may not terminate this Agreement under this Section 10.01(b); or

          (c) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in Section 8.01(a) or Section 8.01(b) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of its reasonable efforts and for so long as the Purchaser continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 10.01(c); or

          (d) by either Parent or the Purchaser if the Closing shall not have occurred by May 31, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (e) by the Purchaser or Parent if, at such time as this Agreement is submitted for approval to a vote of the stockholders of Parent, Parent's stockholders vote against approval and adoption of this Agreement; or

          (f) by either the Purchaser or Parent in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (g) by Parent in order to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that (x) Parent must provide the Purchaser with written notice of such Superior Proposal, including a reasonable description of the material terms thereof, and (y) Parent shall not take any action in respect of such Superior Proposal, including terminating this Agreement or entering into an agreement relating to the Superior Proposal, for a period of five Business Days following receipt of such notice by the Purchaser and until such time as Parent's Board of Directors has considered any response to such notice provided by the Purchaser to Parent during such five Business Day period; provided, further, however, that no such termination by Parent pursuant to this
     Section 10.01(g) shall be effective until after Parent has paid the Purchaser the Fee (as defined herein) set forth in Section 10.03 of this Agreement; or

          (h) by the mutual written consent of Parent and the Purchaser.

     SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(a) as set forth in Sections 5.03 and 10.03 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 10.03. Fees and Expenses. (a) In the event that:

          (i) (x) this Agreement is terminated pursuant to Section 10.01(e) and at or prior to the time of the vote of Parent's stockholders with respect to the Agreement, an Acquisition Proposal shall have been made public and
     (y) Parent enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, in each case within 12 months after such termination of this Agreement; or

          (ii) this Agreement is terminated pursuant to Section 10.01(g); or

          (iii) (x) this Agreement is terminated for any reason, other than pursuant to Section 10.01(a)(i), Section 10.01(a)(ii), Section 10.01(c),
     Section 10.01(f) or Section 10.01(h), and (y) Parent enters into an agreement with respect to a Superior Proposal, or a Superior Proposal is consummated, in each case within 12 months after such termination of this Agreement;

then, in any such event, Parent shall pay the Purchaser a fee of U.S.$20,000,000 (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined). Should the Fee and Expenses become payable to the Purchaser pursuant to (x) Section 10.03(a)(i), then Parent shall pay such Fee and Expenses to the Purchaser promptly (but in no event later than one Business Day after consummation of the Acquisition Proposal), or (y) Section 10.03(a)(iii), then Parent shall pay such Fee and Expenses to the Purchaser promptly (but in no event later than one Business Day after consummation of the Superior Proposal) or (z) Section 10.03(a)(ii), then Parent shall pay such Fee and Expenses to the Purchaser prior to termination of the Agreement pursuant to
Section 10.01(g). For the purposes of this Section 10.03(a), "Expenses" shall mean all out-of-pocket expenses and fees up to U.S.$3,000,000, in the aggregate (including, without limitation, fees and expenses payable to all banks and investment banking firms and all fees of counsel, accountants, experts and consultants to the Purchaser) actually incurred or accrued by, or on behalf of, the Purchaser in connection with this Agreement and the transactions contemplated hereby.

     (b) In the event that Parent shall fail to pay the Fee and any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued (including, without limitation, fees and expenses of counsel) by the Purchaser in connection with the collection under and enforcement of this Section 10.03, together with interest on such unpaid Expenses and Fee, commencing on the date that the Expenses and such Fee, as applicable, became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.01. Expenses. Except as otherwise provided in Sections 5.06(a), 7.06, and 10.03, and as otherwise may be contemplated by this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy, cable, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  if to the Purchaser:

                           BASF Aktiengesellschaft
                           Carl-Bosch-Strasse 38
                           67056 Ludwigshafen
                           Germany
                           Telecopier No.:  011-49-621-609-2502
                           Attention:  Mr. Harald Schultheiss

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Telecopier No:  (212) 848-7179
                           Attention:  Peter D. Lyons, Esq.

                  with a copy to:

                           BASF Corporation
                           3000 Continental Drive North
                           Mount Olive, NJ  07828-1234
                           Telecopier No.:  (973) 426-3052
                           Attention:  Mr. Cenan Ozmeral
                  if to Parent:

                           AMCOL International Corporation
                           One North Arlington
                           1500 West Shure Drive
                           Arlington Heights, IL  60004
                           Telecopier No.:  (847) 394-8730
                           Attention:  Mr. Paul Shelton

                  with a copy to:

                           Lord, Bissell & Brook
                           115 South La Salle Street
                           Chicago, Illinois  60603
                           Telecopier No:  (312) 443-0336
                           Attention:  Clarence O. Redman, Esq.

     SECTION 11.03. Public Announcements. The Purchaser and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement on such press release, except as may be required by Law or any listing agreement with a national securities exchange to which the Purchaser or Parent is a party.

     SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 11.06. Entire Agreement. This Agreement and the Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and, except for the Confidentiality Agreement, supersede all prior agreements and undertakings, both written and oral, between Parent and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 11.07. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of the Purchaser, provided, however, that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     SECTION  11.08.  Third Party  Beneficiaries.  Except for the  provisions of
Article IX and Article VII relating to Indemnified Parties, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 11.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent and the Purchaser or (b) by a waiver in accordance with Section 11.10.

     SECTION 11.10. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby, and shall thereafter, except as otherwise specified in such writing, operate as a waiver (or satisfaction) of such condition for all purposes of this Agreement. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in Wilmington. The parties hereto hereby (i) submit to the exclusive jurisdiction of any Delaware state or federal court sitting in Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and
(ii) waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

     SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, Parent and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            AMCOL INTERNATIONAL CORPORATION



                                            By:    /s/ John Hughes
                                            Name:  John Hughes
                                            Title: Chairman & CEO


                                            BASF AKTIENGESELLSCHAFT



                                            By:    /s/ Jorg Buchmuller
                                            Name:  Jorg Buchmuller
                                            Title: Director, Legal


                                            BASF AKTIENGESELLSCHAFT



                                            By:    /s/ Harald Schultheiss
                                            Name:  Harald Schultheiss
                                            Title: Director

                                     ANNEX B


                        [Schroder & Co. Inc. Letterhead]


                                                     November 22, 1999



The Board of Directors
AMCOL International Corporation
1500 West Shore Drive
Suite 500
Arlington Heights, IL 60004

Members of the Board of Directors:

We understand that AMCOL International Corporation ("AMCOL" or the "Company") is entering into a transaction (the "Transaction") pursuant to which the Company would sell substantially all of the assets and certain liabilities (as described in the Agreement (as defined below)) associated with the Superabsorbent Polymers Business (the "SAP Business") to BASF AG ("BASF") for cash consideration of $656.5 million, subject to adjustment as provided in the Agreement (the "Transaction Consideration"). The Agreement provides for an adjustment of the Transaction Consideration to the extent that the actual net working capital of the SAP Business is greater or less than the targeted working capital amount as indicated by management of approximately $34,175,000.

You have requested that Schroder & Co. Inc. ("Schroders") render an opinion (the "Opinion"), as investment bankers, as to the fairness to AMCOL, from a financial point of view, of the Transaction Consideration being paid to AMCOL.

Schroders, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Schroders has acted as financial advisor to AMCOL with respect to the Transaction for which we will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction.

In connection with the Opinion set forth herein, we have, among other things:

     1. Reviewed certain publicly available business and financial information relating to AMCOL and the SAP Business that we deemed relevant;

     2.   Reviewed  certain   unaudited   historical   financial  and  operating
          information relating to the SAP Business provided to us by AMCOL;

     3. Reviewed certain other information, including financial and operating forecasts of the SAP Business, provided to us by AMCOL;

     4. Held discussions with senior management and representatives of AMCOL regarding the business, operations and prospects of the SAP Business and its products;

     5. Reviewed a draft Asset Purchase Agreement dated November 19, 1999, between AMCOL and BASF relating to the Transaction (the "Agreement");

     6. Performed various valuation analyses, as we deemed appropriate, of the SAP Business using generally accepted analytical methodologies, including (i) the application to the financial results of the SAP Business of the public trading multiples of companies which we deemed comparable; (ii) the application to the financial results of the SAP Business of the multiples reflected in recent mergers and acquisitions for businesses which we deemed comparable; (iii) discounted cash flow analyses of the SAP Business' operations and (iv) leveraged buyout analysis of the SAP Business' operations;

     7. Considered the results of solicitations of interest from third parties regarding potential business combinations involving the SAP Business; and

     8. Performed such other financial studies, analyses, inquiries and investigations, as we deemed appropriate including an assessment of the current economic and market conditions.

In rendering the Opinion, we have assumed and relied upon the accuracy and completeness of all information (including the assumptions and bases used in connection with preparation of forecasts and projections) supplied or otherwise made available to us by the Company and the SAP Business or obtained by us from publicly available sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have also assumed that there will be no decrease in the Transaction Consideration as a result of the working capital adjustment provided for in the Agreement. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the SAP Business, or been furnished with any such appraisals. With respect to financial forecasts for the SAP Business, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment as to the expected future financial performance of the SAP Business.

You have advised us that the Company does not disclose internal forecasts or projections of the type provided to Schroders and therefore such forecasts and projections were not prepared with expectation of public disclosure. You have advised us that such forecasts and projections were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions.
Accordingly, actual results could vary significantly from those set forth in such projections.

The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

In the ordinary course of our business, we may hold and actively trade debt or equity securities of AMCOL for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Transaction or any aspect thereof. The Opinion relates solely to the fairness from a financial point of view of the Transaction Consideration being paid to AMCOL. We have not taken into account nor are we opining on any tax liabilities related to or resulting from the Transaction which the Company may incur. We express no opinion herein as to the structure, terms or effect of any other aspect of the Transaction or as to the merits of the underlying decision of the Company to enter into the Transaction.

This letter is for the information of the Board of Directors of AMCOL solely for its use in evaluating the fairness from a financial point of view of the Transaction Consideration being paid to AMCOL. It may not be used for any other purpose or referred to without our prior written consent.

Based upon and subject to all of the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Transaction Consideration being paid is fair, from a financial point of view, to AMCOL.

                                                     Very truly yours,


                                                     /s/SCHRODER & CO. INC.